Registration No. 333-______

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Sharps Technology, Inc.

(Exact name of registrant as specified in its charter)

Nevada	3841	82-3751728
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Sharps Technology, Inc.

105 Maxess Road, Ste. 124

Melville, New York 11747

(631) 574 -4436

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Robert M. Hayes

Chief Executive Officer

Sharps Technology, Inc.

105 Maxess Road, Ste. 124

Melville, New York 11747

(631) 574 -4436

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Arthur Marcus, Esq.

Sichenzia Ross Ference LLP

1185 Avenue of the Americas

New York, NY 10036

(212) 930-9700

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant will file a further amendment which specifically states that this registration statement will thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement will become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	OCTOBER 16, 2023

11,331,482 Shares of Common Stock Offered by the Selling Stockholders

This prospectus relates to the offering and resale by the selling stockholders identified herein of up to 11,331,482 shares of common stock issued or issuable to such selling stockholders including (i) 2,581,479 shares of our common stock issuable upon exercise of pre-funded warrants, (ii) 8,750,003 shares of common stock issuable upon the exercise of outstanding warrants (“SS Warrants”, as defined in the Selling Stockholders’ section, beginning on page [49] of this prospectus);. The shares described in the preceding sentence, under (i) and (ii) shall collectively be referred to as the “Common Units”. Please see “Private Placement of Pre-funded Warrants and Warrants” beginning on page [48] of this prospectus.

We will not receive any proceeds from the selling stockholders. Upon the cash exercise of the warrants however, we will receive the exercise price of such warrants, for an aggregate of approximately $5.6 million.

The selling stockholders may sell all or a portion of the shares of common stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. Please see the section entitled “Plan of Distribution” on page [51] of this prospectus for more information. For information on the selling stockholders, see the section entitled “Selling Stockholders” on page [49] of this prospectus. We will bear all fees and expenses incident to our obligation to register the shares of common stock.

Our common stock is quoted on the Nasdaq Capital Market under the symbol “STSS.” On October 13, 2023, the last reported sale price per share of our common stock was $0.44.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page [8] of this prospectus for a discussion of information that you should consider before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 16, 2023

TABLE OF CONTENTS

Page
GENERAL MATTERS	[4]
TRADEMARKS	[4]
USE OF MARKET AND INDUSTRY DATA	[4]
PROSPECTUS SUMMARY	[5]
RISK FACTORS	[8]
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	[16]
USE OF PROCEEDS	[16]
DIVIDEND POLICY	[17]
CAPITALIZATION	[17]
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	[18]
BUSINESS	[29]
MANAGEMENT	[36]
EXECUTIVE COMPENSATION	[39]
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	[41]
PRINCIPAL STOCKHOLDERS	[43]
DESCRIPTION OF SECURITIES	[44]
PRIVATE PLACEMENT OF SHARES OF COMMON STOCK,AND WARRANTS	[48]
SELLING STOCKHOLDERS	[49]
PLAN OF DISTRIBUTION	[51]
LEGAL MATTERS	[52]
EXPERTS	[52]
WHERE YOU CAN FIND ADDITIONAL INFORMATION	[52]
INDEX TO FINANCIAL STATEMENTS	F-1

ABOUT THIS PROSPECTUS

You may only rely on the information contained in this prospectus or that we have referred you to. We have not authorized anyone to provide you with different information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the common stock offered by this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any common stock in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus nor any sale made in connection with this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus. For investors outside the United States: Neither we nor the selling stockholders have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the shares of common stock and the distribution of this prospectus outside the United States.

Unless the context otherwise requires, references to “we,” “our,” “us,” or the “Company” in this prospectus mean Sharps Technology, Inc., a Nevada corporation and its subsidiaries.

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GENERAL MATTERS

Unless otherwise indicated, all references to “dollars,” “US$,” or “$” in this prospectus are to United States dollars.

This prospectus contains various company names, product names, trade names, trademarks and service marks, all of which are the properties of their respective owners.

Unless otherwise indicated or the context otherwise requires, all information in this prospectus assumes no exercise of the over-allotment option.

Unless otherwise indicated, all references to “GAAP” in this prospectus are to United States generally accepted accounting principles.

Information contained on our websites, including sharpstechnology.com, shall not be deemed to be part of this prospectus or incorporated herein by reference and should not be relied upon by prospective investors for the purposes of determining whether to purchase the securities offered hereunder.

For investors outside the United States, neither we nor any of our agents have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourself about and to observe any restrictions relating to this offering and the distribution of this prospectus.

USE OF MARKET AND INDUSTRY DATA

This prospectus includes market and industry data that has been obtained from third party sources, including industry publications, as well as industry data prepared by our management on the basis of its knowledge of and experience in the industries in which we operate (including our management’s estimates and assumptions relating to those industries based on that knowledge). Management’s knowledge of such industries has been developed through its experience and participation in those industries. Although our management believes such information to be reliable, neither we nor our management have independently verified any of the data from third party sources referred to in this prospectus or ascertained the underlying economic assumptions relied upon by such sources. Furthermore, references in this prospectus to any publications, reports, surveys or articles prepared by third parties should not be construed as depicting the complete findings of the entire publication, report, survey or article. The information in any such publication, report survey or article is not incorporated by reference in this prospectus.

TRADEMARKS

We own or have rights to various trademarks, service marks and/or trade names that we use in connection with the operation of our business. This prospectus may also contain trademarks, service marks and trade names of third parties, which are the property of their respective owners. Our use or display of third parties’ trademarks, service marks and trade names or products in this prospectus is not intended to, and does not imply a relationship with, or endorsement or sponsorship by us. Solely for convenience, the trademarks, service marks and trade names referred to in this prospectus may appear without the ®, TM or SM symbols, but the omission of such references is not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the right of the applicable owner of these trademarks, service marks and trade names.

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PROSPECTUS SUMMARY

This summary highlights selected information that is presented in greater detail elsewhere in this prospectus. This summary does not contain all of the information you should consider before investing in our securities. You should read this entire prospectus carefully, including the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and the related notes included elsewhere in this prospectus, before making an investment decision. Unless the context otherwise requires, the terms “the Company,” “Sharps,” ‘Sharps Technology,” “we,” “us” and “our” in this prospectus refer to Sharps Technology, Inc.

Company Overview

Sharps Technology, Inc. is a medical device company that has designed and patented various safety syringes which we are seeking to commercialize and other syringe products currently marketable.

Our safety syringes products, which we refer to as the Sharps Provensa™ and Securgard™, are ultra-low waste and have safety features, which we believe will provide us a competitive advantage over other syringes. Sharps Provensa is a patented and FDA-cleared safety syringe addressing the important needs of the global healthcare market. We received FDA clearance for the Sharps Provensa on June 12, 2006, for subcutaneous and intramuscular injections into the human body.

Reincorporation and Reverse Split

Prior to March 22, 2022, we were a Wyoming corporation and on March 22, 2022, we reincorporated (the “Reincorporation”) as a Nevada corporation (“Sharps Nevada”) pursuant to a merger into a newly formed Nevada corporation which was approved by our board of directors and the holders of the majority of our outstanding shares of common stock.

Corporate Information

The Company was incorporated in the State of Wyoming on December 16, 2017. On March 22, 2022, we reincorporated as a Nevada corporation. Our principal business address is 105 Maxess Road, Melville, New York 11747. We maintain our corporate website at sharpstechnology.com. The reference to our website is an inactive textual reference only. The information that can be accessed through our website is not part of this prospectus, and investors should not rely on any such information in deciding whether to purchase our securities.

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THE OFFERING

Issuer	Sharps Technology, Inc.

Securities Offered by the Selling Stockholders	11,331,482 shares of our common stock, including 2,581,479 shares of our common stock issuable upon the exercise of pre-funded warrants, and 8,750,003 shares of common stock issuable upon the exercise of warrants.

Trading Market	The common stock offered in this prospectus is quoted on the Nasdaq Capital Market under the symbol “STSS”.

Common Stock Outstanding Before this Offering	15,274,457 shares

Common Stock Outstanding After this Offering	26,605,939 shares (1)

Use of Proceeds	We will not receive any of the proceeds from the sale of the shares of our common stock being offered for sale by the selling stockholders. Upon the exercise of the warrants for an aggregate of 8,750,003 shares of common stock by payment of cash however, we will receive the exercise price of the warrants, or an aggregate of approximately $5.6 million from the investors in the September 2023 Private Placement before offering expenses (the “September 2023 Private Placement”).

Plan of Distribution

The selling stockholders may sell all or a portion of the shares of common stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. Registration of the common stock covered by this prospectus does not mean, however, that such shares necessarily will be offered or sold.

See “Plan of Distribution.”

Risk Factors	Please read “Risk Factors” and other information included in this prospectus for a discussion of factors you should carefully consider before deciding to invest in the securities offered in this prospectus.

[1]	The number of shares of common stock shown above to be outstanding after this offering is based on 15,274,457 shares outstanding prior to the offering, which excludes the issuance of any shares issuable upon the exercise of any pre-funded warrants, any warrants or options outstanding.

Emerging Growth Company under the JOBS Act

We qualify as an “emerging growth company” under the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. As an emerging growth company, we have elected to take advantage of reduced reporting requirements and are relieved of certain other significant requirements that are otherwise generally applicable to public companies. As an emerging growth company:

●	we may present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations;

●	we are exempt from the requirement to obtain an attestation and report from our auditors on whether we maintained effective internal control over financial reporting under the Sarbanes-Oxley Act;

●	we are permitted to provide less extensive disclosure about our executive compensation arrangements; and

●	we are not required to give our stockholders non-binding advisory votes on executive compensation or golden parachute arrangements.

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We may take advantage of these provisions until December 31, 2027 (the last day of the fiscal year following the fifth anniversary of our initial public offering) if we continue to be an emerging growth company. We would cease to be an emerging growth company if we have more than $1.235 billion in annual revenue, have more than $700 million in market value of our shares held by non-affiliates or issue more than $1.0 billion of non-convertible debt over a three-year period. We may choose to take advantage of some but not all of these reduced burdens. We have elected to provide two years of audited financial statements. Additionally, we have elected to take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended, or the Securities Act, for complying with new or revised accounting standards that have different effective dates for public and private companies until the earlier of the date we (i) are no longer an emerging growth company or (ii) affirmatively and irrevocably opt out of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act.

SUMMARY CONSOLIDATED FINANCIAL AND OTHER DATA

The following tables present our summary financial data and should be read together with our unaudited financial statements and audited financial statements and accompanying notes and information in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” appearing elsewhere in this prospectus. Our financial statements are prepared and presented in accordance with U.S. generally accepted accounting principles (“GAAP”). Our historical results are not necessarily indicative of our future results.

Balance Sheet Data

	December 31,	December 31,	June 30,
	2021	2022	2023
			(unaudited)
Assets
Total current assets	$1,609,155	$4,423,450	$4,110,441
Total assets	$5,902,350	$11,839,656	$11,794,135
Liabilities and Stockholders’ Equity
Total current liabilities	$2,766,153	$2,006,522	$2,912,866
Total liabilities	2,766,153	2,198,522	3,104,866
Total stockholders’ equity	3,136,197	9,641,134	8,689,269
Total liabilities and stockholders’ equity	$5,902,350	$11,839,656	$11,794,135

Statement of Operations Data

	For the Years Ended December 31,		For the Six Months Ended June 30, 2023
	2021	2022	(unaudited)
Revenue	$-	$-	$
Total operating expenses	(4,4,497,666)	(8,738,793)	(4,850,135)
Loss from operations	(4,497,666)	(8,738,793)	(4,850,135))
Other income (expense)		25,636	(38,368)
Interest (expense)income	(166,746)	(1,320,416)	76,871
FMV gain adjustment for derivatives		5,392,911	93,977
Net loss	$(4,664,412)	$(4,639,662)	$(4,717,655)

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RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risks and uncertainties described below, together with all of the other information in this prospectus, including the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and related notes, before making a decision to invest in our securities. Our business, financial condition, results of operations and prospects could be adversely affected by these risks. In that event, the market price of our common stock could decline, and you could lose part or all of your investment.

Risks Related to Our Technology, Business, and Industry

We are an early-stage company with a history of losses.

We incurred net losses of $4,717,655 and $4,639,662 for the six months ended June 30, 2023 and for the year ended December 31, 2022, respectively. We have not generated any revenue to date, and we had accumulated deficit of 20,025,021 as of June 30, 2023. We have developed our Sharps Provensa product line but there can be no assurance that it will be commercially successful. Our potential profitability is dependent upon a number of factors, many of which are beyond our control. If we are unable to achieve and sustain profitability, the value of our business and common stock may significantly decrease.

We have a limited operating history and we may not succeed.

We have a limited operating history, and we may not succeed. We have not yet commercialized our Sharps Provensa or other products. You should consider, among other factors, our prospects for success in light of the risks and uncertainties encountered by companies that, like us, are in their early stages. For example, unanticipated expenses, problems, and technical difficulties may occur and they may result in material challenges to our business. We may not be able to successfully address these risks and uncertainties or successfully implement our operating strategies. If we fail to do so, such failure could have a material adverse effect on our business, financial conditions and results of operation. We may never generate significant revenues or achieve profitability.

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We may not succeed in commercializing Sharps Provensa or any future product.

We may face difficulties or delays in the commercialization of Sharps Provensa or any future products, which could result in our inability to timely offer products or services that satisfy the market. We may, for example, encounter difficulties due to:

●	our inability to adequately market our products;
●	our inability to effectively scale manufacturing as needed to maintain an adequate commercial supply of our products;
●	our inability to attract and retain skilled support team, marketing staff and sales force necessary to increase the market for our products and to maintain market acceptance for our products; and
●	the difficulty of establishing brand recognition and loyalty for our products.

In addition, to increase our production capacity, we will need to build inventory, which will require that we purchase certain additional equipment, including molding machines and molds. We have not received any orders to date. Even if we succeed in building inventory, and increasing our production capacity, there is no assurance we will receive any orders for our Sharps Provensa or any future products.

We may encounter significant competition and may not be able to successfully compete.

There are many medical device companies offering safety syringes, and more competitors are likely to arrive. Some of our competitors have considerably more financial resources than us. As a result, we may not be able to successfully compete in our market, which could result in our failure to successfully commercialize Sharps Provensa, or otherwise fail to successfully compete. We anticipate that our major domestic competitors will include Retractable Technologies, Inc., Becton, Dickinson & Company, Medtronic Minimally Invasive Therapies, Terumo Medical Corp., Smiths Medical, and B Braun. There can be no assurances that we will be able to compete successfully in this environment.

We are vulnerable to new technologies.

Because we have a narrow focus on particular product lines and technology (currently, safety needle products), we are vulnerable to the development of superior or similar competing products and to changes in technology which could eliminate or reduce the need for our products. If a superior or similar technology is created, the demand for our products could be adversely affected.

We are subject to product liability risk.

As a manufacturer and provider of safety needle products, we will face an inherent business risk of exposure to product liability claims. Additionally, our success will depend on the quality, reliability, and safety of our products and defects in our products could damage our reputation. If a product liability claim is made and damages are in excess of our product liability coverage (which is currently $5 million, and which we may increase as we commence and increase sales of our products), our competitive position could be weakened by the amount of money we could be required to pay to compensate those injured by our products. In the event of a recall, we have recall insurance.

Our business may be affected by changes in the health care regulatory environment.

In the U.S. and internationally, government authorities may enact changes in regulatory requirements, reform existing reimbursement programs, and/or make changes to patient access to health care, all of which could adversely affect the demand for our products and/or put downward pressure on our prices. Future healthcare rulemaking could affect our business. We cannot predict the timing or impact of any future rulemaking or changes in the law.

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The approval process for medical device products outside the United States varies among countries and may limit our ability to develop, manufacture and sell our products internationally. Failure to obtain marketing and regulatory approval in international jurisdictions would prevent our products from being marketed abroad.

In order to market and sell our Sharps Provensa product line and any additional medical device products we may develop in the future in the European Union and many other jurisdictions, we, and our collaborators, must obtain separate marketing approvals and comply with numerous and varying regulatory requirements. We have not yet received approval or clearance to sell our products in any jurisdiction outside the United States. The approval procedure varies among countries and may involve additional testing. We may conduct clinical trials for, and seek regulatory approval to market, our product candidates in countries other than the United States. If we or our collaborators seek marketing approval for a product candidate outside the United States, we will be subject to the regulatory requirements of health authorities in each country in which we seek approval. With respect to marketing authorizations in Europe, we will be required to submit a European Marketing Authorisation Application, or MAA, to the European Medicines Agency, or EMA, which conducts a validation and scientific approval process in evaluating a product for safety and efficacy. The approval procedure varies among regions and countries and may involve additional testing, and the time required to obtain approval may differ from that required to obtain FDA approval or clearance. In addition, marketing approval or clearance by the FDA does not ensure approval or clearance by the health authorities of any other country.

Ongoing regulation of our products may limit how we market our products, which could materially impair our ability to generate revenue.

Approval or clearance of a medical device product may carry conditions that limit the market for the product or put the product at a competitive disadvantage relative to alternative products. For instance, a regulatory approval or clearance may limit the indicated uses for which we can market a product or the patient population that may utilize the product. These restrictions could make it more difficult to market any product effectively. Accordingly we expect to continue to expend time, money and effort in all areas of regulatory compliance.

We are dependent on our management, without whose services our business operations could cease.

At this time, our management is wholly responsible for the development and execution of our business plan. If our management should choose to leave us for any reason before we have hired additional personnel, our operations may fail. Even if we are able to find additional personnel, it is uncertain whether we could find qualified management who could develop our business along the lines described herein or who would be willing to work for compensation the Company could afford. Without such management, the Company could be forced to cease operations and investors in our common stock or other securities could lose their entire investment.

We may not be able to raise capital as needed to develop our products or maintain our operations.

We expect that we will need to raise additional funds to execute our business plan and expand our operations. Additional financing may not be available to us on favorable terms, or at all. If we cannot raise needed funds on acceptable terms, the Company’s business and prospects may be materially adversely affected.

Health care crises could have an adverse effect on our business.

Particularly during 2020, several states and local jurisdictions imposed, and others in the future may impose, “shelter-in-place” orders, quarantines, executive orders and similar government orders and restrictions for their residents to control the spread of COVID-19. Although the manufacturing facility we operate has continued to operate during the 2020-2021 COVID-19 pandemic due to its status as an essential business, we continue to monitor the evolving situation and cannot guarantee that the situation would be the same for any future pandemic. In the future, we may elect or be required to close temporarily which would result in a disruption in our activities and operations. Our supply chain, including transportation channels, may be impacted by any such restrictions as well. Any such disruption could impact our sales and operating results.

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Widespread health crises also negatively affect economies which could affect demand for our products. While we plan to market our Sharps Provensa and other products for use for injecting medicines as well as Covid-19 and other vaccines, in the event of a resurgence of COVID-19 or in the case of any future pandemic, there is no guarantee that revenues from syringes needed for vaccines would offset the effects to our business in a global economic decline.

Health systems and other healthcare providers in our markets that provide procedures that may use our products have suffered financially and operationally and may not be able to return to pre-pandemic levels of operations. Travel and import restrictions may also disrupt our ability to manufacture or distribute our devices. Any import or export or other cargo restrictions related to our products or the raw materials used to manufacture our products could restrict our ability to manufacture and ship products and harm our business, financial condition, and results of operations.

Our key personnel and other employees could still be affected by COVID-19 or any future pandemic, which could affect our ability to operate efficiently.

Our business may be adversely affected by uncertainties in obtaining and enforcing intellectual property rights.

We believe our main competitive strength is our technology, including patent protection and trade secrets relating to the manufacture and design of our products. We are dependent on patent rights to prevent unlawful copying of our products, and if the patent rights are invalidated or circumvented, our business would be adversely affected. We consider patent protection to be of material importance in the design, development, and marketing of our products.

Our patent pending applications may not issue as patents, which may have a material adverse effect on our ability to prevent others from commercially exploiting products similar to ours.

We have three issued patents, three pending patent applications in the United States, and one PCT (Patent Cooperation Treaty) patent application. We cannot be certain that we are the first inventor of the subject matter to which we have filed a particular patent application, or if we are the first party to file such a patent application. If another party has filed a patent application to the same subject matter as we have, we may not be entitled to the protection sought by the patent application. Further, the scope of protection of issued patent claims is often difficult to determine. As a result, we cannot be certain that the patent applications that we file will issue, or that our issued patents will be broad enough to protect our proprietary rights or otherwise afford protection against competitors with similar technology. In addition, the issuance of a patent is not conclusive as to its inventorship, scope, validity or enforceability. Our competitors may challenge or seek to invalidate our issued patents, or design around our issued patents, which may adversely affect our business, prospects, financial condition or operating results. Also, the costs associated with enforcing patents, confidentiality and invention agreements, or other intellectual property rights may make aggressive enforcement impracticable.

Illegal distribution and sale by third parties of counterfeit versions of our products could have a negative impact on us.

Third parties may illegally distribute and sell counterfeit versions of our products which do not meet our rigorous manufacturing and testing standards. Our reputation and business could suffer harm as a result.

Risks Related to This Offering and Our Securities

Our common stock could be subject to extreme volatility.

The trading price of our common stock may be affected by a number of factors, including events described in the risk factors set forth in this prospectus, as well as our operating results, financial condition and other events or factors. In addition to the uncertainties relating to future operating performance and the profitability of operations, factors such as variations in interim financial results or various, as yet unpredictable, factors, many of which are beyond our control, may have a negative effect on the market price of our common stock. In recent years, broad stock market indices, in general, and smaller capitalization companies, in particular, have experienced substantial price fluctuations. In a volatile market, we may experience wide fluctuations in the market price of our common stock and wide bid-ask spreads. These fluctuations may have a negative effect on the market price of our common stock. In addition, the securities market has, from time to time, experienced significant price and volume fluctuations that are not related to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock.

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We have never paid common stock dividends and have no plans to pay dividends in the future, as a result our common stock may be less valuable because a return on an investor’s investment will only occur if our stock price appreciates.

Holders of shares of our common stock are entitled to receive such dividends as may be declared by our Board of Directors. To date, we have paid no cash dividends on our shares of common stock and we do not expect to pay cash dividends on our common stock in the foreseeable future. We intend to retain future earnings, if any, to provide funds for operations of our business. Therefore, any return investors in our common stock will be in the form of appreciation, if any, in the market value of our shares of common stock. There can be no assurance that shares of our common stock will appreciate in value or even maintain the price at which our stockholders have purchased their shares.

Our shares will be subject to potential delisting if we do not maintain the listing requirements of the Nasdaq Capital Market.

This offering constitutes the selling stockholders’ offering of our shares. We have listed the shares of our common stock on the Nasdaq Capital Market, or Nasdaq.

Nasdaq has rules for continued listing, including, without limitation, minimum market capitalization and other requirements. Failure to maintain our listing, or de-listing from Nasdaq, would make it more difficult for shareholders to dispose of our common stock and more difficult to obtain accurate price quotations on our common stock. This could have an adverse effect on the price of our common stock. Our ability to issue additional securities for financing or other purposes, or otherwise to arrange for any financing we may need in the future, may also be materially and adversely affected if our common stock is not traded on a national securities exchange.

We will incur increased costs as a result of operating as a public company, and our management will be required to devote substantial time to compliance with our public company responsibilities and corporate governance practices.

As a public company, we will incur significant legal, accounting and other expenses that we did not incur as a private company, which we expect to further increase after we are no longer an “emerging growth company.” The Sarbanes-Oxley Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act, the listing requirements of the Nasdaq Capital Market, and other applicable securities rules and regulations impose various requirements on public companies. Our management and other personnel will devote a substantial amount of time to compliance with these requirements. Moreover, these rules and regulations will increase our legal and financial compliance costs and will make some activities more time-consuming and costly. We cannot predict or estimate the amount of additional costs we will incur as a public company or the specific timing of such costs.

As a result of being a public company, we are obligated to develop and maintain proper and effective internal controls over financial reporting, and any failure to maintain the adequacy of these internal controls may adversely affect investor confidence in our company and, as a result, the value of our common stock.

We will be required, pursuant to Section 404 of the Sarbanes-Oxley Act, to furnish a report by management on, among other things, the effectiveness of our internal control over financial reporting as of the end of the fiscal year that coincides with the filing of our second annual report on Form 10-K. This assessment will need to include disclosure of any material weaknesses identified by our management in our internal control over financial reporting. In addition, our independent registered public accounting firm will be required to attest to the effectiveness of our internal control over financial reporting in our first annual report required to be filed with the SEC following the date we are no longer an “emerging growth company.” We have not yet commenced the costly and time-consuming process of compiling the system and processing documentation necessary to perform the evaluation needed to comply with Section 404, and we may not be able to complete our evaluation, testing and any required remediation in a timely fashion once initiated. Our compliance with Section 404 will require that we incur substantial expenses and expend significant management efforts. We currently do not have an internal audit group, and we will need to hire additional accounting and financial staff with appropriate public company experience and technical accounting knowledge and compile the system and process documentation necessary to perform the evaluation needed to comply with Section 404.

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Our current controls and any new controls that we develop may become inadequate because of changes in conditions in our business. In addition, changes in accounting principles or interpretations could also challenge our internal controls and require that we establish new business processes, systems and controls to accommodate such changes. Additionally, if these new systems, controls or standards and the associated process changes do not give rise to the benefits that we expect or do not operate as intended, it could adversely affect our financial reporting systems and processes, our ability to produce timely and accurate financial reports or the effectiveness of internal control over financial reporting. Moreover, our business may be harmed if we experience problems with any new systems and controls that result in delays in their implementation or increased costs to correct any post-implementation issues that may arise.

Any failure to maintain internal control over financial reporting could severely inhibit our ability to accurately report our financial condition or results of operations. If we are unable to conclude that our internal control over financial reporting is effective, we could lose investor confidence in the accuracy and completeness of our financial reports, the market price of our common stock could decline, and we could be subject to sanctions or investigations by the SEC or other regulatory authorities. Failure to remedy any material weakness in our internal control over financial reporting, or to implement or maintain other effective control systems required of public companies, could also restrict our future access to the capital markets.

Future sales of our common stock in the public market could cause the market price of our common stock to decline.

Sales of a substantial number of shares of our common stock in the public market following the completion of this offering, or the perception that these sales might occur, could depress the market price of our common stock and could impair our ability to raise capital through the sale of additional equity securities. Some of our existing equity holders have substantial unrecognized gains on the value of the equity they hold based upon the price of this offering, and therefore, they may take steps to sell their shares or otherwise secure the unrecognized gains on those shares. We are unable to predict the timing of or the effect that such sales may have on the prevailing market price of our common stock.

If we fail to comply with the continued listing requirements of NASDAQ, specifically, Nasdaq Listing Rule 5550(a)(2), as we’ve received a notice from the Staff of the Listing Qualifications Department on July 12, 2023, we may face possible delisting, which would result in a limited public market for our shares and make obtaining future debt or equity financing more difficult for us.

As previously reported, on July 12, 2023, the Company received a letter from the Listing Qualifications Staff (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that it failed to maintain a minimum bid price of $1.00 over the previous 30 consecutive business days dated May 26, 2023, to July 11, 2023. If the Company does not comply with the NASDAQ rules in the future, Nasdaq will provide notice that the Company’s Common Stock will be subject to delisting. The Rules provide the Company a compliance period of 180 calendar days in which to regain compliance. If at any time during this 180 day period the closing bid price of the Company’s security is at least $1 for a minimum of ten consecutive business days, the Staff will provide written confirmation of compliance. The Company would then be entitled to appeal that determination to a Nasdaq hearings panel. There can be no assurance that the Company will regain compliance with the Minimum Bid Price Requirement.

Our stock price may be volatile, and the value of our common stock may decline.

We cannot predict the prices at which our common stock will trade. The initial public offering price of our units will be determined by negotiations between us and the underwriters and may not bear any relationship to the market price at which our common stock will trade after this offering or to any other established criteria of the value of our business and prospects, and the market price of our common stock following this offering may fluctuate substantially and may be lower than the initial public offering price. In addition, the trading price of our common stock following this offering is likely to be volatile and could be subject to fluctuations in response to various factors, some of which are beyond our control. These fluctuations could cause you to lose all or part of your investment in our common stock as you might be unable to sell your shares at or above the price you paid in this offering. Factors that could cause fluctuations in the trading price of our common stock include the following:

●	actual or anticipated fluctuations in our financial condition or results of operations;

●	variance in our financial performance from expectations of securities analysts;

●	changes in our projected operating and financial results;

●	changes in laws or regulations applicable to our products;

●	announcements by us or our competitors of significant business developments, acquisitions or new products;

●	sales of shares of our common stock by us or our shareholders, as well as the anticipation of lock-up releases;

●	our involvement in litigation;

●	future sales of our common stock by us or our stockholders,;

●	changes in senior management or key personnel;

●	the trading volume of our common stock;

●	changes in the anticipated future size and growth rate of our market;

●	general economic and market conditions; and

●	other events or factors, including those resulting from war, incidents of terrorism, global pandemics or responses to these events.

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Broad market and industry fluctuations, as well as general economic, political, regulatory and market conditions, may also negatively impact the market price of our common stock. In the past, companies who have experienced volatility in the market price of their securities have been subject to securities class action litigation. We may be the target of this type of litigation in the future, which could result in substantial expenses and divert our management’s attention.

If securities or industry analysts do not publish research or publish unfavorable or inaccurate research about our business, the market price and trading volume of our common stock could decline.

The market price and trading volume of our common stock following the completion of this offering will be heavily influenced by the way analysts interpret our financial information and other disclosures. We do not have control over these analysts. If few securities analysts commence coverage of us, or if industry analysts cease coverage of us, our stock price could be negatively affected. If securities or industry analysts do not publish research or reports about our business, downgrade our common stock, or publish negative reports about our business, our stock price would likely decline. If one or more of these analysts cease coverage of us or fail to publish reports on us regularly, demand for our common stock could decrease, which might cause our stock price to decline and could decrease the trading volume of our common stock.

Management will have broad discretion as to the use of the proceeds from this offering and may not use the proceeds effectively.

Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that may not improve our results of operations or enhance the value of our common stock. Our failure to apply these funds effectively could have a material adverse effect on our business and cause the price of our common stock to decline.

We do not intend to pay dividends on our common stock for the foreseeable future.

We have paid no dividends on our common stock to date and we do not anticipate paying any dividends to holders of our common stock in the foreseeable future. While our future dividend policy will be based on the operating results and capital needs of the business, we currently anticipate that we will retain any earnings to finance our future expansion and for the implementation of our business plan. Investors should take note of the fact that a lack of a dividend can further affect the market value of our common stock and could significantly affect the value of any investment in the Company.

Our articles of incorporation allow for our board to create new series of preferred stock without further approval by our stockholders, which could adversely affect the rights of the holders of our common stock.

Our board of directors has the authority to fix and determine the relative rights and preferences of preferred stock. Our board of directors has the authority to issue up to 1,000,000 shares of our preferred stock without further stockholder approval. 1 share of preferred stock is designated Series A Preferred Stock and is outstanding. Our board of directors could authorize the creation of additional series of preferred stock that would grant to holders of preferred stock the right to our assets upon liquidation, or the right to receive dividend payments before dividends are distributed to the holders of common stock. In addition, subject to the rules of any securities exchange on which our stock is then listed, our board of directors could authorize the creation of additional series of preferred stock that has greater voting power than our common stock or that is convertible into our common stock, which could decrease the relative voting power of our common stock or result in dilution to our existing stockholders.

The holder of our Series A Preferred Stock will have 29.5% of the voting power of our stockholders for the election of directors and will have certain senior rights upon sale of our Company under certain conditions.

There is 1 share of Series A Preferred Stock issued and outstanding, which is held by our former co-chairman and chief operating officer, Alan Blackman. The Series A Preferred Stock entitles the holder to 29.5% of the voting power of the Company’s stockholders only as it relates to the elections of directors. As a result, Mr. Blackman was able to exert substantial influence over the election of directors to the Board. However, as discussed above, Mr. Blackman resigned from the Board of the company effective July 27, 2023. Additionally, in connection with Mr. Blackman’s resignation, once his severance payments are satisfied, Mr. Blackman shall return the Series A Preferred Stock to the Company for cancellation.

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Further, the Series A Preferred Stock, provides that in the event the Company is sold during the two year period following completion of this offering at a price per share of more than 500% of the initial offering price per Common Unit in this offering, the Series A Preferred Stock will entitle the holder to 10% of the total purchase price. This may reduce the value of our common stock, as other holders, in the event of such an acquisition, will be entitled to a lower price per share than they would otherwise receive.

Our executive officers, directors and principal stockholders, if they choose to act together, have the ability to control or significantly influence all matters submitted to stockholders for approval.

Our executive officers, directors and principal stockholders in the aggregate, beneficially own approximately 11% of our common stock.  Such persons acting together, will have the ability to control or significantly influence all matters submitted to our stockholders for approval, as well as our management and business affairs. This concentration of ownership may have the effect of delaying, deferring or preventing a change in control, impeding a merger, consolidation, takeover or other business combination involving us, or discouraging a potential acquiror from making a tender offer or otherwise attempting to obtain control of our business, even if such a transaction would benefit other stockholders.

Additional stock offerings in the future may dilute then-existing shareholders’ percentage ownership of the Company.

Given our plans and expectations that we will need additional capital and personnel, we anticipate that we will need to issue additional shares of common stock or securities convertible or exercisable for shares of common stock, including convertible preferred stock, convertible notes, stock options or warrants. The issuance of additional securities in the future will dilute the percentage ownership of then current stockholders.

We are an “emerging growth company,” and we cannot be certain if the reduced reporting and disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging-growth company,” as defined in the JOBS Act, and we have elected to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies,” including the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, or Section 404, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. Pursuant to Section 107 of the JOBS Act, as an emerging growth company, we have elected to use the extended transition period for complying with new or revised accounting standards until those standards would otherwise apply to private companies. As a result, our consolidated financial statements will not be comparable to the financial statements of issuers who are required to comply with the effective dates for new or revised accounting standards that are applicable to public companies, which may make our common stock less attractive to investors. In addition, if we cease to be an emerging growth company, we will no longer be able to use the extended transition period for complying with new or revised accounting standards.

We will remain an emerging-growth company until the earliest of: (1) the last day of the fiscal year following the fifth anniversary of this offering; (2) the last day of the first fiscal year in which our annual gross revenue is $1.07 billion or more; (3) the date on which we have, during the previous rolling three-year period, issued more than $1 billion in non-convertible debt securities; and (4) the date we qualify as a “large accelerated filer,” with at least $700 million of equity securities held by non-affiliates.

We cannot predict if investors will find our common stock less attractive as a result of choosing to rely on these exemptions. For example, if we do not adopt a new or revised accounting standard, our future results of operations will not be as comparable to the results of operations of certain other companies in our industry that adopted such standards. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock, and our stock price may be more volatile.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains, in addition to historical information, forward-looking statements. These statements are based on our management’s beliefs and assumptions and on information currently available to our management. The forward-looking statements are contained principally under the headings “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Use of Proceeds” and “Business.” Forward-looking statements include statements concerning:

●	our possible or assumed future results of operations;

●	our business strategies;

●	our ability to attract and retain customers;

●	our ability to sell products to customers;

●	our cash needs and financing plans;

●	our competitive position;

●	our industry environment;

●	our potential growth opportunities;

●	the effects of future regulation; and

●	the effects of competition.

All statements in this prospectus that are not historical facts are forward-looking statements. We may, in some cases, use terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “will,” “would” or similar expressions that convey uncertainty of future events or outcomes to identify forward-looking statements.

The outcome of the events described in these forward-looking statements are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. These important factors include our financial performance and the other important factors we discuss in greater detail in “Risk Factors.” You should read these factors and the other cautionary statements made in this prospectus as applying to all related forward-looking statements wherever they appear in this prospectus. Given these factors, you should not place undue reliance on these forward-looking statements. Also, forward-looking statements represent our management’s beliefs and assumptions only as of the date on which the statements are made. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. You should read this prospectus and the documents that we reference in this prospectus and have filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we currently expect.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the shares of our common stock being offered for sale by the selling stockholders. Upon the exercise of the 8,750,003 Common Warrants by payment of cash, we will receive the exercise price of the Common Warrants, or an aggregate of approximately $5.6 million from the investors in the September 2023 Private Placement. We will bear all fees and expenses incident to our obligation to register the shares of common stock. Brokerage fees, commissions and similar expenses, if any, attributable to the sale of shares offered hereby will be borne by the selling stockholder.

There is no assurance the warrants or pre-funded warrants will be exercised for cash. We intend to use such proceeds, if any, for general corporate, working capital purposes and capital expenditures.

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DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We do not anticipate paying any cash dividends to stockholders in the foreseeable future. In addition, any future determination to pay cash dividends will be at the discretion of the board of directors and will be dependent upon our financial condition, results of operations, capital requirements, and such other factors as the Board of Directors deem relevant. There are no restrictions in our articles of incorporation or bylaws that restrict us from declaring dividends.

CAPITALIZATION

The following table sets forth our cash and our capitalization as of June 30, 2023, on:

●	an actual basis; and

●	on a pro forma as adjusted basis to give effect to (i) the sale of 4,418,521 shares and pre-funded warrants under the Shelf registration on Form S-3 and the sale by us of 2,581,479 Common Units in this offering, at $1.073 per Common Unit, after deducting underwriting discounts and commissions and estimated offering expenses payable by us,

You should read this table in conjunction with “Use of Proceeds,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and our unaudited financial statements for the six months ended June 30, 2023 and the related notes thereto, included in this prospectus.

	Actual	Pro forma as adjusted
Cash	$2,924,019	$7,806,345
Total Assets	$11,794,135	$16,676,461

Total liabilities	3,104,866	4,213,616
Stockholders’ equity:
Preferred Stock, $0.0001 par value: 1,000,000 shares authorized, 1 share issued and outstanding
Common Stock, $0.0001 par value: 100,000,000 shares authorized; 11,655,936 shares issued and outstanding, actual; 15,274,457, shares issued and outstanding, pro forma as adjusted*	1,166	1,528
Additional paid-in capital	28,154,012	32,070,107
Accumulated other comprehensive income	559,112	559,112
Accumulated deficit	(20,025,021)	(20,167,902)
Total stockholders’ equity	$8,689,269	$12,462,845
Total Liabilities and Stockholders’ Equity	$11,794,135	$16,676,461

*Does not include any exercise of the pre-funded warrants.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of financial condition and results of operations in conjunction with our financial statements and related notes appearing elsewhere in this prospectus. In addition to historical information, the following discussion and analysis includes forward looking statements that involve risks, uncertainties and assumptions. Our actual results and the timing of events could differ materially from those anticipated in these forward looking statements as a result of a variety of factors, including those discussed in “Risk Factors” and elsewhere in this prospectus. See the discussion under “Special Note Regarding Forward Looking Statements” beginning on page 16 of this prospectus.

Forward-Looking Statements

The information in this discussion contains forward-looking statements and information within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, which are subject to the “safe harbor” created by those sections. These forward-looking statements include, but are not limited to, statements concerning our strategy, future operations, future financial position, future revenues, projected costs, prospects and plans and objectives of management. The words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements that we make. These forward-looking statements involve risks and uncertainties that could cause our actual results to differ materially from those in the forward-looking statements, including, without limitation, the risks set forth in our filings with the SEC. The forward-looking statements are applicable only as of the date on which they are made, and we do not assume any obligation to update any forward-looking statements.

Overview

Since our inception in 2017, we have devoted substantially all of our resources to the research and development of our safety syringe products. To date, we have generated no revenue. We have incurred net losses in each year of $4,639,662 and $4,664,412 for the years ended December 31, 2022 and 2021, respectively. Substantially all of our net losses resulted from costs incurred in connection with our research and development efforts, payroll and consulting fees, stock compensation and general and administrative costs associated with our operations, including costs incurred for being a public company since April 14, 2022. See below Initial Public Offering, Liquidity and Capital Resources and Notes to Consolidated Financial Statements

We classify our operating expenses as research and development, and general and administrative expenses. We maintain a corporate office located in Melville, New York, but employees and consultants in the US work remotely and will continue to do so indefinitely. In June 2020, in connection with the agreement to acquire Safegard, a former syringe manufacturing facility in Hungary, which was completed on July 6, 2022, we were contractually provided the exclusive use of the facility for research and development and testing in exchange for payment of the seller’s operating costs, including among others, use of Safegard’s work force, utility costs and other services.

In order to compete in the market, we must build inventory. Commencing in the 4th Quarter of 2022 we have started building inventory. We require commercial quantities of inventory to secure orders. Delivery is expected shortly after receiving orders.

Research and Development

Research and development expense consists of expenses incurred while performing research and development activities for our various syringe products. We recognize research and development expenses as they are incurred. Our research and development expense primarily consist of:

●	Manufacturing and testing costs and related supplies and materials;

●	Consulting fees paid for our Chief Technology Officer;

●	Operating costs paid to Safegard, through the acquisition date for use of Safegard’s workforce, utilities and other services, relating to the facility being utilized; and

●	Third-party costs, including engineering, incurred for development and design.

Substantially all of our research and development expenses to date have been incurred in connection with our syringe products. We expect our research and development expenses to increase for the foreseeable future as we continue to enhance our product to meet the market requirements for our Sharps Provensa product line for its various intended uses throughout the world.

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On September 29, 2022, Sharps Technology entered into an agreement (the “Nephron Agreement”) with InjectEZ, LLC (“InjectEZ”), Nephron Pharmaceuticals Corporation (“NPC”), Nephron SC, Inc. (“NSC”), and Nephron Sterile Compounding Center LLC (“Sterile”) (NPC, NSC, and Sterile are sometimes collectively referred to as “Nephron”), pursuant to which Sharps was to provide technical advice and assistance to support manufacturing by InjectEZ, purchase certain quantities of syringes as they may order or require, and collaborate with Nephron on certain related business endeavors. The Nephron Agreement is for a period of four (4) years, expiring on September 28, 2026 and continues thereafter for successive one (1) year periods. The Agreement includes provisions for collaborations in the areas of Manufacturing and Supply, a Pharma Services Program, and Distribution. NPC is a West Columbia, S.C.-based company that develops and produces safe, affordable generic inhalation solutions and suspension products. NPC also operates an industry-leading 503B Outsourcing Facility division, which produces pre-filled sterile syringes, luer-lock vials, IV bottles and IV bags for hospitals across America, in an effort to alleviate drug shortage needs. NPC launched a CLIA-certified diagnostics lab in 2020 where it tests people for COVID-19 and administers vaccinations.

The Agreement also allows for further expansion of manufacturing capabilities by Sharps Technology working with Nephron to support future industry and customer demand of pre-fillable systems as detailed in the Agreement. See “Recent Developments” below.

Additionally, Sharps entered into a Pharma Services Program (PSP) with Nephron that will create new business development growth opportunities for both companies. These opportunities will include the development and sale of next generation drug delivery systems that will be produced by Sharps and can be purchased by the healthcare industry, pharmaceutical markets, as well as by Nephron.

On December 8, 2022, Sharps entered into a distribution agreement (the “Distribution Agreement”) with Nephron Pharmaceuticals pursuant to which the Sharps Technology appointed Nephron as its exclusive distributor for the sale and distribution of the products subject to the Distribution Agreement in and throughout the United States. Pursuant to the Distribution Agreement, the price of shipping products will be based on the cost of delivery to Nephron’s warehouse and the Company will pay for the cost of delivery to Nephron. The Distribution Agreement has a term of two years and will continue in effect unless either party notifies the other party of its desire to terminate. At any time and for any reason, either party can terminate the Distribution Agreement after thirty (30) days’ notice and in the event of a breach of any of the Distribution Agreement’s terms and provisions, either party can terminate the Distribution Agreement by providing 90 days written notice. The Company has the right to terminate the Distribution Agreement with 60 days written notice if certain conditions are met as set forth in the Distribution Agreement.

The Company’s collaboration  will include the creation of a Pharma Services Program (PSP) designed to support Healthcare customers that need innovative solutions and products to support their business. This program will create new business development growth opportunities for both companies. We believe that these opportunities for the Company will include the development and sale of next generation drug delivery systems for Nephron products, the healthcare industry, and pharmaceutical markets. The development of the program will help create new fill/finish project opportunities that will utilize innovative packaging solutions developed by the Company. These new customer projects will help create a future pipeline of growth for both companies working together. Initial, and currently confidential, projects have been identified and will be further developed through the collaboration efforts of Nephron and the Company. The opportunity to create new innovative technologies to support Nephron and the healthcare industry would be transformative for the Company and its future.

The Company recently entered into an Asset Purchase Agreement to purchase the Inject EZ facility and a Purchase Agreement to supply Nephron with all of its required copolymer prefilled syringes which will significantly broaden our relationship with Nephron described above. See “Recent Developments”

We continue to be in discussions with healthcare companies and distributors for sales of our disposable syringe products. We intend to market these products to the US and foreign governments. In certain situations, we will also look to sell our disposable syringe products to hospitals and clinician offices as opportunities present themselves.

We expect that the Sharps Securegard product line will represent our initial disposable syringe platform to be commercially available to the market. The Securegard platform has an advanced set of features and benefits to support the needs of the market along with a high level of readiness for manufacturing and the ability to provide large commercial quantities for customers.

There have been delays in the commercialization of the Sharps Provensa product line. The Provensa product’s combination of specialized technology has created the need for further optimization related to the final assembly steps for the product. This was identified as we moved towards commercialization for the product line and the need to generate production quantities to support customer orders. This type of delay is typical with the development of new technology for the healthcare market to ensure the products are safe and effective for use every time. We are endeavoring to address all obstacles to advance the commercialization of the Provensa product line as soon as possible.

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On February 3, 2023, the Company completed a securities purchase agreement (“Offering”) with institutional investors and received net proceeds from the Offering were approximately $3.2 million, net of $600,000 in fees relating to the placement agent and other offering expenses. The Offering was priced at the market under Nasdaq rules. In connection with the Offering, the Company issued 2,248,521 units at a purchase price of $1.69 per unit. Each unit consists of one share of common stock and one non-tradable warrant exercisable for one share of common stock at a price of $1.56. The warrants have a term of five years from the issuance date.

Recent Developments

Nephron Asset Purchase Agreement

On September 22, 2023, Sharps entered into a series of agreements with Nephron and Nephron’s wholly owned subsidiary InjectE, LLC. Sharps entered into an asset purchase agreement (the “Asset Purchase Agreement”) to purchase certain equipment and leasehold improvements at Nephron’s facility (the “Facility”) in West Columbia, South Carolina. The Asset Purchase Agreement provides for a cash purchase price of $40,378,594 and the issuance of a five (5) year subordinated promissory note (the “Nephron Note”) to Nephron in the principal amount of $10.0 million which bears interest at 8% per annum to be paid upon the closing (the “Closing”) of the transaction. The Nephron Note will be redeemable (25% per quarter) during the first year if Nephron’s syringe purchase orders result in revenue of at least $7,500,000 per quarter during the first year. The Company will also issue Nephron warrants to purchase 4% of the Company’s common stock on a fully diluted basis (the “Nephron Warrants”) exercisable for a five-year period at an exercise price of $1.56 per share.

In conjunction with the execution of the Asset Purchase Agreement, on September 19, 2023, the Company entered into a ten-year Purchase Agreement with Nephron whereby Nephron agreed to utilize the Sharps as its exclusive pre-filled COC syringe manufacturer and to purchase a minimum aggregate of $450.0 million of syringes over the term of the Purchase Agreement. The Purchase Agreement contains specific quantities of products required to be purchased from the Company during the term of the Purchase Agreement. The Purchase Agreement provides that Nephron will make an initial purchase order of $32.0 million upon the closing of the Asset Purchase Agreement . The effectiveness of the Purchase Agreement is subject to the closing of the Asset Purchase Agreement (the “Closing”).

Closing,

At the closing, Sharps will enter into a 10 year lease for the Facility in which the Assets are located and will be operated by the Company. The lease provides for four successive five year options, with a right to purchase the Facility, which lease will be effective upon Closing (the “Lease”). The Lease provides for a monthly rental fee of $40,550, subject to increase after 5 years based on CPI adjustments.

In addition, Sharps and Nephron, will enter into a two year Shared Services Agreement whereby Nephron will provide certain administrative services and personnel to the Company in exchange for an agreed upon fee schedule. These services will assist the Company in establishing its operations in the Facility.

The closing of the Asset Purchase Agreement is subject to certain closing conditions. There can be no assurance that such closing conditions will be satisfied but the Company anticipates closing the transaction within 60 days from the date of the Asset Purchase Agreement.

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Critical Accounting Policies and Significant Judgments and Estimates

This management’s discussion and analysis of our financial condition and results of operations is based on our financial statements, which we have prepared in accordance with accounting principles generally accepted in the United States. The preparation of our financial statements requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of our financial statements, as well as the reported revenues and expenses during the reported periods. We evaluate these estimates and judgments on an ongoing basis. We base our estimates on historical experience and on various other factors that we believe are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions. The FMV adjustments, based on the trading price of outstanding warrants classified as liabilities, could impact the operating results in the reporting periods.

Nature of Business

Nature of Business

Sharps Technology, Inc. (“Sharps” or the “Company”) is a pre-revenue medical device company that has designed and patented various safety syringes and is seeking commercialization by manufacturing and distribution of its products.

The accompanying consolidated financial statements include the accounts of Sharps Technology, Inc. and its wholly owned subsidiary, Safegard Medical, Inc, collectively referred to as the “Company.” All intercompany transactions and balances have been eliminated.

The Company’s fiscal year ends on December 31.

On April 13, 2022, the Company’s Initial Public Offering was deemed effective with trading commencing on April 14, 2022. The Company received net proceeds of $14.2 million on April 19, 2022. (See Capital Structure and Note 8 to the Consolidated Financial Statements)

In March 2020, the World Health Organization declared coronavirus COVID-19 a global pandemic. This contagious disease outbreak has adversely affected workforces, economies, and financial markets globally leading to an economic downturn in certain industries and countries. It is not possible for the Company to predict the duration or magnitude of the adverse results of the outbreak and its effects on the Company’s business or ability to raise funds. Management continues to monitor the situation but has not experienced a significant disruption to its product development efforts.

Summary of Significant Accounting Policies

Basis of Presentation

The accompanying consolidated financial statements have been prepared by the Company in accordance with generally accepted accounting principles (“GAAP”) in the United States (“U.S.”) and are expressed in U.S. dollars.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

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Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with an original or remaining maturity of three months or less at the date of purchase to be cash equivalents. Cash and cash equivalents are maintained with various financial institutions.

Inventories

The Company values inventory at the lower of cost (average cost) or net realizable value. Work-in-process and finished goods inventories consist of material, labor, and manufacturing overhead. Net realizable value is the estimated selling price in the ordinary course of business, less reasonably predictable costs of completion, disposal, and transportation. A reserve is established for any excess or obsolete inventories or they may be written off. At December 31, 2022 and 2021, inventory is comprised of raw materials, components and finished goods.

Fair Value Measurements

Fair Value Measurements and Disclosures, require an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. ASC 820 prioritizes the inputs into three levels that may be used to measure fair value.

Level 1

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities. Valuations are based on quoted prices that are readily and regularly available in an active market and do no entail a significant degree of judgment.

Level 2

Level 2 applied to assets or liabilities for which there are other than Level 1 observable inputs such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market date.

Level 2 instruments require more management judgment and subjectivity as compared to Level 1 instruments. For instance: determining which instruments are most similar to the instrument being priced requires management to identify a sample of similar securities based on the coupon rates, maturity, issuer credit rating and instrument type, and subjectively select an individual security or multiple securities that are deemed most similar to the security being priced; and determining whether a market is considered active requires management judgment.

Level 3

Level 3 applied to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities. The determination for Level 3 instruments requires the most management judgment and subjectivity.

Fixed Assets

Fixed assets are stated at cost. Expenditures for maintenance and repairs are charged to operations as incurred. The Company’s fixed assets consist of land, building, machinery and equipment, molds and website. Depreciation is calculated using the straight-line method commencing on the date the asset is operating in the way intended by management over the following useful lives: Building – 20 years, Machinery and Equipment – 3 -10 years and Website – 3 years. The expected life for Molds is based lesser of the number of parts that will be produced based on the expected mold capability or 5 years.

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Impairment of Long-Lived Assets

Long-lived assets are reviewed annually for impairment or whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability is measured by comparison of the carrying amount of an asset group to the future net undiscounted cash flows that the assets are expected to generate. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the projected discounted future net cash flows arising from the asset.

Goodwill and Purchased Identified Intangible Assets

Goodwill

When applicable, goodwill will be recorded as the difference, if any, between the aggregate consideration paid for an acquisition and the fair value of the net tangible and identified intangible assets acquired under a business combination. Goodwill also includes acquired assembled workforce, which does not qualify as an identifiable intangible asset. The Company reviews impairment of goodwill annually in the third quarter, or more frequently if events or circumstances indicate that the goodwill might be impaired. The Company first assesses qualitative factors to determine whether it is necessary to perform the quantitative goodwill impairment test. If, after assessing the totality of events or circumstances, the Company determines that it is not more likely than not that the fair value of a reporting unit is less than its carrying amount, then the quantitative goodwill impairment test is unnecessary. If, based on the qualitative assessment, it is determined that it is more likely than not that the fair value of a reporting unit is less than its carrying amount, then the Company proceeds to perform the quantitative goodwill impairment test. The Company first determines the fair value of a reporting unit using weighted results derived from an income approach and a market approach. The income approach is estimated through the discounted cash flow method based on assumptions about future conditions such as future revenue growth rates, new product and technology introductions, gross margins, operating expenses, discount rates, future economic and market conditions, and other assumptions. The market approach estimates the fair value of the Company’s equity by utilizing the market comparable method which is based on revenue multiples from comparable companies in similar lines of business. The Company then compares the derived fair value of a reporting unit with its carrying amount. If the carrying value of a reporting unit exceeds its fair value, an impairment loss will be recognized in an amount equal to that excess, limited to the total amount of goodwill allocated to that reporting unit.

Identified Intangible Assets

When applicable, the Company’s identified intangible assets are amortized on a straight-line basis over their estimated useful lives. The Company makes judgments about the recoverability of finite-lived intangible assets whenever facts and circumstances indicate that the useful life is shorter than originally estimated or that the carrying amount of assets may not be recoverable. If such facts and circumstances exist, the Company assesses recoverability by comparing the projected undiscounted net cash flows associated with the related asset or group of assets over their remaining lives against their respective carrying amounts. Impairments, if any, are based on the excess of the carrying amount over the fair value of those assets. If the useful life is shorter than originally estimated, the Company would accelerate the rate of amortization and amortize the remaining carrying value over the new shorter useful life. The Company evaluates the carrying value of indefinite-lived intangible assets on an annual basis, and an impairment charge would be recognized to the extent that the carrying amount of such assets exceeds their estimated fair value.

Stock-based Compensation Expense

The Company measures its stock-based awards made to employees based on the estimated fair values of the awards as of the grant date. For stock option awards, the Company uses the Black-Scholes option-pricing model. The stock-based awards are granted at an exercise price that represents the fair market value of the underlying common stock based on the stock price, at which the Company sold stock in private placements completed by the Company, during the period such options were issued. Stock-based compensation expense is recognized over the requisite service period and is based on the value of the portion of stock-based payment awards that is ultimately expected to vest. The Company recognizes forfeitures of stock-based awards as they occur on a prospective basis.

Stock-based compensation expense for awards granted to non-employees as consideration for services received is measured on the date of performance at the fair value of the consideration received or the fair value of the equity instruments issued, whichever can be more reliably measured.

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Derivative Instruments

The Company accounts for common stock warrants as either equity-classified or liability-classified instruments based on an assessment of the specific terms of the warrants and applicable authoritative guidance in Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC 480”), Distinguishing Liabilities from Equity (“ASC 480”) and ASC 815, Derivatives and Hedging (“ASC 815”). The assessment considers whether the warrants are freestanding financial instruments pursuant to ASC 480, meet the definition of a liability pursuant to ASC 480, and meet all of the requirements for equity classification under ASC 815, including whether the warrants are indexed to the Company’s own stock and whether the holders of the warrants could potentially require net cash settlement in a circumstance outside of the Company’s control, among other conditions for equity classification. This assessment, which requires the use of professional judgment, is conducted at the time of warrant issuance and as of each subsequent quarterly period end date while the warrants are outstanding.

At their issuance date and as of December 31, 2022, the warrants were accounted for as liabilities as these instruments did not meet all of the requirements for equity classification under ASC 815-40 based on the terms of the aforementioned warrants. The resulting warrant liabilities are re-measured at each balance sheet date until their exercise or expiration, and any change in fair value is recognized in the Company’s consolidated statement of operations and comprehensive loss (See Notes 7, 8 and 10 to the Consolidated Financial Statements).

Basic and Diluted Loss Per Share

The Company computes net loss per share in accordance with ASC 260, Earnings per Share. ASC 260 requires presentation of both basic and diluted earnings per share (EPS) on the face of the consolidated statement of operations and comprehensive loss. Basic EPS is computed by dividing net income (loss) available to common stockholders (numerator) by the weighted average number of shares outstanding (denominator) during the year. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive. As at December 31, 2022, there were 10,405,916  stock options and warrants that could potentially dilute basic EPS in the future that were not included in the computation of diluted EPS because to do so would have been antidilutive for the periods presented.

Income Taxes

The Company must make certain estimates and judgments in determining income tax expense for financial statement purposes. These estimates and judgments are used in the calculation of tax credits, tax benefits, tax deductions, and in the calculation of certain deferred taxes and tax liabilities. Significant changes to these estimates may result in an increase or decrease to the Company’s tax provision in a subsequent period.

The provision for income taxes was composed of the Company’s current tax liability and changes in deferred income tax assets and liabilities. The calculation of the current tax liability involves dealing with uncertainties in the application of complex tax laws and regulations and in determining the liability for tax positions, if any, taken on the Company’s tax returns in accordance with authoritative guidance on accounting for uncertainty in income taxes. Deferred income taxes are determined based on the differences between the financial reporting and tax basis of assets and liabilities. The Company must assess the likelihood that it will be able to recover the Company’s deferred tax assets. If recovery is not likely on a more-likely-than-not basis, the Company must increase its provision for income taxes by recording a valuation allowance against the deferred tax assets that it estimates will not ultimately be recoverable. However, should there be a change in the Company’s ability to recover its deferred tax assets, the provision for income taxes would fluctuate in the period of such change.

Contingencies

Contingencies are evaluated and a liability is recorded when the matter is both probable and reasonably estimable. Gain contingencies are evaluated and not recognized until the gain is realizable or realized.

Off-Balance Sheet Arrangements

During the periods presented, we did not have any off-balance sheet arrangements as defined under Regulation S-K Item 303(a)(4).

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Results of Operations - six months ended June 30, 2023 and 2022

	June 30, 2023	June 30, 2022	Change	Change %

Research and development	$558,148	$1,063,243	$(505,095)	-48%
General and administrative	4,291,987	3,061,710	1,230,277	40%
Interest expense /(income)	(76,871)	1,345,944	(1,422,815)	-106%
Foreign exchange loss & Other	38,368	-	38,368	-
FMV (income) expense adjustment for Contingent Stock & Warrants	(93,977)	(4,078,930)	3,984,953	100%
Net loss	$4,717,655	$1,391,967	$3,325,688	239%

Revenue

The Company has not generated any revenue to date.

Research and Development

For the six months ended June 30, 2023, Research and Development (“R&D”) expenses decreased to $558,148 compared to $1,063,243 for the six months ended June 30, 2022. The decrease of $505,095 was primarily due to R&D costs of approximately $575,000 from $575,000 in 2022 to $0 in 2023 paid to Safegard for operating costs to use their facility and the purchase of R&D materials. In the 2022 period, prior to the acquisition date the facility, had been used for further development, production of current prototype samples and related testing. The operating costs are primarily related to the use of Safegard’s workforce, utility costs incurred and other services. We had further decreased in stock compensation expense of approximately $50,000, primarily due to the timing of awards and a decrease of $12,000 in other R&D costs. Partially offsetting the decreases was an increase in depreciation related to R&D equipment of $132,000.

General and Administrative

For the six months ended June 30, 2023, General and Administrative (“G&A”) expenses were $4,291,987 as compared to $3,061,710 for the six months ended June 30, 2022. The increase of $1,230,277 was primarily attributable to increases in: i) payroll and consulting fees of $536,000 from $781,546 in 2022 to $1,217,117 in 2023, primarily due to increases in compensation and consulting fees incurred, and additional headcount increases. ii) increases in stock compensation expense, due to new option awards and timing of award vesting, of approximately $98,000 from $539,000 in 2022 to $637,000 in 2023. Further, we had increases due, relating to a contract settlement during the second quarter of 2023 for $375,000 , marketing ($101,000), professional fees ($74,000), insurance ($157,000), rent ($60,000), computer ($22,000), other operating costs ($186,000) and depreciation ($155,000) partially offset by decreases from patent and registration fees ($43,000), board fees ($26,000), travel ($55,000) and public company related expenses ($410,000). In 2022, public company costs were primarily related to the IPO.

Interest expense (income)

Interest income was $76,871 for the six months ended June 30, 2023, as compared to interest expense, net of interest income, of $1,345,944 for the six months ended June 30, 2022. Interest expense decreased by $1,422,815 due to the financing which was in December 2021 which was repaid at the IPO closing with net proceeds. The interest was payable at an 8% face amount of $47,111 plus accreted interest of $1,299,985 on the $2,000,000 Note Payable.

FMV Adjustment for Derivatives

The Warrants require the FMV to be remeasured at each reporting date while recognition of the changes in fair value to income or expense in the consolidated statement of operations. For the six months ended June 30, 2023, the Company recorded a $93,977 FMV loss to reflect the increase in the Warrant liability. For the six months ended June 30, 2022, the Company recorded a $4,078,930 FMV gain to reflect the decrease in the Warrant liability. (See Note 7, 8 and 10 to the Unaudited Condensed Consolidated Financial Statements)

Liquidity and Capital Resources

At June 30, 2023 and December 31, 2022, we had a cash balance of $2,924,019 and $4,107,897, respectively. The Company had working capital of $1,197,575 and $2,416,928 as of June 30, 2023 and December 31, 2022, respectively. The decrease in our working capital was primarily by uses of cash in operations for the six month ended June 30, 2023 offset by net proceeds from the Offering in February 2023 which resulted in net proceeds of approximately $3.2M. (See below and Note 8 to the Condensed Consolidated Financial Statements)

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On February 3, 2023, we completed a securities purchase agreement (“Offering”) with institutional investors and received net proceeds from the Offering were approximately $3.2 million, net of $600,000 in fees relating to the placement agent and other offering expenses. The Offering was priced at the market under Nasdaq rules. In connection with the Offering, we issued 2,248,521 units at a purchase price of $1.69 per unit. Each unit consists of one share of common stock and one non-tradable warrant (Offering Warrant) exercisable for one share of common stock at a price of $1.56. The Offering Warrants have a term of five years from the issuance date. (See Notes 8 to the Condensed Consolidated Financial Statements)

On April 13, 2022, we completed its IPO which was declared effective by the SEC, and the Company’s common stock and warrants began trading on the Nasdaq Capital Market or Nasdaq on April 14, 2022 and which closed on April 19, 2022. The net proceeds from the IPO were approximately $14.2 million of which $5,778,750 was attributed to the warrant liability (See Notes 8 and 10 to the Condensed Consolidated Financial Statements).

Cash Flows

Net Cash Used in Operating Activities

The Company used cash of $4,131,000 and $3,093,105 in operating activities for the six months ended June 30, 2023 and 2022, respectively. The increase in cash used of $1,037, 895, was principally due to the Company incurring additional operating expenses during the six months ended June 30, 2023.

Net Cash Used in Investing Activities

For the six months ended June 30, 2023 and 2022, the Company used cash in investing activities of $342,525 and $2,813,355, respectively. In both periods cash was used to acquire or pay deposits for fixed assets equipment of $342,525 and $463,355, respectively. Further, in 2022 the Company used $2,350,000 related to escrow payments for the acquisition of Safegard.

Net Cash Provided by Financing Activities

For the six months ended June 30, 2023 and 2022, the Company provided cash from financing activities of $3,238,711 and $12,235,475, respectively. In the 2023 period, the cash provided from the Offering in February 2023. In the 2022 period, the cash provided was primarily from the IPO net proceeds of $14,202,975, prior to the effect of recording the liability attributed to the warrants from the IPO, less the Notes repayment of $2,000,000.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements as defined in Regulation S-K Item 303(a)(4).

Results of Operations

Comparison of the Years Ended December 31, 2022 and, 2021.

	Year Ended
	December 31, 2022	December 31, 2021	Change	Change %
Research and development	$2,280,933	1,690,865	$590,068	35%
General and administrative	6,457,860	2,806,801	3,651,059	130%
Interest expense (income)	1,320,416	166,746	1,153,670	692%
FMV gain adjustment for derivatives	(5,392,911)	-	(5,392,911)	-
Foreign currency Loss	496	-	496	-
Other	(27,132)	-	(27,132)	-
Net loss	$4,639,662	$4,664,412	$(24,750)	1%

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Revenue

The Company has not generated any revenue to date.

Research and Development

For the year ended December 31, 2022, Research and Development (“R&D”) expenses increased to $2,280,933 compared to $1,690,865 for the year ended December 31, 2021. The increase of $590,068 was due to increased R&D costs incurred at Safegard for labor $181,000 and other costs $207,000, which commenced after the acquisition on July 6, 2022. In addition, we had increases in depreciation related to R&D equipment of $597,000 which had commenced in the fourth quarter of 2021. We had increases in stock compensation and consulting fees of $4,000 from $321,000 in 2021 to $325,000 in 2022, decreases in engineering of $4,000 from $169,000 in 2021 to $165,000 2022 and decreases in other R&D costs of $119,000 from $331,000 in 2021 to $212,000 in 2022. The aforementioned changes were offset by the decrease in the Safegard operating cost of $275,000 from $850,000 in 2021 to $575,000 in 2022, incurred prior to acquisition. The operating costs primarily related to the use of Safegard’s workforce, utility costs incurred and other services. The facility, since June 2020 and following the acquisition, has been used for further development, production of current prototype samples and related testing.

General and Administrative

For the year ended December 31, 2022, General and Administrative (“G&A”) expenses were $6,457,860 as compared to $2,806,801 for the year ended December 31, 2021. The increase of $3,651,059 was primarily attributable to increases in payroll and related of: i) payroll and consulting fees of $805,000 from $918,000 in 2021 to $1,723,000 in 2022, primarily due to increased amounts of payroll and increased staffing, including fifty-two staff members and $187,000 relating to the Safegard acquisition from date of acquisition and additional other staff and pay of $618,000 from $918,000 in 2021 to $1,355,000 in 2022 and ii) decrease in stock compensation expense, due to timing of option awards and vesting, of approximately $175,000 from $1,091,000 in 2021 to $916,000 in 2022. In addition, we had increases in G&A in the year ended December 31, 2022 of approximately $3,021,000 principally from increased: marketing and promotion ($878,000), professional fees ($178,000), travel ($152,000), board fees ($151,000), insurance ($521,000). public company and investor relations related ($294,000), issuance costs related to the warrants ($550,000), rent and office expenses ($109,000) and other ($188,000).

Interest expense (income)

Interest expense, net of interest income, was $1,320,416 for the year ended December 31, 2022, compared to interest expense of $166,746 for the year ended December 31, 2021. Interest expense increased by $1,153,670 due to the financing entered into in December 2021 which resulted in interest payable at the 8% face amount of $47,111 plus accreted interest of $1,299,985 on the $2,000,000 Note Payable which was repaid at the IPO closing with net proceeds.

FMV Adjustment for Derivatives

The value of the Note Warrants requires the Fair Market Value (“FMV”) to be remeasured at each reporting date while outstanding with recognition of the changes in fair value to other income or expense in the statement of operations and comprehensive loss. For the year ended December 31, 2022, the Company recorded a $5,392,911 FMV gain to reflect the decrease in the Note Warrants and Warrants liabilities issued with the IPO. (See Notes 7, 8 and 10 to the Consolidated Financial Statements)

Liquidity and Capital Resources

On April 13, 2022, we completed its IPO which was declared effective by the SEC, and the Company’s common stock and warrants began trading on the Nasdaq Capital Market or Nasdaq on April 14, 2022 and which closed on April 19, 2022. The net proceeds from the IPO were approximately $14.2 million of which $5,778,750 was attributed to the warrant liability (See Notes 8 and 10 to the Consolidated Financial Statements).

At December 31, 2022 and 2021, we had a cash balance of $4,107,897 and $1,479,166, respectively. The Company has working capital of $2,416,928 as of December 31, 2022 vs working capital deficiency of $1,156,998, as of December 31, 2021. The increase in our working capital was primarily related to net proceeds from our initial public offering of approximately $14.2 million prior to the effect of recording the liability attributed to the warrants from the IPO, less use of cash in operations, investing in fixed assets purchased, repayment of the Note Payable of $2.0 million and $2.4 million paid relating to the Safegard acquisition.

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On February 3, 2023, we completed a securities purchase agreement (“Offering”) with institutional investors and received net proceeds from the Offering were approximately $3.2 million, net of $600,000 in fees relating to the placement agent and other offering expenses. The Offering was priced at the market under Nasdaq rules. In connection with the Offering, we issued 2,248,521 units at a purchase price of $1.69 per unit. Each unit consists of one share of common stock and one non-tradable warrant exercisable for one share of common stock at a price of $1.56. The warrants have a term of five years from the issuance date. (See Notes 16 to the Consolidated Financial Statements)

Cash Flows

Net Cash Used in Operating Activities

The Company used cash of $6,433,159 and $3,147,736 in operating activities for the year ended December 31, 2022 and 2021, respectively. The increase in cash used was principally due to the Company incurring additional G&A expenses and R&D activities as described above during year ended December 31, 2022.

Net Cash Used in Investing Activities

For the year ended December 31, 2022 and 2021, the Company used cash in investing activities of $3,117,916 and $2,343,730, respectively. In both years, cash was used to acquire or pay deposits for machinery and equipment of $542,662 and $2,221,830, respectively. Further, in the year ended December 31, 2022 and 2021, the Company used $2,365,576 and $75,000, respectively the acquisition of Safegard or related escrow payments.

Net Cash Provided by Financing Activities

For the year ended December 31, 2022 and 2021, the Company provided cash from financing activities of $12,235,475 and $5,180,429 respectively. In the 2022 period, the cash provided was primarily from the IPO net proceeds of $14,202,975, prior to the effect of recording the liability attributed to the warrants from the IPO, less the Notes repayment of $2,000,000. In 2021, the cash provided was from stock subscriptions from a private placement.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements as defined in Regulation S-K Item 303(a)(4).

Emerging Growth Company Status

We are an “emerging-growth company”, as defined in the JOBS Act, and, for as long as we continue to be an emerging growth company, we may choose to take advantage of exemptions from various reporting requirements applicable to other public companies but not to emerging growth companies, including, but not limited to, not being required to have our independent registered public accounting firm audit our internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. As an emerging growth company, we can also delay adopting new or revised accounting standards until such time as those standards apply to private companies. We intend to avail ourselves of these options. Once adopted, we must continue to report on that basis until we no longer qualify as an emerging growth company.

We will cease to be an emerging growth company upon the earliest of: (i) the end of the fiscal year following the fifth anniversary of the initial public offering; (ii) the first fiscal year after our annual gross revenue are $1.235 billion or more; (iii) the date on which we have, during the previous three-year period, issued more than $1.0 billion in non-convertible debt securities; or (iv) the end of any fiscal year in which the market value of our common stock held by non-affiliates exceeded $700 million as of the end of the second quarter of that fiscal year. We cannot predict if investors will find our common stock less attractive if we choose to rely on these exemptions. If, as a result of our decision to reduce future disclosure, investors find our common shares less attractive, there may be a less active trading market for our common shares and the price of our common shares may be more volatile.

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We are also a “smaller reporting company,” meaning that the market value of our stock held by non-affiliates plus the aggregate amount of gross proceeds to us as a result of the IPO is less than $700 million and our annual revenue was less than $100 million during the most recently completed fiscal year. We may continue to be a smaller reporting company if either (i) the market value of our stock held by non-affiliates is less than $250 million or (ii) our annual revenue was less than $100 million during the most recently completed fiscal year and the market value of our stock held by non-affiliates is less than $700 million. If we are a smaller reporting company at the time, we cease to be an emerging growth company, we may continue to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. Specifically, as a smaller reporting company we may choose to present only the two most recent fiscal years of audited financial statements in our Annual Report on Form 10-K and, similar to emerging growth companies, smaller reporting companies have reduced disclosure obligations regarding executive compensation.

Emerging Growth Company Status

We are an “emerging-growth company”, as defined in the JOBS Act, and, for as long as we continue to be an emerging growth company, we may choose to take advantage of exemptions from various reporting requirements applicable to other public companies but not to emerging growth companies, including, but not limited to, not being required to have our independent registered public accounting firm audit our internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. As an emerging growth company, we can also delay adopting new or revised accounting standards until such time as those standards apply to private companies. We intend to avail ourselves of these options. Once adopted, we must continue to report on that basis until we no longer qualify as an emerging growth company.

We will cease to be an emerging growth company upon the earliest of: (i) the end of the fiscal year following the fifth anniversary of the initial public offering; (ii) the first fiscal year after our annual gross revenue are $1.235 billion or more; (iii) the date on which we have, during the previous three-year period, issued more than $1.0 billion in non-convertible debt securities; or (iv) the end of any fiscal year in which the market value of our common stock held by non-affiliates exceeded $700 million as of the end of the second quarter of that fiscal year. We cannot predict if investors will find our common stock less attractive if we choose to rely on these exemptions. If, as a result of our decision to reduce future disclosure, investors find our common shares less attractive, there may be a less active trading market for our common shares and the price of our common shares may be more volatile.

We are also a “smaller reporting company,” meaning that the market value of our stock held by non-affiliates plus the aggregate amount of gross proceeds to us as a result of the IPO is less than $700 million and our annual revenue was less than $100 million during the most recently completed fiscal year. We may continue to be a smaller reporting company if either (i) the market value of our stock held by non-affiliates is less than $250 million or (ii) our annual revenue was less than $100 million during the most recently completed fiscal year and the market value of our stock held by non-affiliates is less than $700 million. If we are a smaller reporting company at the time, we cease to be an emerging growth company, we may continue to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. Specifically, as a smaller reporting company we may choose to present only the two most recent fiscal years of audited financial statements in our Annual Report on Form 10-K and, similar to emerging growth companies, smaller reporting companies have reduced disclosure obligations regarding executive compensation.

BUSINESS

Background and Overview

Sharps Technology, Inc. is a medical device company that has designed and patented various safety syringes which we are seeking to commercialize. We were incorporated under the laws of the State of Wyoming on December 16, 2017. Sharps was incorporated to purchase, develop and commercialize the intellectual property resulting in a family of smart safety syringe products. We closed the acquisition of this intellectual property in the fourth quarter of 2017. The intellectual property we purchased consisted of issued patent and patent files, all new designs and iterations, samples, regulatory files, manufacturing files, product testing files and market research files relating to such safety syringe products.

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In June 2020, we entered into an asset/share purchase agreement with Safegard Medical and certain other parties and in August 2020, October 2020, and July 2021, we entered into amendments to this agreement (as amended, the “Safegard Agreement”). Under the Safegard Agreement, we received an option to purchase either the stock of Safegard or certain assets of Safegard, including a manufacturing facility in Hungary registered with the FDA and CE for the manufacture of safety syringes, for $2.5 million in cash plus additional consideration of 100,000 shares of common stock and 125,000 stock options with an exercise price of $2.00. Under the Safegard Agreement, we were granted the right to operate this facility at our expense and continued to do so through the closing date which occurred on July 6, 2022.

Our safety syringes products, which we refer to as the Sharps Provensa™ and Securgard™, are ultra-low waste and have safety features, which we believe will provide us a competitive advantage over other syringes. Sharps Provensa is a patented and FDA-cleared safety syringe addressing the important needs of the global healthcare market. We received FDA clearance for the Sharps Provensa on June 12, 2006, for subcutaneous and intramuscular injections into the human body.

As further discussed below, although we currently have some production capacity for our products and thus ability to receive and fulfill orders, we expect that the September 2023 Private Placement will allow us to increase our production capacity and thus help us to generate and fulfill orders for our product line and advance our new products in connection with recent collaboration arrangements with Nephron Pharmaceutical. We anticipate that we will commence receiving orders for and producing commercial quantities of our products. However, we have not generated sales or received any orders to date and there is no assurance we will receive any orders for our products.

We anticipate that we will commence receiving orders for and producing commercial quantities of our Sharps products once inventory levels are available.

Our Products

Ultra-low waste space syringes are the preferred syringe for the administration of many vaccines and injectable medications. In addition, passive safety features are those most requested by clinicians in the field, in order to avoid infectious needlestick injuries. Our suite of products is designed to work with vials as well as pre-fillable syringes which are largely used by the pharmaceutical industry. Our Sharps Provensa Ultra - Low Waste, smart safety syringes engage all safety features, automatically, when the injection is given (and are thus considered to have passive safety features). The needle tip is covered even before removal from the patient - providing a very high level of safety. Our design is very stingy with using the medication contained in the syringe. Independent testing measured typical waste space found in commonly used hypodermic syringes to exceed 50 microliters with several resulting in waste space in excess of 100 microliters. Our Sharps Provensa has approximately 10 microliters of waste space. When some other syringes are used, vials and pre-fillable syringes are overfilled to anticipate this higher waste. With Sharps Provensa safety syringes, the overfilling can be virtually eliminated. Of the eleven commercially available syringes tested, only two (BD Integra and Sharps Provensa) had measured waste space which would place them in a low waste space category. We estimate that over 95% of the market comprise the products tested, other than the Integra. We have tested the number of doses, as recommended by Pfizer, which can be extracted from a 5 dose vial of Covid 19 vaccine. Using our Sharps Provensa Ultra Low – Waste smart safety syringe we are able to extract 7 doses from a 5 dose vial. This is accomplished by utilizing the overfill of the vial, which would be thrown away with an inefficient syringe design.

Sharps Provensa has the following features and benefits:

●	Traditional one-handed operation;

●	Passive safety features, which engage automatically, when the injection is given providing maximum protection even before withdrawal of the needle from the patient;

●	SharpsLock interchangeable needle heads connect fast from drawing medication to injection;

●	Orange color plunger tip contrasts against black color graduation for proper reading of medication;

●	Reduces costly discarded medicine from every inefficient injection with our ultra-low waste space syringes;

●	No leakage or breakage at the needlehead connection point;

●	Prevents improper reuse of needles and syringes

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The Sharps Provensa needle tip goes through the skin sharp, delivering the medicine or vaccine, and comes out of the body shielded, protecting the healthcare worker and the public. We believe that with use of Sharps Provensa, with its aforementioned features and benefits, the instance of needlestick injuries can be dramatically reduced.

Sharps Provensa Ultra - Low Waste smart safety syringes have been designed to address four primary problems:

1. Accidental needlestick injuries: These occur when the clinician is stuck with an infected needle. According to the WHO, these accidents likely take place in excess of 2 million times per year. When a clinician receives an infectious needlestick injury, any blood borne disease which the patient had, could be transmitted to them.

A 2016 World Health Organization Commission reported that over 16 billion injections are delivered worldwide each year (pre-Covid era). A recent analysis showed that 55.1% of healthcare workers had sustained a needlestick injury, or NSI, at some point in their career. Over one million healthcare worker NSIs are documented each year in the US and Europe and over 3 million worldwide with the true incidence believed to be more than double those numbers as over half of injuries go unreported.

US data on injury trends disturbingly show recent worsening despite safety campaigns and protocols. In a 2016 study, economic analysis has placed the average cost of an NSI at $747 (direct plus indirect costs) and strongly supported the use of safety-engineered devices for injection. Low compliance with recommended safety protocols can be seen upon examination of injury data where a majority of injuries continue to occur with non-safety devices or before full activation of a safety-protection feature.

There are over 20 such transmissible blood borne diseases, including AIDS and hepatitis. Safety syringes provide protection by active or passive safety mechanism. Active safety requires the clinician to activate the safety features of the syringe following an injection to the patient. This can be done by pushing a hinge or engaging a slide. Compliance is low and some designs require close proximity to the sharp needle, in order to activate. A 2019 EPInet report demonstrates that over 80% of NSIs from safety devices occurred at a time when their safety feature not activated or only partially activated. Passive safety occurs simply by giving the injection in the ordinary way and having the product design engage the safety features automatically.

2. Waste Space: all needle and syringes have space which permits the accumulation of injectable medications which cannot be accessed and are thrown away with each injection. Sharps Provensa has approximately 10 microliters of waste space - others have as much as 140 microliters of waste space. Without knowing what syringe is going to be used, pharmaceutical companies must overfill their vials to account for this loss. For difficult to manufacture injectable medications, this reduces the number of life saving doses which could be available to the public. When doses are extremely small, waste space can exceed the required dose. That means more medications are being thrown away than injected into the patient. As an example, certain Covid 19 vaccine injections approved for booster shots and for children require lower doses. The lower the dose the higher the percentage of wasted medications. Sharps Provensa maximizes the number of doses obtained from a vial by minimizing the waste space. A growing trend for pharmaceutical companies is to prefill a syringe and sell it with the desired precise dose. A needlehead assembly is affixed to the syringe and this avoids the need for a vial. Sharps Provensa saves the pharmaceutical company from overfilling the pre-filled syringe and produces more doses from the same bulk material. Pfizer has approved Sharps Provensa Ultra - Low Waste smart safety syringes for use with their Covid 19 vaccine. According to a July 2016 Journal of the American Medical Association article, for a small group of injectable medications, the median value of the wasted medicine per dose was $5.00 for high-dead-space medications, and about $0.50 for low dead-space medications. Over one year, the cost of the waste for high-dead-space medications ranged from $558 to $2,329 (a median value of $1,638) compared to $68 to $205 (a median value of $125) for low-dead-space medication.

3. Exchangeable needle head assembly: because we don’t have a single needle permanently attached to a syringe, this permits the clinician to attach the required needle length and gauge to the syringe, while maintaining all safety features and benefits. This reduces the amount of inventory otherwise required.

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4. Draw needle: Our Sharps Provensa product line has a draw needle, which facilitates very rapid draw of all injectable medications from a vial into a syringe, including those medications which are viscous and difficult to draw in any other way. A draw needle has a larger inside diameter which facilitates fast and proper draw. Once the medication has been drawn into the vial, the draw needle is replaced with the needle size and gauge required for the patient’s injection. If the needle that is to be used on the patient is a high gauge thin needle, and is first used to draw the medication from the vial (which would not ocurr with the Sharps Provensa draw needle), the needle tip may be damaged or lose some of its sharp edge. This could result in more pain/discomfort for the patient or an incomplete injection.

Draw needles are commonly used. If the clinician wishes to use a very thin needle for injection into the patient, a draw needle would be used to puncture the septum of the vial. Draw needles are commonly 18 gauge in size, while needle gauges for injection into the patient range up to 31/32 gauge (the higher the gauge, the thinner the needle). The thinner the needle, the smaller the inside diameter, the greater the difficulty to draw medication into the syringe, from the vial. A higher gauge needle has a greater chance of damage when puncturing the septum of the vial. We believe the Sharps Provensa safety syringes will offer the only passive safety syringes that include draw needles with passive safety and low-waste features.

We know of no safety syringe on the market with all of these benefits.

The Sharps Provensa will come in 4 different designs for use in vials and pre-filled syringes. The Sharps Provensa will be usable in all traditional settings, including hospitals, clinics, physician offices, and pharmacies.

We are in discussions with pharmaceutical companies and distributors for sales of our Sharps Provensa. We also intend to market the Sharps Provensa to the US and foreign governments. In certain limited instances, we may also seek to sell the Sharps Provensa to hospitals and clinician offices.

Securgard TM has the following features and benefits:

●	Traditional one-handed operation;

●	Auto Disable Function prevents reuse;

●	Reduces costly discarded medicine from every inefficient injection with our ultra-low waste space syringes;

●	No leakage or breakage at the needlehead connection point;

●	Prevents improper reuse of needles and syringes

Securgard products facilitate entry into markets not permitted by Sharps Provensa. The products have FDA approval, CE mark and WHO approval.

Manufacturing and Supply Agreement

On September 29, 2022, the Company entered into an agreement (the “Nephron Agreement”) with InjectEZ, LLC (“InjectEZ”), Nephron Pharmaceuticals Corporation (“NPC”), Nephron SC, Inc. (“NSC”), and Nephron Sterile Compounding Center LLC (“Sterile”) (NPC, NSC, and Sterile are sometimes collectively referred to as “Nephron”), pursuant to which the Company will provide technical advice and assistance to support manufacturing by InjectEZ, purchase certain quantities of syringes as the Company may order or require, and collaborate with Nephron on certain related business endeavors.

The Nephron Agreement is for a period of four (4) years, expiring on September 28, 2026 and continues thereafter for successive one (1) year periods.

In connection with the Nephron Agreement, the Company will enter into a manufacturing and supply agreement with InjectEZ regarding the development and manufacture of high value pre-fillable syringe systems that can be used by the healthcare industry, pharmaceutical markets and including Nephron on terms agreed upon by the parties. The Nephron Agreement will allow for the supply of the pre-fillable systems of different sizes and with specialized technology that will be compatible with industry standards and technology beginning in early 2023. The Agreement also allows for further expansion of manufacturing capabilities by the Company working with InjectEZ to support future industry and customer demand of pre-fillable systems as detailed in the Agreement.

In connection with the Nephron Agreement, the Company will enter into a Pharma Services Program (PSP) with Nephron that will create new business development growth opportunities for both companies. These opportunities will include the development and sale of next generation drug delivery systems that will be produced by the Company and can be purchased by healthcare Industry, pharmaceutical markets and Nephron.

In connection with the Nephron Agreement, the Company will enter into a distribution program with Nephron in which the Company can utilize Nephron’s third party logistics providers in support of distributing, obtaining product qualifications including clinical trials with Nephron’s healthcare customers for all products developed by the Company.

NPC is a West Columbia, S.C.-based company that develops and produces safe, affordable generic inhalation solutions and suspension products. NPC also operates an industry-leading 503B Outsourcing Facility division, which produces pre-filled sterile syringes, luer-lock vials, IV bottles and IV bags for hospitals across America, in an effort to alleviate drug shortage needs. NPC launched a CLIA-certified diagnostics lab in 2020 where it tests people for COVID-19 and administers vaccinations.

A copy of the Nephron Agreement was filed as Exhibit 10.1 to the Current Report on Form 8-K filed on October 4, 2022, and is also incorporated herein as Exhibit 10.27.

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Distribution Agreement

On December 8, 2022, Sharps entered into a distribution agreement (the “Distribution Agreement”) with Nephron Pharmaceuticals pursuant to which the Sharps Technology appointed Nephron as its exclusive distributor for the sale and distribution of the products subject to the Distribution Agreement in and throughout the United States. Pursuant to the Distribution Agreement, the price of shipping products will be based on the cost of delivery to Nephron’s warehouse and the Company will pay for the cost of delivery to Nephron. The Distribution Agreement has a term of two years and will continue in effect unless either party notifies the other party of its desire to terminate. At any time and for any reason, either party can terminate the Distribution Agreement after thirty (30) days’ notice and in the event of a breach of any of the Distribution Agreement’s terms and provisions, either party can terminate the Distribution Agreement by providing 90 days written notice. The Company has the right to terminate the Distribution Agreement with 60 days written notice if certain conditions are met as set forth in the Distribution Agreement.

A copy of the Distribution Agreement was filed as Exhibit 10.1 to the Current Report on Form 8-K filed on December 13, 2022, and also incorporated herein as Exhibit 10.28.

Competitive Environment

We anticipate our major domestic competitors will include Retractable Technologies, Inc., Becton Dickinson & Company, Medtronic Minimally Invasive Therapies (“Medtronic,” formerly known as Covidien), Terumo Medical Corp., Smiths Medical, and B Braun. Our competitors may have greater financial resources, larger and more established sales, marketing, and distribution organizations; and greater market influence, including long-term and/or exclusive contracts.

We anticipate that we will compete primarily on the basis of healthcare worker and patient safety, product performance, and quality. We believe our competitive advantages will include the combination of passive safety and ultra low waste features.

Government Regulations

In the United States, the Federal Food, Drug and Cosmetic Act, or FDCA, FDA regulations and other federal and state statutes and regulations govern, among other things, medical device design and development, preclinical and clinical testing, premarket clearance or approval, registration and listing, manufacturing, labeling, storage, advertising and promotion, sales and distribution, export and import, and post-market surveillance. The FDA regulates the design, manufacturing, servicing, sale and distribution of medical devices. Failure to comply with applicable U.S. requirements may subject a company to a variety of administrative or judicial sanctions, such as FDA refusal to approve pending applications, warning letters, product recalls, product seizures, total or partial suspension of production or distribution, injunctions, fines, civil penalties and criminal prosecution.

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Unless an exemption applies, each medical device we wish to distribute commercially in the United States will require marketing authorization from the FDA prior to distribution. The two primary types of FDA marketing authorization applicable to a device are premarket notification, also called 510k clearance, and premarket approval, also called PMA approval. The type of marketing authorization is generally linked to the classification of the device. The FDA classifies medical devices into one of three classes (Class I, II or III) based on the degree of risk the FDA determines to be associated with a device and the level of regulatory control deemed necessary to ensure the device’s safety and effectiveness. Devices requiring fewer controls because they are deemed to pose lower risk are placed in Class I or II. Class I devices are deemed to pose the least risk and are subject only to general controls applicable to all devices, such as requirements for device labeling, premarket notification and adherence to the FDA’s current Good Manufacturing Practices, or cGMP, known as the Quality System Regulations, or QSR. Class II devices are intermediate risk devices that are subject to general controls and may also be subject to special controls such as performance standards, product-specific guidance documents, special labeling requirements, patient registries or post-market surveillance. Class III devices are those for which insufficient information exists to assure safety and effectiveness solely through general or special controls and include life sustaining, life-supporting or implantable devices, devices of substantial importance in preventing impairment of human health, or which present a potential, unreasonable risk of illness or injury. Our Sharps Provensa has been cleared by the FDA under the 510k premarket notification process (Class II).

Outside of the United States, our ability to market our products will be contingent also upon our receiving marketing authorizations from the appropriate foreign regulatory authorities, whether or not FDA approval or clearance has been obtained. The foreign regulatory approval process in most industrialized countries generally encompasses risks similar to those we will encounter in the FDA approval or clearance process. The requirements governing conduct of clinical trials and marketing authorizations, and the time required to obtain requisite approvals, may vary widely from country to country and differ from those required for FDA approval or clearance.

The sale of medical products is subject to laws and regulations pertaining to health care fraud and abuse, including state and federal anti-kickback, anti-self-referral, and false claims laws in the United States.

Intellectual Property

Intellectual property rights, particularly patent rights, are material to our business. We own three patents used in the Sharps Provensa, which expire between 2035 and 2040. Our issued patents include a design patent (USD743,025) for the ornamental design for a safety syringe, a patent (US 10,980,950) for an ultra low-waste needle and syringe system that automatically and passively renders a needle safe during the injection process, and a patent (US 11,154,663) for a pre-filled safety needle and syringe system.

We have three additional pending patent applications in the United States and one PCT (Patent Cooperation Treaty) patent application. The patent applications, which we own, have an anticipated expiration date of June 22, 2040. The pending patent applications are for (i) an ultra-low waste disposable syringe with self-adjusting integrating safety features, (ii) an ultra-low waste disposable safety syringe for low dose injections, and (iii) a needle and syringe system with automatic safety shield that renders a needle safe. Our pending patent applications are for utility patents. With respect to the last of these patent applications, we have, in addition to our United States patent application, also filed a PCT patent application. A PCT application is a single utility patent filing that provides international patent-pending status. By itself, a PCT application will not lead to foreign patents. To obtain foreign patents for this PCT patent application, we will need to file individual patent applications at a later time.

We have certain trademarks for Sharps Provensa, Sharps Provensa Ultra-Low Waste and filed applications to register other trademarks for use in our Sharps Provensa product line.

Recent Developments

Nephron Asset Purchase Agreement

On September 22, 2023, Sharps entered into a series of agreements with Nephron and Nephron’s wholly owned subsidiary InjectE, LLC. Sharps entered into an asset purchase agreement (the “Asset Purchase Agreement”) to purchase certain equipment and leasehold improvements at Nephron’s facility (the “Facility”) in West Columbia, South Carolina. The Asset Purchase Agreement provides for a cash purchase price of $40,378,594 and the issuance of a five (5) year subordinated promissory note (the “Nephron Note”) to Nephron in the principal amount of $10.0 million which bears interest at 8% per annum to be paid upon the closing (the “Closing”) of the transaction. The Nephron Note will be redeemable (25% per quarter) during the first year if Nephron’s syringe purchase orders result in revenue of at least $7,500,000 per quarter during the first year. The Company will also issue Nephron warrants to purchase 4% of the Company’s common stock on a fully diluted basis (the “Nephron Warrants”) exercisable for a five-year period at an exercise price of $1.56 per share.

In conjunction with the execution of the Asset Purchase Agreement, on September 19, 2023, the Company entered into a ten-year Purchase Agreement with Nephron whereby Nephron agreed to utilize the Sharps as its exclusive pre-filled COC syringe manufacturer and to purchase a minimum aggregate of $450.0 million of syringes over the term of the Purchase Agreement. The Purchase Agreement contains specific quantities of products required to be purchased from the Company during the term of the Purchase Agreement. The Purchase Agreement provides that Nephron will make an initial purchase order of $32.0 million upon the closing of the Asset Purchase Agreement . The effectiveness of the Purchase Agreement is subject to the closing of the Asset Purchase Agreement (the “Closing”).

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At the Closing, Sharps will enter into a 10 year lease for the Facility in which the Assets are located and will be operated by the Company. The lease provides for four successive five year options, with a right to purchase the Facility, which lease will be effective upon Closing (the “Lease”). The Lease provides for a monthly rental fee of $40,550, subject to increase after 5 years based on CPI adjustments.

In addition, Sharps and Nephron, will enter into a two year Shared Services Agreement whereby Nephron will provide certain administrative services and personnel to the Company in exchange for an agreed upon fee schedule. These services will assist the Company in establishing its operations in the Facility.

The closing of the Asset Purchase Agreement is subject to certain closing conditions. There can be no assurance that such closing conditions will be satisfied but the Company anticipates closing the transaction within 60 days from the date of the Asset Purchase Agreement.

Private Placement

On September 27, 2023, the Company entered into a Securities Purchase Agreement (the “PIPE Purchase Agreement”) with certain accredited investors purchasing common stock in this offering for a private placement offering (“Private Placement”) of (i) 2,581,479 unregistered shares of our common stock (the “PIPE Shares”) (or pre-funded warrants in lieu thereof with each pre-funded warrant exercisable for one share of common stock (the “PIPE Pre-Funded Warrants”)) and (ii) unregistered warrants to purchase 8,750,003 of our common stock (the “SS Warrants” and together with PIPE Shares (PIPE Pre-Funded Warrants in lieu thereof), the “PIPE Securities”). Pursuant to the PIPE Purchase Agreement, the Company has agreed to issue and sell 2,581,479 PIPE Shares (or PIPE Pre-Funded Warrants in lieu thereof) together with the SS Warrants to purchase up to 8,750,003 shares of common stock at a combined offering price of $1.074 per unit (less $0.001 for each PIPE Pre-Funded Warrant). The PIPE Securities were offered pursuant to an exemption from the registration requirements of the Securities Act provided in Section 4(a)(2) of the Securities Act and/or Rule 506(b) of Regulation D promulgated thereunder. The PIPE securities are being registered in this Registration Statement.

The PIPE Pre-Funded Warrants are immediately exercisable, at a nominal exercise price of $0.001, and may be exercised at any time until all of the PIPE Pre-Funded Warrants are exercised in full. Under the terms of the PIPE Pre-Funded Warrants, the Company may not effect the exercise of any such warrant, and a holder will not be entitled to exercise any portion of any such warrant, if, upon giving effect to such exercise, the aggregate number of shares of common stock beneficially owned by the holder (together with its affiliates, any other persons acting as a group together with the holder or any of the holder’s affiliates, and any other persons whose beneficial ownership of common stock would or could be aggregated with the holder’s for purposes of Section 13(d) or Section 16 of the Securities Exchange Act of 1934, as amended) would exceed 4.99% of the number of shares of common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of such warrant, which percentage may be increased or decreased at the holder’s election upon 61 days’ notice to the Company subject to the terms of such warrants, provided that such percentage may in no event exceed 9.99%

The SS Warrants have an exercise price of $0.64 per share (subject to adjustment as set forth in the warrant), are exercisable upon issuance and will expire five years from the date of issuance. The SS Warrants contain standard adjustments to the exercise price including for stock splits, stock dividend, rights offerings and pro rata distributions.

The gross proceeds to the Company from the private placement, before deducting placement agent fees and other estimated offering expenses payable by the Company, was approximately $2,8 million. The Company intends to use the net proceeds from the Private Placement for working capital and other general corporate purposes.

In connection with the PIPE Purchase Agreement, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with the investor. Pursuant to the Registration Rights Agreement, the Company will be required to file a resale registration statement (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) to register for resale of the common stock, the shares issuable upon the exercise of the PIPE Pre-Funded Warrants and the shares issuable upon exercise of the SS Warrants within fifteen (15) days after the closing date (the “Filing Date”). Pursuant to the Registration Rights Agreement, the Registration Statement shall be declared effective within 30 days after the Filing Date or 60 days following the Filing Date if the Registration Statement is reviewed by the SEC. The Company will be obligated to pay certain liquidated damages to the investor if the Company fails to file the resale registration statement when required, fails to cause the Registration Statement to be declared effective by the SEC when required, of if the Company fails to maintain the effectiveness of the Registration Statement. This Registration Statement includes the securities issued with the Private Placement in accordance with the Registration Rights Agreement.

Aegis Capital Corp. acted as the placement agent in connection with the Private Placement. Pursuant to the engagement agreement , we paid Aegis a commission equal to 8% of the gross proceeds received by the Company in the Private Placement. The Company has also paid Aegis $100,000 for fees and expenses including attorney fees.

Employees

We have eighty full-time employees, one of which is our Chief Executive Officer, and retain the services of additional personnel on an independent contractor basis to support R&D, Finance, Marketing and Regulatory areas. We do not have any part-time employees. Of the eighty employees, seventy-three work at our facilities in Hungary. We expect to add additional employees in order to increase production capacity.

Facilities

We lease office space, on a month-to-month basis, at 105 Maxess Road, Melville, New York 11747. Our monthly rent is $200.

We operate a manufacturing facility in Hungary acquired in July 2022, which we previously used for development and testing of our products and we currently use primarily for the manufacture of Sharps Provensa safety syringe. We are prepared to move our owned molds, machinery and equipment to an alternative manufacturing location if necessary. See “Background and Overview.”

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Legal Proceedings

We are not a party to any material legal proceeding, nor is our property the subject of any material legal proceedings.

Impact of COVID-19

In March 2020, the World Health Organization declared coronavirus COVID-19 a global pandemic. This contagious disease outbreak has adversely affected workforces, economies, and financial markets globally leading to an economic downturn in certain industries and countries. It is not possible for the Company to predict the duration or magnitude of the adverse results of the outbreak and its effects on the Company’s business or ability to raise funds. Management continues to monitor the situation but has not experienced a significant disruption to its product development efforts.

MANAGEMENT

The following table provides information regarding our executive officers and directors as of the date of this prospectus:

Name	Age	Position(s)
Executive Officers:
Robert M. Hayes	57	Chief Executive Officer and Director
Andrew R. Crescenzo	67	Chief Financial Officer
Non-Executive Directors and Director Nominees:
Soren Bo Christiansen, MD	68	Chairman
Paul K. Danner	66	Director
Timothy J. Ruemler	65	Director
Brenda Baird Simpson		Director
Jason Monroe	37	Director

Executive Officers

Robert M. Hayes

Robert M. Hayes has been the Chief Executive Officer and director for Sharps Technology since September 2021. Before joining the Company, he served as Senior Director of Product Management and Innovation and other roles with Gerresheimer Pharmaceutical Glass from 2010 to 2021 where he led commercial sales and strategic partnerships with top global healthcare companies. He has over 25 years’ experience in the healthcare, medical device, and pharmaceutical manufacturing industry. Mr. Hayes received his Bachelor of Business Administration from University of Toledo. Mr. Hayes’ healthcare industry and product management experience qualify him to serve on our board of directors.

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Andrew R. Crescenzo

Andrew R. Crescenzo, CPA has been Chief Financial Officer for Sharps Technology since May 2019 under a consulting agreement with CFO Consulting Partners LLP through September 30, 2022 and as an employee since October 1, 2022. Before joining the Company, Mr. Crescenzo served in various finance roles from 2006 to 2019 in biotech, manufacturing and distribution, including, CFO of United Metro Energy from 2014 to 2016; Senior VP of Finance of Enzo Biochem (NYSE:ENZ) from 2006 to 2014. Prior to 2006, he was an Executive Director from 2002 to 2006 and a Senior Manager from 1997 to 2002 at Grant Thornton LLP. Mr. Crescenzo is a Certified Public Accountant and received his Bachelor of Business Administration from Adelphi University.

Non-Executive Directors

Dr. Soren Bo Christiansen

Soren Bo Christiansen, Chairman of the Board for Sharps Technology, joined the team in April 2018 as a Board member, became Chairman of the Board in December 2018 (and has been co-Chairman since 2021) , and was CEO from April 2019 until he stepped down in September 2021. Dr. Christiansen worked for Merck & Co. Inc. for 30 years in Denmark, USA and Switzerland. He was Sr. VP Merck Vaccines (head of the Global Commercial division), President Eastern Europe, Middle East & Africa and during the last four years of his career, he was President for Europe, Middle East, Africa and Canada. He holds a medical degree from University of Copenhagen Denmark. Dr. Christiansen’s medical and pharmaceutical knowledge and experience qualifies him to serve on our board of directors.

Paul K. Danner

Paul K. Danner, a member of the Board of Directors and Chairperson of the Audit Committee, joined Sharps Technology in September 2021. Since 2013, Mr. Danner has been chief financial and administrative officer of PAY2DAY Solutions, Inc. dba Authvia, a FinTech software developer that provides merchants and consumers with a cloud-based CPaaS (Communications Platform as a Service) platform capable of providing end-to-end payment flows, billing, consumer management, payment analytics, and consumer insights. From 2016 to 2018, Mr. Danner was chief executive officer of Alliance MMA, Inc., which was a mixed martial arts organization offering promotional opportunities for aspiring mixed martial arts fighters. As a senior business leader, Mr. Danner has served three Nasdaq-listed companies as the senior corporate executive. Additionally, he has acquired extensive Board of Director expertise through six separate appointments totaling more than twenty-five years with three Nasdaq and OTCQB listed companies including Chairman, Corporate Secretary and Audit Committee assignments, as well as two development-stage ventures and one not-for-profit enterprise. Mr. Danner served as a Naval Aviator flying the F-14 Tomcat, and subsequently as an Aerospace Engineering Duty Officer supporting the Naval Air Systems Command, for 8 years on active duty plus 22 years with the reserve component of the United States Navy. He retired from the Navy in 2009 with the rank of Captain. Mr. Danner earned a BS degree in Business Finance from Colorado State University, and he holds an MBA from the Strome College of Business at Old Dominion University. Mr. Danner’s executive and marketing experience qualify him to serve on our board of directors.

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Timothy J. Ruemler

Timothy J. Ruemler, a member of the Board of Directors and Chairperson of the Nominating Committee, joined Sharps Technology in September 2021. He was division President SW Florida for Centex Homes from 1993 to 2007, where he was responsible for all aspects of the Real Estate division’s activities. Mr. Ruemler has been retired since 2007. While at Centex Homes, Mr. Ruemler also held the positions of Sales Manager, Construction Manager, Controller, and Assistant Controller for the Naples, Raleigh and Tampa divisions from 1986 until 1993. Prior to his career at Centex Homes, he held auditor positions. He holds a BS in Accounting from Indiana State University. Mr. Ruemler’s business operational experience qualify him to serve on our board of directors.

Brenda Baird Simpson

Brenda Baird Simpson has served on our board of directors in April 2022. Ms. Simpson has been senior vice president & chief nursing officer at Centura Health in Centennial, CO since 2021. She was system vice president & chief nursing executive at Northeast Georgia Health System from 2016 to 2021, and system senior vice president & chief nursing officer at CHI St. Vincent Health System in Little Rock, AR, from 2007 to 2016. Ms. Simpson received a DNP from the University of South Alabama, an MSN from the University of Tennessee, Knoxville, a BSN from Tennessee State University, Nashville, and an AND from the University of Tennessee, Martin. Ms. Simpson’s medical experience qualifies her to serve on our board of directors.

Jason L. Monroe

Jason L. Monroe has served on our board of directors in April 2022 and serves as Chairperson of the Compensation Committee Mr. Monroe has been sales manager at CVS Health since 2016, and was a pharmacy manager at CVS Health from 2014 to 2015. He was Adjunct Professor for Pharmacy Technician program at Houston Community College from 2017 to 2019. Mr. Monroe received a PharmD from the Texas Southern University College of Pharmacy & Health Science and a BS from Prairie View A&M University. Mr. Monroe’s healthcare experience qualifies him to serve on our board of directors.

Board Composition

Our board currently consists of five directors, Robert M. Hayes, Soren Bo Christiansen, Paul K. Danner, and Timothy J. Ruemler. Mr. Ruemler and Mr. Danner, Ms. .Simpson and Mr. Monroe are “independent directors” within the meaning of the Listing Rules of the Nasdaq Stock Market.

Family Relationships

No family relationships exist between any of our officers or directors.

Director Independence

The Board evaluates the independence of each nominee for election as a director of our Company in accordance with the Nasdaq Listing Rules. A majority of our Board Are “independent directors” within the meaning of the Nasdaq Listing Rules, and all directors who sit on our Audit Committee, Nominating and Corporate Governance Committee and Compensation Committee must also be independent directors.

Board of Directors Term of Office

Directors are elected at our annual meeting of shareholders and serve for one year until the next annual meeting of shareholders or until their successors are elected and qualified.

Committees of our Board of Directors

We have established an Audit Committee, a Compensation Committee or a Nominating Committee, or any committees performing similar functions. We have an audit committee that consists of Paul Danner, Jason Monroe and Brenda Simpson, a compensation committee consists of Timothy Ruemler, Paul Danner, and Jason Monroe, and a nominating committee that consists of Timothy Ruemler, Jason Monroe, and Paul Danner.

Code of Business Conduct and Ethics

We have a Code of Business Conduct and Ethics (the “Code”) which applies to all of our directors, officers and employees. The full text of our Code will be posted on our website under the Investor Relations section. We intend to disclose future amendments to, or waivers of, our Code, as and to the extent required by SEC regulations, at the same location on our website identified above or in public filings. Information contained on our website is not incorporated by reference into this prospectus, and you should not consider information contained on our website to be part of this prospectus or in deciding whether to purchase our shares of common stock.

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Involvement in Certain Legal Proceedings

Our directors and executive officers have not been involved in any of the following events during the past ten years:

1.	any bankruptcy petition filed by or against such person or any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.	being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from or otherwise limiting his involvement in any type of business, securities or banking activities or to be associated with any person practicing in banking or securities activities;

4.	being found by a court of competent jurisdiction in a civil action, the SEC or the Commodity Futures Trading Commission to have violated a Federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

5.	being subject of, or a party to, any Federal or state judicial or administrative order, judgment decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of any Federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

6.	being subject of or party to any sanction or order, not subsequently reversed, suspended, or vacated, of any self-regulatory organization, any registered entity or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

EXECUTIVE COMPENSATION

The amounts below represent the compensation awarded to or earned by or paid to our named executive officers who served as our chief executive officer or had total compensation of at least $100,000 for the years ended December 31, 2022 and 2021.

Summary Compensation Table

Name and Principal Position	Calendar Year	Salary or Consulting $	Bonus $	Stock Awards $		Other Payments $	Option Awards (6) $	Total

Robert M. Hayes, CEO (1)	2022	$313,333					$56,124	$369,457
	2021	$82,750	-		-		$541,779	$624,529

Dr. Soren Bo Christiansen, Chairman of the Board, former CEO (2)	2021	$170,000	-		-		$24,547	$194,547

Alan R. Blackman, COO and Co- Chairman of the Board (3)(7)	2022	$272,669	$250,000	$		37,000	$40,088	$599,757
	2021	$257,000	-		-		$187,096	$444,096

Barry Berler, CTO (4)	2022	216,000		$		30,000	40,088	$286,088
	2021	$216,000	-		-		$187,096	$403,096

Andrew R. Crescenzo, CFO (5)	2022	$146,250					12,026	$158,276
	2021	$73,375	-		-		$68,209	$141,584

(1)	Mr. Hayes was appointed our chief executive officer on September 15, 2021.
(2)	Compensation relates to Dr. Christiansen serving as chief executive officer and chairman of the Board from April 2019 to September 15, 2021.
(3)	Reflects consulting fees and/or salary earned, including accrued and unpaid compensation of $91,667 and $54,000 at December 31, 2022 and 2021, respectively. Other payments represent tax differential payments of $29,000 and expense allowance of $8,000.
(4)	Other compensation reflects travel allowances.
(5)	Reflects 2022 compensation as employee from October 1, 2022 to December 31, 2022 and consulting fees paid by CFO Consulting Partners LLC from January 1, 2022 to September 30, 2022 and in 2021 consulting fees from CFO Consulting Partners, LLC, including $7,875 accrued and unpaid, as of December 31, 2021.
(6)	See note 9 to the audited financial statements for assumptions used in valuation.
(7)	Effective July 27, 2023, Alan R. Blackman resigned from the Board of Directors of the “Company, including his resignation as Co-Chairman of the Board, in which the Company and Mr. Blackman entered into a Separation Agreement, as further described in Executive Employment Agreements.

Executive Employment Agreements

We are party to an employment agreement, dated September 9, 2021, with Robert M. Hayes, our chief executive officer. Under the agreement, we pay Mr. Hayes an annual salary of $270,000, and Mr. Hayes will be entitled to a performance bonus if the Company achieves certain revenue amounts. Mr. Hayes also received options to purchase 114,286 shares of common stock at an exercise price of $7.00 per share, vesting over 3 years. In 2022, Mr. Hayes was granted options to purchase 70,000, shares of common stock at an exercise price of $1.21, vesting over 2 years. In August 2022, the agreement was amended to increase Mr. Hayes annual salary to $400,000. The agreement can be terminated by either party for any reason upon 60 days’ written notice.

We were party to a consulting agreement, dated December 2020 and through July 31 2022, with Alan Blackman, our co-founder, chief operating officer and chief investment officer. Under the agreement. Mr. Blackman was entitled to compensation of $18,000 per month. The agreement provided for an annual bonus in the target amount of $216,000, commensurate with the Company’s results and subject to the approval of the board. Effective August 1, 2022, we are a party to an employment agreement (2022 Agreement) with a 24 month term with Mr., Blackman in which he received an initial annual salary of $256,000 increased to $320,000, based on an adjustment formula, and payment for tax differential. The 2022 Agreement provides for performance bonus at stated periods based on stated criteria with the bonus amount approved by the Company’s compensation committee. Mr. Blackman also received options: a) in 2021, to purchase 38,571 shares of common stock with an exercise price of $7.00 per share, vesting over 3 years and b) in 2022, to purchase 50,000 shares of common stock with an exercise price of $1.21per share vesting over 2 years. The agreement can be terminated by either party for any reason upon 30 days’ written notice. The Company terminated Mr. Blackman’s Employment Agreement effective May 1, 2023. Mr. Blackman continued to serve as the Co-Chairman and a member of the Board of Directors. The parties were having preliminary settlement discussions. Subsequent to June 30, 2023, the Company and Mr. Blackman entered into a separation agreement whereby, Mr. Blackman will be paid severance payments of approximately $346,000, which was recorded as an expense and an accrued expense as of June 30, 2023, over thirteen months, continue his medical benefits for such period of approximately $29,000 which has been accrued at June 30, 2023. Further, all unvested options were fully vested. In connection with the separation agreement, Mr. Blackman no longer serves as Co-Chairman or Board member and has agreed to vote his Series A Preferred Stock in favor of the election, reelection, and/or designation of each individual nominated to serve as a director on the Board of Director as shall be identified in an applicable proxy statement filed by the Company for such election of directors. Once the payments due Mr. Blackman are fully paid, the Series A Preferred Stock shall be deemed immediately cancelled and forfeited and without further consideration. The Series A Preferred shall at such time be returned to the status of an authorized but unissued share of preferred stock of the Company once the payments are satisfied, Mr. Blackman shall return the Series A Preferred Stock to the Company for cancellation.

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We entered into to a consulting agreement, dated May 28, 2019, with Barry Berler, our chief technology officer. Under the agreement. Mr. Berler was entitled to compensation of $10,000 per month. The agreement had a term of five years commencing June 1, 2019. In December 2020, we entered into a new consulting agreement with Mr. Berler, under which Mr. Berler is entitled to compensation of $18,000 per month and provides for an annual bonus in the target amount of $216,000, commensurate with the Company’s results and subject to the approval of the board. Mr. Berler also received options: a) in 2021, to purchase 38,571 shares of common stock with an exercise price of $7.00 per share, vesting over 3 years and b) in 2022, to purchase 50,000 shares of common stock with an exercise price of $1.21 per share vesting over 2 years. The agreement can be terminated by either party for any reason upon 90 days’ written notice.

We are party to an employment agreement, dated September 9, 2021, with Andrew R. Crescenzo, our chief financial officer. Under the agreement, we pay Mr. Crescenzo an annual salary of $225,000 and was awarded, a one-time $18,750 incentive payment upon the commencement of the Agreement. In 2021, Mr. Crescenzo, while serving as the Company’s CFO through a consulting arrangement with CFO Consulting Partners received options to purchase 15,089 shares of common stock at an exercise price of $7.00 per share, vesting over 1 year. In 2022, Mr. Crescenzo was granted options to purchase 15,000, shares of common stock at an exercise price of $1.21, vesting over 2 years. The agreement can be terminated by either party for any reason upon 90 days’ written notice.

Compensation of Directors

The following table sets forth compensation we paid to our directors during the year ended December 31, 2022 (excluding compensation under the Summary Compensation table above).

	Fees Earned or Paid in Cash	Stock Awards	Option Awards	All Other Compensation	Total
Name	($)	($)	($)	($)	($)
Timothy J. Ruemler (1)	26,000	-	8,018	-	34,018
Paul K. Danner (1,4)	28,000	-	8,018	2,400-	38,418
Dr Soren Bo. Christiansen (2,4)	44,000	-	12,026	25,000-	81,026
Brenda Simpson (3)	14,000	-	8,018	-	22,018
Jason Monroe (3)	17,500	-	8,018		22,018

(1)	Appointed as Directors in September 2021
(2)	Served as CEO and Chairman of the Board through September 15, 2021. Effective September 16, 2021, serves as Co-Chairman of the Board. Effective July 27, 2023, Dr. Soren Bo. Christiansen is serving as the Chairman of the Board.
(3)	Appointed as Directors in April 2022
(4)	Non-director services performed

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Outstanding Equity Awards at Fiscal Year-End

The following table discloses information regarding outstanding equity awards granted or accrued as of December 31, 2022, for our named executive officers.

	Option Awards			Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Vested	Number of Securities Underlying Unexercised Options (#) Unvested	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock (#) that Vested	Market value of Shares or Units of Stock (#) that have not Vested

Robert M. Hayes	38,848	31,152	1.21	5/2/2027
	65,346	48,939	7.00	9/9/2026	-	-
						-
Alan R. Blackman	27,749	22,251	1.21	5/2/2027
	5,143		7.00	9/30/2026	-	-
	38,571		7.00	1/1/2026	-	-

Barry B. Berler	27,749	22,251	1.21	5/2/2027
	5,143		7.00	9/30/2026	-	-
	38,571		7.00	1/1/2026	-	-

Andrew R. Crescenzo	8,325	6,675	1.21	5/2/2027
	14,285		7.00	9/30/2026	-	-
	7,143		4.37	12/31/2024	-	-
	15,089		4.37	10/1//2025	-	-

Equity Incentive Plan

On March 28, 2022, the Company adopted the Sharps Technology, Inc. 2022  Equity Incentive Plan (the “2022 Plan”), pursuant to which up to an aggregate of 779,000 shares of common stock are available for issuance. Awards under the 2022 Plan may include options (including incentive stock options and non-qualified stock options), stock appreciation rights, restricted stock, restricted stock units, performance share awards, or other equity-based awards, each as defined under the 2022 Plan.

On January 25, 2023, the Company’s Board of Directors adopted the 2023 Equity Incentive Plan (the “2023 Plan”). The 2023 Plan provides for the issuance of up to 1,400,000 options and/or shares of restricted stock to be available for issuance to officers, directors, employees and consultants. The 2023 plan will be submitted to the Company’s shareholders for approval.

On January 25, 2023, the Company granted five-year options (the “Options”) to purchase a total of 950,000 shares of the Company’s Common Stock to its directors, management and employees pursuant to the Sharps Technology, Inc. 2022 and 2023 Equity Incentive Plans. Of the Options granted, 595,000 were issued pursuant to the 2023 Plan and 355,000 were issued pursuant to the 2022 Plan, with 57,000 shares of common available under the 2022 Plan.

Subsequent to June 30, 2023, the Company granted five-year Options to purchase 40,000 shares of the Company’s Common Stock to an employee and a consultant pursuant to the Sharps 2023 Equity Incentive Plan.

A copy of the 2023 Plan was filed as Exhibit 10.1 to the Current Report on Form 8-K filed on January 27, 2023, and is also incorporated herein as Exhibit 10.33.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Other than as set forth below and compensation arrangements, including employment, there have been no transactions since January 1, 2020, in which the amount involved in the transaction exceeded or will exceed the lesser of $120,000 or one percent of the average of our total assets as at the year-end for the last two completed fiscal years, and to which any of our directors, executive officers or beneficial holders of more than 5% of our capital stock, or any immediate family member of, or person sharing the household with, any of these individuals, had or will have a direct or indirect material interest.

As of June 30, 2023 and December 31, 2022, accounts payable and accrued liabilities include $31,000 and $105,667, respectively, payable to officers and directors of the Company. The amounts are unsecured, non-interest bearing and are due on demand.

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In connection with the purchase of certain intellectual property in July 2017, Barry Berler, our chief technology officer, and Alan R. Blackman, our chief investment officer and chief operating officer, entered into a royalty agreement which provided that Barry Berler would be entitled to a royalty of four percent (4%) of net sales derived from the use, sale, lease, rent and export of products related to the intellectual property. The royalty continues until the patent expires or is no longer used in the Company’s product. The royalty agreement was assumed by the Company in December 2017.

In September 2018, the Royalty Agreement was amended to reduce the royalty to 2% and further provided for a single payment of $500,000 to Barry Berler within three years in return for cancellation of all further royalty obligations of the Company. In May 2019, the Royalty Agreement was further amended to change the date the payment will be due to on or before May 31, 2021, or during the term of the amended Royalty Agreement should the Company be acquired or a controlling interest be acquired. The Company has not made the aforementioned payment or incurred any change in control. As such the 2% royalty remains in place.

Policies and Procedures for Related Party Transactions

In connection with this offering, we expect to adopt a written related party transactions policy that will provide that transactions with directors, officers and holders of five percent or more of our voting securities and their affiliates, each a related party must be approved by our audit committee. This policy will become effective on the date on which the registration statement of which this prospectus is part is declared effective by the SEC. Pursuant to this policy, the audit committee will have the primary responsibility for reviewing and approving or disapproving “related party transactions,” which are transactions between us and related persons in which the aggregate amount involved exceeds or may be expected to exceed the lesser of (i) $120,000 or (ii) one percent of the average of our total assets for the last two completed fiscal years, and in which a related person has or will have a direct or indirect material interest. For purposes of this policy, a related person will be defined as a director, executive officer, nominee for director, or greater than 5% beneficial owner of our common stock, in each case since the beginning of the most recently completed year, and their immediate family members.

In considering related-person transactions, our audit committee or another independent body of our board of directors will take into account the relevant available facts and circumstances including, but not limited to:

●	the risks, costs and benefits to us;
●	the impact on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated;
●	the terms of the transaction;
●	the availability of other sources for comparable services or products; and
●	the terms available to or from, as the case may be, unrelated third parties under the same or similar circumstances.

The audit committee or other independent body of our board of directors will not approve any related party transaction unless it is on the same basis as an arms’ length transaction and approved by a majority of the disinterested directors.

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PRINCIPAL STOCKHOLDERS

The following table sets forth certain information, as of September 30, 2023, with respect to the beneficial ownership of the outstanding common stock by (i) any holder of more than ten (10%) percent; (ii) each of our executive officers and directors; and (iii) our directors and executive officers as a group.

The table lists applicable percentage ownership based on 15,274,457 shares of common stock outstanding as of October 16. In addition, under the rules beneficial ownership include shares of our common stock issuable pursuant to the exercise of stock options and warrants that are either immediately exercisable or exercisable within 60 days of September 30, 2023. These shares are deemed to be outstanding and beneficially owned by the person holding those options or warrants for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws. Except as otherwise noted below, the address for persons listed in the table is c/o Sharps Technology, Inc, 105 Maxess Road, Ste. 124, Melville, New York 11747.

Name and address of beneficial owner	Number of shares of common stock beneficially owned	Percentage of common stock beneficially owned
Directors and Executive Officers:
Robert M. Hayes (1)	384,625	2.5
Andrew R. Crescenzo (2)	72,665	*
Dr. Soren Bo Christiansen (3)	391,182	2.5
Paul K. Danner (4)	87,790	*
Timothy J. Ruemler (5)	1,129,853	7.3
Brenda Baird Simpson (6)	59,219	*
Jason Monroe (7)	62,076	*
All Directors and Officers as a Group (7 persons)	2,188,409	14.1

*	Less than 1%.

(1)	Represents 314,043 shares underlying options.

(2)	Includes 60,665 shares underlying options.

(3)	Includes 235,039 shares underlying options.

(4)	Includes 87,790 shares underlying options.

(5)	Includes 230,647 shares underlying options.
(6)	Includes 59,219 shares underlying options.

(7)	Includes 59,219 shares underlying options.

(1)	Represents 100,531 shares underlying options.

(2)	Includes 262,286 shares owned by spouse and 75,463 shares underlying options. Mr. Blackman also owns our 1 outstanding share of Series A Preferred Stock, which will provide him with 29.5% of the voting power of our stockholders with respect to the election of directors.

(3)	Includes 45,842 shares underlying options.

(4)	Includes 186,668 shares underlying options.

(5)	Includes 29,493 shares underlying options.

(6)	Includes 172,350 shares underlying options.
(7)	Includes 6,350 shares underlying options.

(8)	Includes 6,350 shares underlying options.

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DESCRIPTION OF SECURITIES

General

Our authorized capital stock consists of 100,000,000 shares of common stock, par value of $0.0001 per share, and 1,000,000 shares of preferred stock, par value $0.0001 per share. 1 share of our preferred stock is designated as Series A Preferred Stock and is held by Alan Blackman, our co-chairman and chief operating officer.

Upon completion of this offering, 15,274,457 shares of common stock and 1 share of Series A Preferred Stock will be issued and outstanding, which assumes no exercise of:

●	8,625,000 shares underlying warrants offered per the IPO declared effective by the SEC on April 13, 2022; 782,795 shares underlying warrants issued to other parties after the IPO;
●	2,248,521 shares underlying warrants offered by the Selling Shareholders relating to the offering on February 3, 2023;
●	360,000 warrants issued to an advisor;
●	8,750,003 shares underlying warrants offered by the Selling Shareholders per this offering;
●	3,381,479 pre funded warrants.

Common Stock

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the voting power of our stockholders for the election of directors can elect all of the directors. Holders of the majority of the voting power of the Company’s stockholders, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of stockholders. A vote by the holders of a majority of the voting power of the Company’s stockholders is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to the Company’s articles of incorporation.

Holders of our common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. The Company’s common stock has no pre-emptive rights, no conversion rights and there are no withdrawal provisions applicable to the Company’s common stock.

IPO Warrants

The following summary of certain terms and provisions of the warrants included in the initial public offering (“IPO Warrants”) hereby is not complete and is subject to, and qualified in its entirety by the provisions of the form of Warrant, which is filed as an exhibit to the registration statement of which this prospectus is a part. Prospective investors should carefully review the terms and provisions set forth in the form of Warrant.

Exercisability. The IPO Warrants are exercisable at any time after their original issuance and at any time up to the date that is five years after their original issuance. The IPO Warrants are be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and, at any time a registration statement registering the issuance of the shares of common stock underlying the IPO Warrants under the Securities Act is effective and available for the issuance of such shares, or an exemption from registration under the Securities Act is available for the issuance of such shares, by payment in full in immediately available funds for the number of shares of common stock purchased upon such exercise. If a registration statement registering the issuance of the shares of common stock underlying the IPO Warrants under the Securities Act is not effective or available and an exemption from registration under the Securities Act is not available for the issuance of such shares, the holder may elect to exercise the IPO Warrants through a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the warrant. No fractional shares of common stock will be issued in connection with the exercise of the IPO Warrants. In lieu of fractional shares, we will pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price.

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Exercise Limitation. A holder will not have the right to exercise any portion of the IPO Warrants if the holder (together with its affiliates) would beneficially own in excess of 4.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the warrants. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99%, provided that any increase in such percentage shall not be effective until 61 days following notice from the holder to us.

Exercise Price. The exercise price per whole share of common stock purchasable upon exercise of the IPO Warrants is $4.25 and adjusted to $.64 with this offering. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock and also upon any distributions of assets, including cash, stock or other property to our stockholders. The exercise price is also subject to adjustment in the event of subsequent sales of our common stock (or securities exercisable for convertible into common stock) at a purchase price (or conversion or exercise price, as applicable) less than the then-effective exercise price. In the event of such a subsequent sale, the exercise price will be reduced to such lower price, subject to certain exceptions and subject to a minimum exercise price set forth in the IPO Warrants.

Forced Exercise and Redemption. The IPO Warrants will be subject to forced exercise commencing six months from issuance subject to the condition that the volume weighted average price of the Company’s common stock exceeds 200% of the initial exercise price ($4.25) for twenty consecutive trading days and subject to certain other conditions set forth in the Warrants. In the event that a holder fails to exercise the IPO Warrants within 30 days of notice of a forced exercise in accordance with the terms of the IPO Warrants, the Company may redeem the IPO Warrants at a redemption price of $0.01 per Warrant.

Transferability. Subject to applicable laws, the IPO Warrants may be offered for sale, sold, transferred or assigned without our consent.

Exchange Listing. The IPO Warrants are currently listed on the Nasdaq Capital Market under the symbol “STSSW”.

Warrant Agent. The IPO Warrants will be issued in registered form under a warrant agency agreement between VStock Transfer LLC, as warrant agent, and us. The IPO Warrants shall initially be represented only by one or more global warrants deposited with the warrant agent, as custodian on behalf of The Depository Trust Company (DTC) and registered in the name of Cede & Co., a nominee of DTC, or as otherwise directed by DTC.

Fundamental Transactions. In the event of a fundamental transaction, as described in the IPO Warrants and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding common stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding common stock, the holders of the warrants will be entitled to receive upon exercise of the warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the warrants immediately prior to such fundamental transaction.

Rights as a Stockholder. Except as otherwise provided in the warrants or by virtue of such holder’s ownership of shares of our common stock, the holder of IPO Warrants does not have the rights or privileges of a holder of our common stock, including any voting rights, until the holder exercises the IPO Warrants.

Governing Law. The IPO Warrants and the warrant agency agreement are governed by New York law.

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Selling Stockholders’ Warrants

On September 27, 2023, Sharps Technology, Inc., (the “Company”) entered into a Securities Purchase Agreement (the “PIPE Agreement”), with certain purchasers (the “Purchasers”), for the issuance of (i) 2,581,479 shares of our common stock issuable upon exercise of pre-funded warrants, and (ii) 8,750,003 shares of common stock issuable upon the exercise of outstanding warrants. The purchase price of each share is $0.64 share priced at-the-market under NASDAQ rules. The purchase price for the pre-funded warrants is identical to the purchase price for shares, less the exercise price of $0.001 per share.

Each unit consists of one pre-funded warrant and one non-tradable warrant (the “Selling Stockholders’ Warrants” or “SS Warrants”) to purchase one share of common stock with an exercise price of $0.64 per share. The Warrants are immediately exercisable and will expire five and a half years from the issuance date.

The PIPE Offering closed on September 29, 2023. The aggregate gross proceeds to the Company were approximately $5.6 million before deducting fees to the placement agent and other offering expenses payable by the Company.

The following summary of certain terms and provisions of the SS Warrants included in the Common Units offered hereby is not complete and is subject to, and qualified in its entirety by the provisions of the form of Warrant, which is filed as an exhibit to the registration statement of which this prospectus is a part. Prospective investors should carefully review the terms and provisions set forth in the form of Warrant.

Exercisability. The SS Warrants are exercisable at any time after their original issuance and at any time up to the date that is five and a half years after their original issuance. The SS Warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and, at any time a registration statement registering the issuance of the shares of common stock underlying the SS Warrants under the Securities Act is effective and available for the issuance of such shares, or an exemption from registration under the Securities Act is available for the issuance of such shares, by payment in full in immediately available funds for the number of shares of common stock purchased upon such exercise. If a registration statement registering the issuance of the shares of common stock underlying the SS Warrants under the Securities Act is not effective or available and an exemption from registration under the Securities Act is not available for the issuance of such shares, the holder may elect to exercise the SS Warrants through a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the warrant. No fractional shares of common stock will be issued in connection with the exercise of the SS Warrants. In lieu of fractional shares, we will pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price.

Exercise Limitation. A holder will not have the right to exercise any portion of the SS Warrants if the holder (together with its affiliates) would beneficially own in excess of 4.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the warrants. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99%, provided that any increase in such percentage shall not be effective until 61 days following notice from the holder to us.

Exercise Price. The exercise price per whole share of common stock purchasable upon exercise of the SS Warrants is $0.64. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock and also upon any distributions of assets, including cash, stock or other property to our stockholders. The exercise price is also subject to adjustment in the event of subsequent sales of our common stock (or securities exercisable for convertible into common stock) at a purchase price (or conversion or exercise price, as applicable) less than the then-effective exercise price. In the event of such a subsequent sale, the exercise price will be reduced to such lower price, subject to certain exceptions and subject to a minimum exercise price set forth in the SS Warrants.

Transferability. Subject to applicable laws, the SS Warrants may be offered for sale, sold, transferred or assigned without our consent.

Warrant Agent. The SS Warrants will be issued in registered form under a warrant agency agreement between VStock Transfer LLC, as warrant agent, and us. The SS Warrants shall initially be represented only by one or more global warrants deposited with the warrant agent, as custodian on behalf of The Depository Trust Company (DTC) and registered in the name of Cede & Co., a nominee of DTC, or as otherwise directed by DTC.

Fundamental Transactions. In the event of a fundamental transaction, as described in the SS Warrants and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding common stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding common stock, the holders of the warrants will be entitled to receive upon exercise of the warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the warrants immediately prior to such fundamental transaction.

Rights as a Stockholder. Except as otherwise provided in the warrants or by virtue of such holder’s ownership of shares of our common stock, the holder of an SS Warrants does not have the rights or privileges of a holder of our common stock, including any voting rights, until the holder exercises the SS Warrants.

Governing Law. The SS Warrants and the warrant agency agreement are governed by New York law.

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Blank Check Preferred Stock

Our articles of incorporation authorize the issuance of up to 1,000,000 shares of preferred stock, par value $0.0001 per share, in one or more series, subject to any limitations prescribed by law, without further vote or action by the stockholders. Each such series of preferred stock shall have such number of shares, designations, preferences, voting powers, qualifications, and special or relative rights or privileges as shall be determined by our board of directors, which may include, among others, dividend rights, voting rights, liquidation preferences, conversion rights and preemptive rights.

Series A Preferred Stock

One share of our authorized preferred stock has been designated Series A Preferred Stock and is outstanding and held by our co-chairman and chief operating officer, Alan Blackman.

The Series A Preferred Stock entitles the holder to 29.5% of the voting power of the Company’s stockholders with respect to the election of directors. Further, the Series A Preferred Stock is not convertible to common stock, has no rights to dividends, and has no liquidation rights.

On December 22, 2022, the Company filed a Certificate of Amendment to Designation with the Secretary of State of Nevada to amend the voting rights for the holder of the Company’s Series A Preferred Stock to be entitled to twenty-nine and one-half percent (29.5%) vote from twenty-five percent (25%) vote. The amendment was provided for in the employment agreement of the Company’s Chief Operating Officer, Alan Blackman who is the holder of the Series A Preferred Stock.

In the event the Company is sold during the two year period following completion of this offering at a price per share of more than 500% of the initial offering price per Common Unit in this offering, the Series A Preferred Stock, as in effect upon completion of this offering, will entitle the holder to 10% of the total purchase price. Pursuant to an arrangement with Alan Blackman effective July 27, 2023, Mr. Blackman has granted the board the right to vote such shares during the period that the Company is making certain payments to him. Once the Company makes the necessary payments, the share of Series A Preferred Stock will be surrendered for cancellation.

Transfer Agent and Registrar

VStock Transfer LLC is transfer agent and registrar for our common stock.

Limitations of Liability and Indemnification

Our articles of incorporation and bylaws limit the liability of our officers and directors and provide that we will indemnify our officers and directors, in each case, to the fullest extent permitted by the Nevada Revised Statutes, or the NRS.

NRS Section 78.7502 provides that a corporation shall indemnify any director, officer, employee or agent of a corporation against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with any defense to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 78.7502(1) or 78.7502(2), or in defense of any claim, issue or matter therein.

NRS 78.7502(1) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

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NRS Section 78.7502(2) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals there from, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

NRS Section 78.747 provides that except as otherwise provided by specific statute, no director or officer of a corporation is individually liable for a debt or liability of the corporation, unless the director or officer acts as the alter ego of the corporation. The court as a matter of law must determine the question of whether a director or officer acts as the alter ego of a corporation.

The indemnification provisions in our bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might provide a benefit to us and our stockholders. Our results of operations and financial condition may be harmed to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

At present, there is no pending litigation or proceeding involving any of our directors or officers as to which indemnification is required or permitted, and we are not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

Listing

We have applied to list our common stock and warrants on the Nasdaq Capital Market under the symbols “SSTS” and “SSTSW”, respectively.

Disclosure of Commission Position on Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities under the Securities Act may be permitted to officers, directors or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that is it is the opinion of the SEC that such indemnification is against public policy as expressed in such Securities Act and is, therefore, unenforceable.

PRIVATE PLACEMENT OF PRE-FUNDED WARRANTS AND WARRANTS

PIPE Agreement

On September 27, 2023, the Company entered into a Securities Purchase Agreement (the “PIPE Purchase Agreement”) with certain accredited investors purchasing common stock in this offering for a Private Placement offering of (i) 2,581,479 unregistered shares of our common stock (the “PIPE Shares”) (or pre-funded warrants in lieu thereof with each pre-funded warrant exercisable for one share of common stock (the “PIPE Pre-Funded Warrants”)) and (ii) unregistered warrants to purchase 8,750,003 of our common stock (the “SS Warrants” and together with PIPE Shares (PIPE Pre-Funded Warrants in lieu thereof), the “PIPE Securities”). Pursuant to the PIPE Purchase Agreement, the Company has issued and sold 2,581,479 PIPE Shares (or PIPE Pre-Funded Warrants in lieu thereof) together with SS Warrants to purchase up to 8,750,003 shares of common stock at a combined offering price of $1.074 per unit (less $0.001 for each PIPE Pre-Funded Warrant). The PIPE Securities are not being registered under the Securities Act The PIPE Securities are being offered pursuant to an exemption from the registration requirements of the Securities Act provided in Section 4(a)(2) of the Securities Act and/or Rule 506(b) of Regulation D promulgated thereunder.

The PIPE Pre-Funded Warrants are immediately exercisable, at a nominal exercise price of $0.001, and may be exercised at any time until all of the PIPE Pre-Funded Warrants are exercised in full. Under the terms of the PIPE Pre-Funded Warrants, the Company may not effect the exercise of any such warrant, and a holder will not be entitled to exercise any portion of any such warrant, if, upon giving effect to such exercise, the aggregate number of shares of common stock beneficially owned by the holder (together with its affiliates, any other persons acting as a group together with the holder or any of the holder’s affiliates, and any other persons whose beneficial ownership of common stock would or could be aggregated with the holder’s for purposes of Section 13(d) or Section 16 of the Securities Exchange Act of 1934, as amended) would exceed 4.99% of the number of shares of common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of such warrant, which percentage may be increased or decreased at the holder’s election upon 61 days’ notice to the Company subject to the terms of such warrants, provided that such percentage may in no event exceed 9.99%

The SS Warrants have an exercise price of $0.64 per share (subject to adjustment as set forth in the warrant), are exercisable upon issuance and will expire five years from the date of issuance. The SS Warrants contain standard adjustments to the exercise price including for stock splits, stock dividend, rights offerings and pro rata distributions.

The Private Placement closed on September 29, 2023, subject to the satisfaction of customary closing conditions. The gross proceeds to the Company from the private placement, before deducting placement agent fees and other estimated offering expenses payable by the Company, were approximately $2,8 million. The Company intends to use the net proceeds from the Private Placement for working capital and other general corporate purposes].

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Registration Rights Agreement

In connection with the PIPE Agreement, the Company entered into a Registration Rights Agreement with the Purchasers (the “Registration Rights Agreement”) dated September 27, 2023, requiring the Company to file a resale registration statement (the “Registration Statement”) with the U.S. Securities and Exchange Commission (the “SEC”) to register the shares and shares underlying the Warrants issued under the PIPE Agreement within fifteen (15) days after the closing date (the “Filing Date”) . Pursuant to the Registration Rights Agreement, the Registration Statement shall be declared effective the sooner of (a) two Trading Days (as defined therein) following receipt of a notice of no review from the SEC, provided that the Company’s financial statements are current at such time or (b) within thirty (30) days after the Filing Date (or, in the event of a full review by the Commission, sixty (60) calendar days following the Filing Date). The Company will be obligated to pay certain liquidated damages to the Purchasers if the Company fails to file the Registration Statement when required, fails to cause the Registration Statement to be declared effective by the SEC when required, of if the Company fails to maintain the effectiveness of the Registration Statement. This Registration Statement covers the securities in the Registration Rights Agreement.

Placement Agent Agreement

Aegis Capital Corp. (“Aegis”) acted as the exclusive placement agent in connection with the PIPE Offering under a Placement Agent Agreement, dated as of September 27, 2023, between the Company and Aegis (the “Placement Agent Agreement”). Pursuant to the Placement Agent Agreement, Aegis was paid a commission equal to 8.0% of the gross proceeds received by the Company in the PIPE Offering. The Company also paid Aegis non-accountable expenses of 1% of the gross proceeds and reimbursed Aegis $100,000 for certain fees and expenses incurred by them, including attorney fees. The Company also agreed to pay Aegis 10.0% of the proceeds from the exercise of the Warrants issued in the PIPE Offering.

The PIPE Agreement, the Registration Rights Agreement, the Placement Agent Agreement and the Warrant are filed as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, to the Current Report on Form 8-K filed on October 3, 2023, and also incorporated herein as Exhibits 10.29, 10.30, 10.31 and 10.32, respectively.

SELLING STOCKHOLDERS

The shares of common stock being offered by the selling stockholders are those issuable to the investors upon exercise of the warrants and pre-funded warrants issued to the investors in the September 2023 Private Placement. For additional information regarding the issuances of those warrants and pre-funded warrants, see “Private Placement of Pre-funded Warrants and Warrants” above. We are registering the shares of common stock in order to permit the selling stockholders to offer the shares for resale from time to time. Except for the ownership of the shares of common stock and warrants, the selling stockholders have not had any material relationship with us within the past 2 years.

The table below lists the selling stockholders and other information regarding the beneficial ownership of the shares of common stock by the selling stockholders. The first numerical column lists the number of shares of common stock beneficially owned by each of the selling stockholders, based on its ownership of shares of common stock, pre-funded warrants, and other warrants, as of October 16, 2023, assuming exercise of the warrants and pre-funded warrants held by the selling stockholders on that date, without regard to any limitations on exercises. The second numerical column lists the maximum number of shares of common stock to be sold pursuant to this Registration Statement. The third numerical column lists the number of shares of Common Stock to be owned following the sale of shares registered herein. As of October 16, 2023, 15,274,457 shares of the Company’s’ common stock were issued and outstanding.

This prospectus generally covers the resale of the sum of the maximum number of shares of common stock issuable upon exercise of the related warrants and pre-funded warrants, determined as if the outstanding warrants and pre-funded warrants were exercised in full as of the trading day immediately preceding the date this registration statement was initially filed with the SEC, each as of the trading day immediately preceding the applicable date of determination and all subject to adjustment as provided in the registration right agreement, without regard to any limitations on the exercise of the warrants.

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Under the terms of the warrants, the investor may not exercise the warrants or pre-funded warrants to the extent such exercise would cause such investor, together with its affiliates and attribution parties, to beneficially own a number of shares of common stock which would exceed 4.99%, or, 9.99%, as provided in the warrant or pre-funded warrant, of our then outstanding common stock following such exercise, excluding for purposes of such determination shares of common stock issuable upon exercise of the warrants or pre-funded warrants which have not been exercised (the “Beneficial Ownership Limitation”). The number of shares in the first and third numerical columns do not reflect this limitation. The selling stockholder may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

Name of Selling Stockholder	Number of shares of Common Stock Owned Prior to Offering (1)		Maximum Number of shares of Common Stock to be Sold Pursuant to this Prospectus		Number of shares of Common Stock Owned After Offering (2)
Walleye Opportunities Master Fund Ltd.	7,575,242		4,532,590	(3)	3,042,652
Empery Asset Master, LTD. (4)	5,110,734	(5)(6)	3,045,925	(5)	2,064,809	(6)
Empery Tax Efficient, LP (7)	1,457,349	(8)(9)	859,044	(8)	598,305	(9)
Empery Tax Efficient III, LP (10)	1,740,721	(11)(12)	1,153,731	(11)	586,990	(12)
District 2 Capital Fund LP (13)	2,009,163		870,098		1,139,065
Bigger Capital Fund LP (14)	2,031,188		870,094		1,161,094

(1)	This column lists the number of shares of common stock beneficially owned by each of the selling stockholders, based on its ownership of the shares of common stock, pre-funded warrants, and warrants, as of October 13, 2023, assuming exercise of the warrants and pre-funded warrants held by the selling stockholders on that date, without regard to any limitations on exercises.
(2)	This column assumes the sale of all of the shares offered by the selling stockholders pursuant to this prospectus.
(3)	Includes 3,499,999 shares of Common Stock underlying warrants and 1,032,991 shares of Common Stock underlying pre-funded warrants issued under the September 2023 Private Placement without giving effect to limitations on beneficial ownership set forth therein. The shares may be deemed to be indirectly beneficially owned by William England, as the authorized signatory of Walleye Opportunities Master Fund Ltd.
(4)	Empery Asset Management LP, the authorized agent of Empery Asset Master Ltd (“EAM”), has discretionary authority to vote and dispose of the shares held by EAM and may be deemed to be the beneficial owner of these shares. Martin Hoe and Ryan Lane, in their capacity as investment managers of Empery Asset Management LP, may also be deemed to have investment discretion and voting power over the shares held by EAM. EAM, Mr. Hoe and Mr. Lane each disclaim any beneficial ownership of these shares.
(5)	Includes 2,352,018 shares of Common Stock underlying warrants and 693,907 shares of Common Stock underlying pre-funded warrants, each issued under the September 2023 Private Placement without giving effect to the Beneficial Ownership Limitation. The Beneficial Ownership Limitation in each of the (i) warrants is 4.99% and (ii) pre-funded warrants is 9.99%.
(6)	Includes (i) 807,058 shares of registered Common Stock, (ii) 956,693 shares of Common Stock underlying other warrants and (iii) 301,058 shares of Common Stock underlying other pre-funded warrants. The Beneficial Ownership Limitation in each of the (i) warrants is 4.99% and (ii) pre-funded warrants is 9.99%.
(7)	Empery Asset Management LP, the authorized agent of Empery Tax Efficient, LP (“ETE”), has discretionary authority to vote and dispose of the shares held by ETE and may be deemed to be the beneficial owner of these shares. Martin Hoe and Ryan Lane, in their capacity as investment managers of Empery Asset Management LP, may also be deemed to have investment discretion and voting power over the shares held by ETE. ETE, Mr. Hoe and Mr. Lane each disclaim any beneficial ownership of these shares.
(8)	Includes 663,341 shares of Common Stock underlying warrants and 195,703 shares of Common Stock underlying pre-funded warrants, each issued under the September 2023 Private Placement without giving effect to the Beneficial Ownership Limitation. The Beneficial Ownership Limitation in each of the (i) warrants is 4.99% and (ii) pre-funded warrants is 9.99%.
(9)	Includes (i) 227,616 shares of registered Common Stock, (ii) 285,781 shares of Common Stock underlying other warrants and (iii) 84,908 shares of Common Stock underlying other pre-funded warrants. The Beneficial Ownership Limitation in each of the (i) warrants is 4.99% and (ii) pre-funded warrants is 9.99%.
(10)	Empery Asset Management LP, the authorized agent of Empery Tax Efficient III, LP (“ETE III”), has discretionary authority to vote and dispose of the shares held by ETE III and may be deemed to be the beneficial owner of these shares. Martin Hoe and Ryan Lane, in their capacity as investment managers of Empery Asset Management LP, may also be deemed to have investment discretion and voting power over the shares held by ETE III. ETE III, Mr. Hoe and Mr. Lane each disclaim any beneficial ownership of these shares
(11)	Includes 890,894 shares of Common Stock underlying warrants and 262,837 shares of Common Stock underlying pre-funded warrants, each issued under the September 2023 Private Placement without giving effect to the Beneficial Ownership Limitation.
(12)	Includes (i) 305,697 shares of registered Common Stock, (ii) 167,259 shares of Common Stock underlying other warrants and (iii) 114,034 shares of Common Stock underlying other pre-funded warrants. The Beneficial Ownership Limitation in each of the (i) warrants is 4.99% and (ii) pre-funded warrants is 9.99%. .
(13)	Includes 671,877 shares of Common Stock underlying warrants and 198,221 shares of Common Stock underlying pre-funded warrants issued under the September 2023 Private Placement without giving effect to limitations on beneficial ownership set forth therein, as well as an additional 824,681 shares from warrants that can be exercised within 180 days The shares may be deemed to be indirectly beneficially owned by Michael Bigger, as the managing member of District 2 Capital Fund LP.
(14)	Includes 671,874 shares of Common Stock underlying warrants and 198,220 shares of Common Stock underlying pre-funded warrants issued under the September 2023 Private Placement without giving effect to limitations on beneficial ownership set forth therein, as well as an additional 824,681 shares from warrants that can be exercised within 180 days The shares may be deemed to be indirectly beneficially owned by Michael Bigger, as the managing member of Bigger Capital Fund, LP.

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PLAN OF DISTRIBUTION

Each selling stockholder of the securities and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the principal Trading Market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A selling stockholder may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker dealer solicits purchasers;

●	block trades in which the broker dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker dealer as principal and resale by the broker dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales;

●	in transactions through broker dealers that agree with the selling stockholders to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The selling stockholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker dealers engaged by the selling stockholders may arrange for other brokers dealers to participate in sales. Broker dealers may receive commissions or discounts from the selling stockholders (or, if any broker dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the securities or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The selling stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep this registration statement effective until the earlier of (i) the date on which the securities may be resold by the selling stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Securities Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Securities Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

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LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by Sichenzia Ross Ference Carmel LLP, New York, New York.

EXPERTS

The financial statements included in this registration statement as of December 31, 2022 and 2021, and for each of the years in the two-year period ended December 31, 2022, have been included herein in reliance upon the report of Manning Elliott LLP, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the securities offered by this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement, some of which is contained in exhibits to the registration statement as permitted by the rules and regulations of the SEC. For further information with respect to us and our securities, we refer you to the registration statement, including the exhibits filed as a part of the registration statement. Statements contained in this prospectus concerning the contents of any contract or any other document are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement, please see the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit. The SEC maintains an Internet website that contains reports, proxy statements and other information about issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov.

We are subject to the information and reporting requirements of the Exchange Act and, in accordance with this law, will file periodic reports, proxy statements and other information with the SEC. We also maintain a website at sharpstechnology.com. Upon completion of this offering, you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained on our website is not a part of this prospectus and the inclusion of our website address in this prospectus is an inactive textual reference only.

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F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and the Board of Directors of Sharps Technology Inc.

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of Sharps Technology Inc. and its subsidiary (the “Company”) as of December 31, 2022 and 2021, the related consolidated statements of operations, comprehensive loss, stockholders’ equity and cash flows for the years then ended, and the related notes (collectively referred to as the “consolidated financial statements”).

In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022 and 2021, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Manning Elliott LLP

CHARTERED PROFESSIONAL ACCOUNTANTS

Vancouver, Canada

March 30, 2023

PCAOB ID:1524

We have served as the Company’s auditor since 2018.

F-2

SHARPS TECHNOLOGY, INC.

CONSOLIDATED BALANCE SHEETS

	December 31, 2022	December 31, 2021

Assets:
Current Assets
Cash	$4,170,897	$1,479,166
Prepaid expenses and other current assets	66,749	7,995
Inventories (Note 3)	185,804	121,994
Current Assets	4,423,450	1,609,155

Fixed Assets, net of accumulated depreciation (Notes 4 and 5)	7,004,890	3,763,332
Other Assets (Notes 5 and 6)	411,316	529,863
TOTAL ASSETS	$11,839,656	$5,902,350

Liabilities:
Current Liabilities
Accounts payable and accrued liabilities (Note 4)	$854,684	$804,138
Notes payable, net of discount (Note 7)	-	700,015
Contingent stock liability (Notes 7 and 8)	-	677,000
Contingent warrant liability (Notes 7, 8 and 10)	-	585,000
Warrant liability (Notes 8 and 10)	1,151,838	-
Total Current Liabilities	2,006,522	2,766,153

Deferred Tax Liability	192,000	-
Total Liabilities	2,198,522	2,766,153

Commitments and Contingencies (Note 15)
Subsequent Events (Note 16)

Stockholders’ Equity:
Preferred stock, $.0001 par value; 1,000,000 shares authorized; 1 share issued and outstanding	-	-
Common stock, $.0001 par value; 100,000,000, shares authorized; 9,407,415 shares issued and outstanding and (2021: 5,187,062)	941	519
Common stock subscription receivable	-	(32,500)
Additional paid-in capital	24,733,306	13,835,882
Accumulated other comprehensive income	214,253	-
Accumulated deficit	(15,307,366)	(10,667,704)
Total Stockholders’ Equity	9,641,134	3,136,197
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$11,839,656	$5,902,350

The accompanying notes are an integral part of these financial statements.

F-3

SHARPS TECHNOLOGY, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the year ended	For the year ended
	December 31, 2022	December 31, 2021

Revenue, net	$-	$-

Operating expenses:
Research and development (Note 5)	2,280,933	1,690,865
General and administrative	6,457,860	2,806,801
Total operating expenses	(8,738,793)	(4,497,666)
Loss from operations	(8,738,793)	(4,497,666)

Other income (expense)
Interest income (expense)	(1,320,416)	(166,746)
FMV adjustment on contingent stock & warrants	5,392,911	-
Foreign currency and other	26,636	-
Net loss	$(4,639,662)	$(4,664,412)

Net loss per share, basic and diluted	$(0.57)	$(0.96)
Weighted average shares used to compute net loss per share, basic and diluted	8,100,410	4,876,899

The accompanying notes are an integral part of these financial statements.

F-4

SHARPS TECHNOLOGY, INC.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

	For the year ended	For the year ended
	December 31, 2022	December 31, 2021
Net loss	$(4,639,662)	$(4,664,412)

Other comprehensive income:

Foreign currency translation adjustments	214,253	-

Comprehensive loss	$(4,425,409)	$(4,664,412)

The accompanying notes are an integral part of these financial statements.

F-5

SHARPS TECHNOLOGY, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2022 AND 2021

	Preferred Stock		Common Stock		Common Stock Subscription	Additional Paid-in	Accumulated Other Comprehensive	Accumulated	Total Stockholders’
	Shares	Amount	Shares	Amount	Receivable	Capital	Income	Deficit	Equity

Balance – December 31, 2020	1	$-	4,597,000	$460	$-	$8,133,655	$-	$(6,003,292)	$2,130,823

Net loss for the year ended December 31, 2021	-	-	-	-	-	-	-	(4,664,412)	(4,664,412)
Share-based compensation charges	-	-	-	-	-	1,571,857	-	-	1,571,857
Issuance of common stock for services	-	-	2,857	-	-	20,000	-	-	20,000
Issuance of common stock from subscriptions	-	-	487,205	49	(32,500)	3,410,380	-	-	3,377,929
Issuance of common stock for acquisition	-	-	28,571	3	-	199,997	-	-	200,000
Issuance of common stock for equipment order	-	-	71,429	7	-	499,993	-	-	500,000
Balance – December 31, 2021	1	$-	5,187,062	519	$(32,500)	$13,835,882	$-	$(10,667,704)	$3,136,197

Net loss for the year ended December 31, 2022	-	-	-	-	-	-	-	(4,639,662)	(4,639,662)

Shares issued in Initial Public Offering	-		3,750,000	375	-	8,974,282	-	-	8,974,657
Issuance of shares for contingent stock liability	-		235,294	24	-	495,976	-	-	496,000
Share-based compensation charges	-	-	-	-	-	1,136,638	-	-	1,136,638
Fractional share adjustment	-	-	59	-	-	-	-	-	-
Issuance of common stock for services	-	-	235,000	23	-	290,528	-	-	290,551
Foreign currency translation	-	-	-	-	-	-	214,253	-	214,253
Collection of stock subscription	-	-	-	-	32,500	-	-	-	32,500
Balance – December 31, 2022	1	$-	9,407,415	941	$-	$24,733,306	$214,253	$(15,307,366)	$9,641,134

The accompanying notes are an integral part of these financial statements.

F-6

SHARPS TECHNOLOGY, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the year ended	For the year ended
	December 31, 2022	December 31, 2021
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(4,639,662)	$(4,664,412)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	654,572	28,699
Stock-based compensation	1,012,592	1,195,819

Issuance of common stock for services	290,551	20,000
Accretion of debt discount	1,299,985	159,615
FMV for adjustment for contingent stock	(181,000)	-
FMV adjustment for Contingent warrants and warrants	(5,211,911)	-
IPO issuance costs relating to warrants	550,433	-
Foreign exchange loss	496	-
Changes in operating assets
Prepaid expenses	(58,754)	42,005)
Inventory	(34,109)	(121,994)
Other assets	(12,000)	(10,262)
Accounts payable and accrued liabilities	(104,352)	202,894
Net cash used in operating activities	(6,433,159)	(3,147,736)

CASH FLOWS FROM INVESTING ACTIVITIES:
Deposits paid on fixed assets and components	(209,678)	(46,900)
Purchase of fixed assets	(542,662)	(2,221,830)
Other assets – escrow deposit	-	(75,000)
Asset acquisition	(2,365,576)	-
Net cash used in investing activities	(3,117,916)	(2,343,730)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from common stock issued, net of subscription receivable	-	3,377,929
Net proceeds from Initial Public Offering Units	14,202,975	-
Net proceeds from notes payable, contingent stock liability, contingent warrant liability	-	1,802,500
Repayment of note payable	(2,000,000)	-
Proceeds from subscriptions receivable	32,500	-
Net cash provided by financing activities	12,235,475	5,180,429

Effect of exchange rate changes on cash	7,331	-

NET INCREASE (DECREASE) IN CASH	2,691,731	(311,037)
CASH — BEGINNING OF YEAR	1,479,166	1,790,203
CASH — END OF YEAR	$4,170,897	$1,479,166

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for interest	$47,111	$4,000
Cash paid for taxes	$-	$-

Non-cash investing and financing activity:
FMV for Common stock issued for contingent shares	$496,000	-
FMV for Warrants issued for contingent warrants	$554,312
Common stock issued and vested stock options for fixed assets acquired	$63,612	$753,336
Common stock issued and vested stock options issued as consideration for acquisition	$60,435	$322,701

The accompanying notes are an integral part of these financial statements.

F-7

SHARPS TECHNOLOGY, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR YEARS ENDED DECEMBER 31, 2022 AND 2021

Note 1. Description of Business

Nature of Business

Sharps Technology, Inc. (“Sharps” or the “Company”) is a pre-revenue medical device company that has designed and patented various safety syringes and is seeking commercialization by manufacturing and distribution of its products.

The accompanying consolidated financial statements include the accounts of Sharps Technology, Inc. and its wholly owned subsidiary, Safegard Medical (Hungary) KFT, collectively referred to as the “Company.” All intercompany transactions and balances have been eliminated.

The Company’s fiscal year ends on December 31.

On April 13, 2022, the Company’s Initial Public Offering was deemed effective with trading commencing on April 14, 2022. The Company received net proceeds of $14.2 million on April 19, 2022 (See Note 8).

Note 2. Summary of Significant Accounting Policies

Basis of Presentation

The accompanying consolidated financial statements have been prepared by the Company in accordance with generally accepted accounting principles (“GAAP”) in the United States (“U.S.”) and are expressed in U.S. dollars.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates. As of December 31, 2022, the most significant estimates relate to derivative liabilities and stock-based compensation.

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with an original or remaining maturity of three months or less at the date of purchase to be cash equivalents. Cash and cash equivalents are maintained with various financial institutions.

Inventories

The Company values inventory at the lower of cost (average cost) or net realizable value. Work-in-process and finished goods inventories consist of material, labor, and manufacturing overhead. Net realizable value is the estimated selling price in the ordinary course of business, less reasonably predictable costs of completion, disposal, and transportation. A reserve is established for any excess or obsolete inventories or they may be written off. At December 31, 2022 and 2021, inventory is comprised of raw materials, components and finished goods.

F-8

SHARPS TECHNOLOGY, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2022 AND 2021

Note 2. Summary of Significant Accounting Policies (continued)

Fair Value Measurements

ASC 820, Fair Value Measurements and Disclosures, require an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. ASC 820 prioritizes the inputs into three levels that may be used to measure fair value.

The Company’s outstanding warrants are fair valued on a recurring basis with the trading price which could cause fluctuations in operating results at the reporting periods.

Level 1

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities. Valuations are based on quoted prices that are readily and regularly available in an active market and do not entail a significant degree of judgment.

Level 2

Level 2 applied to assets or liabilities for which there are other than Level 1 observable inputs such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 2 instruments require more management judgment and subjectivity as compared to Level 1 instruments. For instance: determining which instruments are most similar to the instrument being priced requires management to identify a sample of similar securities based on the coupon rates, maturity, issuer credit rating and instrument type, and subjectively select an individual security or multiple securities that are deemed most similar to the security being priced; and determining whether a market is considered active requires management judgment.

Level 3

Level 3 applied to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities. The determination for Level 3 instruments requires the most management judgment and subjectivity.

Fixed Assets

Fixed assets are stated at cost. Expenditures for maintenance and repairs are charged to operations as incurred. The Company’s fixed assets consist of land, building, machinery and equipment, molds and website. Depreciation is calculated using the straight-line method commencing on the date the asset is operating in the way intended by management over the following useful lives: Building – 20 years, Machinery and Equipment – 3 -10 years and Website – 3 years. The expected life for Molds is based lesser of the number of parts that will be produced based on the expected mold capability or 5 years.

Impairment of Long-Lived Assets

Long-lived assets are reviewed annually for impairment or whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability is measured by comparison of the carrying amount of an asset group to the future net undiscounted cash flows that the assets are expected to generate. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the projected discounted future net cash flows arising from the asset.

There were no impairment losses recognized during the years ended December 31, 2022 and 2021.

F-9

SHARPS TECHNOLOGY, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2022 AND 2021

Note 2. Summary of Significant Accounting Policies (continued)

Goodwill and Purchased Identified Intangible Assets

Goodwill

When applicable, goodwill will be recorded as the difference, if any, between the aggregate consideration paid for an acquisition and the fair value of the net tangible and identified intangible assets acquired under a business combination. Goodwill also includes acquired assembled workforce, which does not qualify as an identifiable intangible asset. The Company reviews impairment of goodwill annually in the third quarter, or more frequently if events or circumstances indicate that the goodwill might be impaired. The Company first assesses qualitative factors to determine whether it is necessary to perform the quantitative goodwill impairment test. If, after assessing the totality of events or circumstances, the Company determines that it is not more likely than not that the fair value of a reporting unit is less than its carrying amount, then the quantitative goodwill impairment test is unnecessary. If, based on the qualitative assessment, it is determined that it is more likely than not that the fair value of a reporting unit is less than its carrying amount, then the Company proceeds to perform the quantitative goodwill impairment test. The Company first determines the fair value of a reporting unit using weighted results derived from an income approach and a market approach. The income approach is estimated through the discounted cash flow method based on assumptions about future conditions such as future revenue growth rates, new product and technology introductions, gross margins, operating expenses, discount rates, future economic and market conditions, and other assumptions. The market approach estimates the fair value of the Company’s equity by utilizing the market comparable method which is based on revenue multiples from comparable companies in similar lines of business. The Company then compares the derived fair value of a reporting unit with its carrying amount. If the carrying value of a reporting unit exceeds its fair value, an impairment loss will be recognized in an amount equal to that excess, limited to the total amount of goodwill allocated to that reporting unit.

Identified Intangible Assets

The Company’s identified intangible assets are amortized on a straight-line basis over their estimated useful lives of 5 years. The Company makes judgments about the recoverability of finite-lived intangible assets whenever facts and circumstances indicate that the useful life is shorter than originally estimated or that the carrying amount of assets may not be recoverable. If such facts and circumstances exist, the Company assesses recoverability by comparing the projected undiscounted net cash flows associated with the related asset or group of assets over their remaining lives against their respective carrying amounts. Impairments, if any, are based on the excess of the carrying amount over the fair value of those assets. If the useful life is shorter than originally estimated, the Company would accelerate the rate of amortization and amortize the remaining carrying value over the new shorter useful life. The Company evaluates the carrying value of indefinite-lived intangible assets on an annual basis, and an impairment charge would be recognized to the extent that the carrying amount of such assets exceeds their estimated fair value.

Stock-based Compensation Expense

The Company measures its stock-based awards made to employees based on the estimated fair values of the awards as of the grant date. For stock option awards, the Company uses the Black-Scholes option-pricing model. For restricted stock awards, the estimated fair value is generally the fair market value of the underlying stock on the grant date. Stock-based compensation expense is recognized over the requisite service period and is based on the value of the portion of stock-based payment awards that is ultimately expected to vest. The Company recognizes forfeitures of stock-based awards as they occur on a prospective basis.

Stock-based compensation expense for awards granted to non-employees as consideration for services received is measured on the date of performance at the fair value of the consideration received or the fair value of the equity instruments issued, whichever can be more reliably measured.

Derivative Instruments

The Company accounts for common stock warrants as either equity-classified or liability-classified instruments based on an assessment of the specific terms of the warrants and applicable authoritative guidance in Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC 480”), Distinguishing Liabilities from Equity (“ASC 480”) and ASC 815, Derivatives and Hedging (“ASC 815”). The assessment considers whether the warrants are freestanding financial instruments pursuant to ASC 480, meet the definition of a liability pursuant to ASC 480, and meet all of the requirements for equity classification under ASC 815, including whether the warrants are indexed to the Company’s own stock and whether the holders of the warrants could potentially require net cash settlement in a circumstance outside of the Company’s control, among other conditions for equity classification. This assessment, which requires the use of professional judgment, is conducted at the time of warrant issuance and as of each subsequent quarterly period end date while the warrants are outstanding.

F-10

SHARPS TECHNOLOGY, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2022 AND 2021

Note 2. Summary of Significant Accounting Policies (continued)

At their issuance date and as of December 31, 2022, the warrants (see Notes 8 and 10) were accounted for as liabilities as these instruments did not meet all of the requirements for equity classification under ASC 815-40 based on the terms of the aforementioned warrants. The resulting warrant liabilities are re-measured at each balance sheet date until their exercise or expiration, and any change in fair value is recognized in the Company’s consolidated statements of operations and comprehensive loss.

Foreign Currency Translation/Transactions

The Company has determined that the functional currency for its foreign subsidiary is the local currency. For financial reporting purposes, assets and liabilities denominated in foreign currencies are translated at current exchange rates and profit and loss accounts are translated at weighted average exchange rates. Resulting translation gains and losses are included as a separate component of stockholders’ equity as accumulated other comprehensive income or loss. Gains or losses resulting from transactions entered into in other than the functional currency are recorded as foreign exchange gains and losses in the consolidated statements of operations and comprehensive loss.

Comprehensive income (loss)

Comprehensive income (loss) consists of the Company’s consolidated net loss and foreign currency translation adjustments related to its subsidiary. Foreign currency translation adjustments included in comprehensive loss were not tax effected as the Company has a full valuation allowance at December, 2022 and 2021. Accumulated other comprehensive income (loss) is a separate component of stockholders’ equity and consists of the cumulative foreign currency translation adjustments.

Basic and Diluted Loss Per Share

The Company computes net loss per share in accordance with ASC 260, Earnings per Share. ASC 260 requires presentation of both basic and diluted earnings per share (EPS) on the face of the consolidated statement of operations and comprehensive loss. Basic EPS is computed by dividing net income (loss) available to common stockholders (numerator) by the weighted average number of shares outstanding (denominator) during the year. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive. As at December 31, 2022, there were 10,405,916 stock options and warrants that could potentially dilute basic EPS in the future that were not included in the computation of diluted EPS because to do so would have been antidilutive for the periods presented.

Income Taxes

The Company must make certain estimates and judgments in determining income tax expense for financial statement purposes. These estimates and judgments are used in the calculation of tax credits, tax benefits, tax deductions, and in the calculation of certain deferred taxes and tax liabilities. Significant changes to these estimates may result in an increase or decrease to the Company’s tax provision in a subsequent period.

The provision for income taxes was comprised of the Company’s current tax liability and changes in deferred income tax assets and liabilities. The calculation of the current tax liability involves dealing with uncertainties in the application of complex tax laws and regulations and in determining the liability for tax positions, if any, taken on the Company’s tax returns in accordance with authoritative guidance on accounting for uncertainty in income taxes. Deferred income taxes are determined based on the differences between the financial reporting and tax basis of assets and liabilities. The Company must assess the likelihood that it will be able to recover the Company’s deferred tax assets. If recovery is not likely on a more-likely-than-not basis, the Company must increase its provision for income taxes by recording a valuation allowance against the deferred tax assets that it estimates will not ultimately be recoverable. However, should there be a change in the Company’s ability to recover its deferred tax assets, the provision for income taxes would fluctuate in the period of such change.

Research and Development Costs

Research and development costs are expensed as incurred.

Advance payments for goods or services that will be used or rendered for future research and development activities are deferred and capitalized. Such amounts are recognized as an expense as the related goods are delivered or the services are performed.

F-11

SHARPS TECHNOLOGY, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2022 AND 2021

Note 2. Summary of Significant Accounting Policies (continued)

Contingencies

Liabilities for loss contingencies arising from claims, assessments, litigations, fines and penalties and other sources are recognized when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated. Gain contingencies are evaluated and not recognized until the gain is realizable or realized.

Recent Accounting Pronouncements

In March 2020, the FASB issued ASC Topic 848, Reference Rate Reform. ASC Topic 848 provides relief for impacted areas as it relates to impending reference rate reform. ASC Topic 848 contains optional expedients and exceptions for applying GAAP to debt arrangements, contracts, hedging relationships, and other areas or transactions that are impacted by reference rate reform. This guidance is effective upon issuance for all entities and elections of certain optional expedients are required to apply the provisions of the guidance.

On August 5, 2020, the FASB issued ASU 2020-06, Debt – Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging – Contracts in Entity’s Own Equity (Subtopic 815-40), which simplifies the accounting for certain financial instruments with characteristics of liabilities and equity, including convertible instruments and contracts on an entity’s own equity. The ASU is part of the FASB’s simplification initiative, which aims to reduce unnecessary complexity in U.S. GAAP. ASU 2020-06 simplifies the guidance in U.S. GAAP on the issuer’s accounting for convertible debt instruments, requires entities to provide expanded disclosures about “the terms and features of convertible instruments” and how the instruments have been reported in the entity’s financial statements. It also removes from ASC 815-40-25-10 certain conditions for equity classification and amends certain guidance in ASC 260, Earnings per Share, on the computation of EPS for convertible instruments and contracts on an entity’s own equity. An entity can use either a full or modified retrospective approach to adopt the ASU’s guidance. The ASU’s amendments are effective for smaller public business entities fiscal years beginning after December 15, 2023. The Company continues to assess all potential impact of the standard and will disclose the nature and reason for any elections that the Company makes.

The Company does not expect the adoption of any accounting pronouncements to have a material impact on the consolidated financial statements.

We reviewed all other recently issued accounting pronouncements and have concluded they are not applicable or not expected to be significant to the accounting for our operations.

Note 3. Inventories

Inventories, net consisted of the following at December 31, 2022 and 2021:

	December 31, 2022	December 31, 2021
Raw materials	$106,088	$121,994
Work in process	49,144	-
Finished goods	30,572	-
Total	$185,804	$121,994

Note 4. Fixed Assets

Fixed asset, net, as of December 31, 2022 and 2021, are summarized as follows:

	December 31, 2022	December 31, 2021

Land	$242,240	$-
Building	2,824,481	-
Machinery and Equipment	4,601,293	3,778,766
Website	16,600	16,600
	7,684,614	3,795,366
Less: accumulated depreciation	(679,724)	(32,034)
Fixed asset, net	$7,004,890	$3,763,332

Depreciation expense of fixed assets for the year ended December 31, 2022 and 2021 was $647,690 and $28,699, respectively. Substantially, all of the Company’s fixed assets are located at the Company’s Hungary location.

During the year ended December 2022, the Company recorded $63,612 in fixed asset costs relating to the estimated fair market value for options granted in 2021 for the acquired machinery. As of December 31, 2022, the Company has $100,000 in remaining payments for machinery purchased, which is included in accounts payable.

F-12

SHARPS TECHNOLOGY, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2022 AND 2021

Note 5. Asset Acquisition

In June 2020, the Company entered into a Share Purchase Agreement (“Agreement”) with Safegard Medical (“Safegard”) and amendments to the Agreement, collectively, the Agreements, to purchase either the stock or certain assets of a manufacturing facility for $2.5M in cash, plus additional consideration of 28,571 shares of common stock with an estimated fair market value of $7.00, 35,714 stock options with an exercise price of $7.00 and 50,000 stock options with an exercise price of $4.25. The purchase price includes the fair market value of the common stock of $200,000 and the vested options of $183,135. The Agreements provided the Company various periods for due diligence and post due diligence, requirements for escrow payments through the closing date (“Closing Date”).

Through the Closing Date, the Agreements provided the Company with the exclusive use of the facility in exchange for payment of the facility’s operating costs. The monthly fee (“Operating Costs”), which primarily covered the facility’s operating costs, was mainly comprised of the seller’s workforce costs, materials and other recurring monthly operating cost.

During the year ended December 31, 2022 and 2021, the Company had remitted $594,000 and $770,000, respectively for the aforementioned Operating Costs. The remittance of operating costs was discontinued after the Closing Date. These costs were included in research and development expense in the consolidated statement of operations and comprehensive loss as the activities at the facility in 2022 and 2021 were related to design and testing of the Company’s products.

The acquisition of Safegard, which closed on July 6, 2022, did not meet the definition of a business pursuant to ASC 805-10, and accordingly was accounted for as an asset acquisition in accordance with ASC 805-50. The cost of the acquisition was $2,936,712, including transaction costs of $53,576, with the allocation to the assets acquired on a relative fair value basis. The intangibles relate to permits and a limited workforce acquired. Under ASC 805-50, no goodwill is recognized. The operating results for Safegard are included in the consolidated balance sheet and consolidated statements of operations and comprehensive loss for the period beginning after the closing on July 6, 2022.

The relative fair value of the assets acquired and related deferred tax liability is as follows:

Land	$226,000
Building and affixed assets	2,648,000
Machinery	158,000
Inventory	32,000
Intangibles	64,712
Deferred tax liability	(192,000)

Total	$2,936,712

The useful lives for the acquired assets is Building - 20 years; Machinery – 5 to 10 years; Intangibles – 5 years. The related depreciation and amortization is being recorded on a straight-line basis.

Note 6. Other Assets

Other assets as of December 31, 2022 and 2021 are summarized as follows:

	December 31,	December 31,
	2022	2021
Acquisition (see Note 5)	$-	$472,701
Intangibles, net	62,480	-
Deposits or advance payments on machinery, molds and components (see Note 15)	336,466	-
Other	12,370	57,162
	$411,316	$529,863

Intangibles are related to the Asset Acquisition (see Note 5) and consist of an acquired workforce and permits. Amortization for the year ended December 31, 2022 was $6,882.

F-13

SHARPS TECHNOLOGY, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2022 AND 2021

Note 7. Note Purchase Agreement

On December 14, 2021, the Company entered into a Note Purchase Agreement (“NPA”) with three unrelated third-party purchasers (“Purchasers”). The Purchasers provided financing to the Company in the form of bridge financing, aggregating principal of $2,000,000 (the “Notes”). The principal under the Notes shall be payable on the earlier of (i) December 14, 2022, and (ii) the date on which the Company consummates an initial public offering (“IPO”), herein referred to as the “Maturity Date”. The Notes bore interest at 8% with interest payments due monthly. The Company and the Purchasers had entered into a Security Agreement whereby the Notes were collateralized by substantially all the assets of the Company, both tangible and intangible both currently owned with stated exclusions, as defined, and any future acquired with stated exclusions, as defined.

The NPA provided for covenants that until all of the Notes have been converted, exchanged, redeemed or otherwise satisfied in accordance with their terms, the Company shall not, and the Company shall not permit any of its subsidiaries without the prior written consent of the Purchasers: a) incur or guarantee any new debt, b) issue any securities that would cause a breach or default under the NPA, c) incur any liens other than permitted, d) redeem or repurchase shares, e) declare or pay any cash dividend or distribution, e) sell, lease or dispose of assets other than in the ordinary course of business, or f) engage in different line of business.

As additional consideration to the Purchasers for providing the financing, the Company also agreed to a) issue each Purchaser a number of shares of the Company’s Common Stock equal to 50% of the original principal amount of each Purchaser’s Note (the “Contingent Stock”) and b) issue each Purchaser a number of warrants, which would allow the Purchasers to purchase additional shares of the Company’s Common Stock, equal to 50% of the original principal amount each Purchaser’s Note for a term of 5.0 years (the “Contingent Warrants”).

For both the Contingent Stock and the Contingent Warrants, the number of shares and warrants that each Purchaser will be issued was unknown at the time of the NPA and was determined based on a formula of 50% of the original principal amount divided by a “Subsequent Offering Price” based on the valuation in a future offering of Common stock or other equity interest in the Company (such offering referred to as a “Consummated Offering”) during the period beginning on December 14, 2021 through and including the date the Company consummates an initial public offering (“IPO”) (such period referred to as the “Subsequent Offering Period”).

In accordance with ASC 480-10-25-14, a fixed monetary amount exists at inception for the total value of Contingent Stock that may be issued to each Purchaser. The Contingent Stock is not considered outstanding at inception, as it will only be issued upon the consummation of a Consummated Offering, and accordingly, is a conditional obligation. As such the fair market value (“FMV”) of the Contingent Stock at inception was $677,000, which was recorded as debt discount. Similarly, a fixed monetary amount further exists at inception for the total value of Contingent Warrants that may be issued to each Purchaser. Accordingly, a conditional obligation exists and as such the FMV of Contingent Warrants at inception was $585,000, which was recorded as debt discount. The Company incurred $197,500 of debt issuance costs associated with the NPA. The debt issuance costs were allocated between the Notes, Contingent Stock and Contingent Warrants in a manner that was consistent with the allocation of the proceeds of the Notes. The portion of the debt issuance costs which were allocated to the Contingent Stock and Contingent Warrants, which was $124,460, was expensed during the year ended December 31, 2021. The debt issuance costs allocated to the Notes were recorded as a debt discount.

The Contingent Stock and Contingent Warrant liabilities were measured at FMV on the date of issuance (based on the Black-Scholes valuation model).

At inception, the Notes were recorded at the net amount of approximately $665,000, after adjusting for debt discounts of approximately $1,335,000 relating to the debt issuance costs, Contingent Stock and Contingent Warrants. Management calculates the effective interest rate (“EIR”) to consider the potential repayment at redemption date by reference to the face value amount after taking into account the stated 8% interest rate. In 2022, through the repayment date, the Company recorded interest expense of $39,111 (2021 - $nil) and accreted interest of $1,299,895 (2021 - $nil) and repaid the $2,000,000 in Notes with proceeds from the IPO that closed on April 19, 2022.

F-14

SHARPS TECHNOLOGY, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2022 AND 2021

Note 7. Note Purchase Agreement (continued)

The value of the Contingent Stock and Contingent Warrants is required to be re-measured at FMV at each reporting date, using either the Black-Scholes valuation model or other valuation method, if deemed more appropriate, with recognition of the changes in fair value to other income or expense in the consolidated statement of operations in accordance with ASC 480, Debt and Equity. On April 19, 2022, the Company issued 235,295 shares of Common Stock to settle the Contingent Stock liability, re-measured the liability at its estimated FMV based on the stock’s trading price and reclassified $496,000 to Common Stock Par Value and Additional Paid in Capital.

In connection with the closing of the IPO, 235,295 warrants were issued to settle the Contingent Warrant liability (“Note Warrants”) with an exercise price of $4.25. The terms of the Note Warrants continue to require classification as a liability under ASC 815 with recognition of the changes in fair value to other income or expense in the consolidated statement of operations in accordance with ASC 480 Debt and Equity. During the year ended December 31, 2022, the Company recorded a FMV income adjustment of $554,412 to reduce the Warrant liability from $585,000 at December 31, 2021 to $30,588 at December 31, 2022. (See Notes 8 and 10)

Note 8. Stockholders’ Equity

Capital Structure

On December 11, 2017, the Company was incorporated in Wyoming with 20,000,000 shares of common stock authorized with a $0.0001 par value. Effective, April 18, 2019, the Company’s authorized common stock was increased to 50,000,000 shares of common stock. The articles of incorporation also authorized 10,000 preferred shares with a $0.001 par value.

Effective March 22, 2022, the Company completed a plan and agreement of merger with Sharps Technology, Inc., a Nevada corporation (“Sharps Nevada”). Pursuant to the merger agreement, (i) the Company merged with and into Sharps Nevada, (ii) each 3.5 shares of common stock of the Company were converted into one share of common stock of Sharps Nevada and (iii) the articles of incorporation and bylaws of Sharps Nevada, became the articles of incorporation and bylaws of the surviving corporation. The Company’s authorized common stock and preferred stock increased from 50,000,000 to 100,000,000 and 10,000 to 1,000,000 shares, respectively. The par value of preferred stock decreased from $0.001 to $0.0001 per share.

Common Stock

On April 13, 2022, the Company’s initial public offering (“IPO”) was declared effective by the SEC pursuant to which the Company issued and sold an aggregate of 3,750,000 units (“Units”), each consisting of one share of common stock and two warrants, to purchase one share of common stock for each whole warrant, with an initial exercise price of $4.25 per share and a term of five years. In addition, the Company granted Aegis Capital Corp., as underwriter a 45-day over-allotment option to purchase up to 15% of the number of shares included in the units sold in the offering, and/or additional warrants equal to 15% of the number of Warrants included in the units sold in the offering, in each case solely to cover over-allotments, which the Aegis Capital Corp. partially exercised with respect to 1,125,000 warrants on April 19, 2022.

The Company’s common stock and warrants began trading on the Nasdaq Capital Market or Nasdaq on April 14, 2022. The net proceeds from the IPO, prior to payments of certain listing and professional fees were approximately $14.2 million. The net proceeds, after reflecting par value, has been recorded in Additional Paid in Capital of $9.0 million and with respect to the Warrants as a liability under ASC 815 of $5.2M. (See Note 10)

During the year ended December 31, 2022, the Company issued 235,000 shares of common stock at the trading stock price in connection with services provided to the Company and recorded a charge of $290,551, In addition, the Company issued 235,295 common shares relating to the Note Purchase agreement. (See Note 7)

During 2021, the Company completed stock subscriptions through a private placement for 487,204 shares of common stock at $7.00 per share. The Company received cash proceeds of $3,377,929 and had a subscription receivable of $32,500 which was received in January 2022. In addition, the Company issued 71,429 shares with an estimated fair value of $500,000 to a vendor for engineering and design services provided for equipment and for partial payments for equipment begin manufactured (See Note 4), 28,571 shares related to an acquisition (See Note 5) and 2,857 shares for services with an estimated fair value of $20,000.

F-15

SHARPS TECHNOLOGY, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2022 AND 2021

Note 8. Stockholders’ Equity (continued)

Warrants

a)	In connection with the IPO in April 2022, the Company issued 7,500,000 warrants (Trading Warrants) as a component of the Units and 1,125,000 warrants to the underwriter (Overallotment Warrants), as noted in Common Stock above. The Trading and Overallotment Warrants were recorded at the FMV, being the trading price of the warrants, on the IPO effective date and the Warrants are classified as a Liability based on ASC 815. The Warrant liability requires remeasurement at each reporting period. At the IPO, the liability was $5,778,750 and at December 31, 2022 the liability was $1,121,250. During year ended December 31, 2022, the Company recorded a FMV gain adjustment of $4,657,500, (See Note 10).

b)	The Company has issued 235,295 Warrants (“Note Warrants”) to the Purchasers of the Notes on April 19, 2022. The Note Warrants have an exercise price of $4.25 and a term of five years. At the issuance date, the liability was $157,647 During the year ended December 31, 2022, the Company recorded a FMV gain of 127,058. (See Note 10)

c)	The underwriter received 187,500 warrants in connection with the IPO for a nominal cost of $11,250. The Warrants have an exercise price of $5.32 and are exercisable after October 9, 2022. The FMV at the date of issuance was $228,750 computed using the Black Sholes valuation model with the following assumptions: a) volatility of 93.47%, five-year term, risk free interest rate 2.77% and 0% dividend rate. The estimated FMV was classified as additional issuance costs.

Note 9. Preferred Stock

In February 2018, the Company Board of Directors issued one share of Series A Preferred Stock to Alan Blackman, the Company’s co-founder and Director. The Series A Preferred Stock entitles the holder to vote on any matters related to the election of directors and was reduced from 50.1% at December 31, 2021 to 29.5%, effective with the IPO. The Series A Preferred Stock has no right to dividends, or distributions in the event of a liquidation and is not convertible into common stock. In the event the Company is sold during the two-year period following completion of IPO at a price per share of more than 500% of the initial offering price per Unit in the IPO, the Series A Preferred Stock, as in effect upon completion of the IPO, will entitle the holder to 10% of the total purchase price.

Note 10. Warrant Liability

The Warrants were accounted for as liabilities in accordance with ASC 815-40 and are presented as a Warrant liability in the accompanying consolidated balance sheet. The warrant liabilities are measured at fair value at inception and on a recurring basis, with changes in fair value presented within the consolidated statement of operations and comprehensive loss. (See Notes 7 and 8)

The Warrant liability at December 31, 2022 was as follows:

Note Warrants	$30,588
Trading and Overallotment Warrants	1,121,250
Total	$1,151,838

The Warrants outstanding at December 31, 2022 were as follows:

Note warrants	235,295
Trading and Overallotment Warrants	8,812,500
Total	9,047,795

The following table presents the changes in the Warrant liability of the Level 1 warrants issued on April 14, 2022, the effective date of the IPO measured at fair value:

Total

FMV of Note Warrants, at issuance	$157,647

FMV of Trading and Overallotment Warrants, at issuance	5,778,750

Change in fair value of warrant liability, issuance through December 31, 2022	(4,784,559)

Fair Value at December 31, 2022	$1,151,838

F-16

SHARPS TECHNOLOGY, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2022 AND 2021

Note 11. Stock Options

A summary of options granted and outstanding is presented below.

	2022		2021
	Options	Weighted Average Exercise Price	Options	Weighted Average Exercise Price
Outstanding at Beginning of year	1,137,479	$5.18	792,857	$3.64
Granted	367,500	1.63	511,764	7.00
Cancelled	(3,571)	(4.38)	(21,875)	(4.38)
Forfeited	(143,286)	$(3.77)	(145,157)	$(2.57)

Outstanding at end of year	1,358,122	$4.37	1,137,479	$5.18

Exercisable at end of year	1,132,861	$4.59	825,847	$5.38

During the years ended December 31, 2022 and 2021, the estimated weighted-average grant-date fair value of options granted was $1.63 per share and $4.55 per share, respectively. As of December 31, 2022 and 2021, there was $475,097 and $1,260,990, respectively, of unrecognized stock-based compensation related to unvested stock options, which is expected to be recognized over a weighted-average period sixteen months as of December 31, 2022.

The following table summarizes information about options outstanding at December 31, 2022:

Exercise Prices	Options Outstanding	Aggregate Intrinsic Value	Weighted Average Remaining Contractual Life	Options Exercisable	Aggregate Intrinsic Value on Exercisable Shares

$1.21	307,500	-	4.42	168,551	$-
$1.39	10,000	-	4.67	10,000	$-
$1.75	68,571	-	.25	68,571	$-
$2.80	141,429	-	.50	141,429	$-
$4.25	50,000	-	4.50	37,500	$-
$4.38	244,286	-	2.25	244,286	$-
$7.00	536,336	-	3.00	462,524	$-

The aggregate intrinsic values of stock options outstanding and exercised December 31, 2022 were calculated as the difference between the exercise price of the options and the fair value of the Company’s common stock on December 31, 2022.

In 2022 and 2021, the Company recognized stock-based compensation expense of $1,012,592, of which $915,796 and $96,795 was recorded in general and administrative and research and development expenses, respectively and $1,195,819, of which $1,091,227 and $105,592 was recorded in general and administrative and research and development expenses, respectively. Further, in 2022, the Company recorded stock-based charges of $63,612 relating to purchase of machinery (See Note 4) and $60,435 relating to an Acquisition. (See Note 5) and in 2021, the Company recorded stock-based charges relating to consideration for purchase of machinery of $253,337 (see Note 4) and relating to an Acquisition for $122,701 (see Note 5).

The fair value of stock option awards accounted for under ASC 718 was estimated at the date of grant using a Black-Scholes option-pricing model with the following assumptions:

	Year Ended December 31, 2022	Year Ended December 31, 2021
Expected term (years)	2.50 to 3.00	2.50 to 3.25
Expected volatility	100.81% to 110.74%	97.26% to 116.06%
Risk-free interest rate	2.90% to 3.47%	0.18% - .81%
Dividend rate	0%	0%

F-17

SHARPS TECHNOLOGY, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2022 AND 2021

Note 12. Income Taxes

A reconciliation of the Federal statutory rate (28%) to the total effective rate applicable to income (loss) is as follows:

	Year Ended	Year Ended
	December 31, 2022	December 31, 2021

Expected benefit at statutory federal tax rate	$(974,329)	$(979,527)
Permanent differences – net	(859,515)	-
State and local taxes, net of federal tax benefit	(265,607)	(311,373)
Other	(21,965)	(57,563)
Change in valuation allowance	2,121,416	1,348,463
	$-	$-

The components of the Company’s deferred tax assets (liabilities) are as follows:

	Year Ended December 31, 2022	Year Ended December 31, 2021
Deferred tax assets (liabilities):
Fixed assets	$(268,594)	$3,837
Interest	62,310	46,361
Research and development expenses	454,942	-
Stock-based compensation	917,351	637,112
Net operating losses - federal	2,898,411	1,687,053
Net operating losses – state and local	921,350	536,282
Net operating losses - foreign	37,686	-
Research credit	28,985	28,985
	5,052,441	2,939,630
Less valuation allowance	(5,244,441)	(2,939,630)
Net deferred tax liability	$(192,000)	$-

The authoritative guidance, requires the asset and liability method of accounting for deferred income taxes. Deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities. Deferred tax assets or liabilities at the end of each period are determined using the tax rate expected to be in effect when taxes are actually paid or recovered.

The guidance also requires that a valuation allowance be established when it is more likely than not that all or a portion of a deferred tax asset will not be realized. A review of all available positive and negative evidence needs to be considered, including a company’s current and past performance, the market environment in which the company operates, length of carryback and carryforward periods and existing contracts that will result in future profits. After reviewing all the evidence, the company has recorded a full valuation allowance.

Note 13. Related Party Transactions and Balances

As of December 31, 2022 and 2021, accounts payable and accrued liabilities include $105,667 and $59,375, respectively, payable to officers and directors of the Company. The amounts are unsecured, non-interest bearing and are due on demand (See Note 15).

F-18

SHARPS TECHNOLOGY, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2022 AND 2021

Note 14. Fair Value Measurements

The Company’s financial instruments include cash, accounts payable, notes payable, contingent stock and warrant liability and warrant liability. Cash, contingent stock liability, contingent warrant liability and warrant liability are measured at fair value. Accounts payable and notes payable are measured at amortized cost and approximates fair value due to their short duration and market rate for similar instruments, respectively.

As of December 31, 2022, the following financial assets and liabilities were measured at fair value on a recurring basis presented on the Company’s consolidated balance sheet:

	Fair Value Measurements Using
	Level 1	Level 2	Level 3	Total

Assets
Cash	$4,170,897	-	-	$4,170,897
	-	-	-
Total assets measured at fair value	$4,170,897	-		$4,170,897

Liabilities
Warrant liability	$1,151,838	-	-	$1,151,838

Total liabilities measured at fair value	$1,151,838	-	-	$1,151,838

Note 15. Commitments and Contingencies

Fixed Assets and Other

At December 31, 2022, the Company has outstanding orders to purchase equipment, molds and component parts for research and development of $609,953 of which advance payments of $209,678 have been made and recorded in Other Assets (See Note 6).

Contingencies

At each reporting period, the Company evaluates whether or not a potential loss amount or a potential range of loss is probable and reasonably estimable under the provisions of the authoritative guidance that addresses accounting for contingencies. The Company is currently not involved in any material litigation or other loss contingencies.

Royalty Agreement

In connection with the purchase of certain intellectual property in July 2017, Barry Berler and Alan Blackman entered into a royalty agreement which provides that Barry Berler will be entitled to a royalty of four percent (4%) of net sales derived from the use, sale, lease, rent and export of products related to the intellectual property. The royalty continues until the patent expires or is no longer used in the Company’s product. The royalty agreement was assumed by the Company in December 2017.

In September 2018, the Royalty Agreement was amended to reduce the royalty to 2% and further provided for a single payment of $500,000 to Barry Berler within three years in return for cancellation of all further royalty obligations of the Company. In May 2019, the Royalty Agreement was further amended to change the payment date to on or before May 31, 2021 or during the term of the amended Royalty Agreement should the Company be acquired or a controlling interest be acquired. The Company has not made the aforementioned payment or incur any change in control as such the 2% royalty remains in place.

F-19

SHARPS TECHNOLOGY, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2022 AND 2021

Note 15. Commitments and Contingencies (continued)

Employment Agreements

On August 1, 2022, the Company cancelled the consulting agreement with Alan Blackman, Co- Chairman and Chief Operating Officer and entered into an Employment Agreement which provides for annual salary of $256,000, which provides for increases, and provisions compensation adjustments, expense and tax differential reimbursements, benefits and bonuses. As of September 1, 2022, the annual salary is $320,000. At June 30, 2022, the Company approved and accrued a $250,000 bonus to Mr. Blackman for services provided in 2022, of which $65,000 was paid subsequent to December 31, 2022.

On September 30, 2022, the Company entered into a formal employment agreement, effective on such date and will continue until terminated by either party, subject to the terms of the agreement, with Andrew R. Crescenzo who has been serving as the Company’s Chief Financial Officer on a contract services basis for the last three years. The agreement provided for annual compensation of $225,000 and plus a one-time $18,750 incentive payment upon the commencement of the agreement. During the course of the term, Mr. Crescenzo will be eligible for (i) performance bonuses to be granted at the discretion of the Company’s Compensation Committee and (ii) to participate in the Company’s 2022 Equity Incentive Plan. The agreement contains customary employment terms and conditions.

In October 2022, the Company entered into a service agreement (“Service Agreement”) with an unrelated third-party for marketing and investor relations services. The Service Agreement, which has a term of one year, has various deliverables and provides payments to the third party as follows; a) an initial fee of $90,000, b) monthly fees through the term of $12,500, c) 200,000 shares of restricted common stock and d) $300,000 specifically related to digital marketing activities. As stated in Note 8, the 200,000 shares of restricted common stock were valued at $230,000, representative of the trading price on the issuance.

Note 16. Subsequent Events

On January 25, 2023, the Company granted five-year options (the “Options”) to purchase a total of 975,000 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) to its directors, executive officers, employee and consultants pursuant to the Company’s. 2022 and 2023 Equity Incentive Plans. The Options are exercisable at $1.37 per share which was the closing price on January 25, 2023. Of the Options granted, Options to purchase an aggregate of 495,000 shares of Common Stock were issued to executive officers Options to purchase an aggregate of 455,000 shares of Common Stock were issued to directors and Options to purchase an aggregate of 75,000 shares of Common Stock to employees and a consultant.

On January 25, 2023, the Company’s Board of Directors adopted the 2023 Equity Incentive Plan (the “2023 Plan”). The 2023 Plan provides for the issuance of up to 1,400,000 options and/or shares of restricted stock to be available for issuance to officers, directors, employees and consultants.  The 2023 Plan is subject to shareholder approval at the annual meeting.

On February 09, 2023, the Company, appointed Justin Paige, as Vice President of Technical Operations with a start date of February 15, 2023. The agreement provides for annual compensation of $235,000 and Options to purchase 50,000 shares of Common Stock at the exercise price of $1.30, the closing price on the grant date. During the course of the term, Mr. Paige will be eligible for (i) performance bonuses to be granted at the discretion of the Company’s Compensation Committee and (ii) to participate in the Company’s Equity Incentive Plan. The agreement contains customary employment terms and conditions and provides for severance of six months if a change in control occurs, as defined.

On February 3, 2023, the Company completed a securities purchase agreement (“Offering”) with institutional investors and received net proceeds from the Offering were approximately $3.2 million, net of $600,000 in fees relating to the placement agent and other offering expenses. The Offering was priced at the market under Nasdaq rules. In connection with the Offering, the Company issued 2,248,521 units at a purchase price of $1.69 per unit. Each unit consists of one share of common stock and one non-tradable warrant exercisable for one share of common stock at a price of $1.56. The warrants have a term of five years from the issuance date. On February 13, 2023, the Company filed an S-1 (Resale) Registration Statement in connection with the Offering.

F-20

SHARPS TECHNOLOGY, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30, 2023	December 31, 2022
	(Unaudited)	(Audited)
Assets:
Current Assets
Cash	$2,924,019	$4,170,897
Prepaid expenses and other current assets	193,875	66,749
Inventories (Note 3)	992,547	185,804
Current Assets	4,110,441	4,423,450

Fixed Assets, net of accumulated depreciation (Notes 4 and 5)	7,092,954	7,004,890
Other Assets (Notes 5 and 6)	590,740	411,316
TOTAL ASSETS	$11,794,135	$11,839,656

Liabilities:
Current Liabilities
Accounts payable (Note 4)	$825,622	$543,226
Accrued and other current liabilities (Note 15)	574,057	311,458
Warrant liability (Notes 8 and 10)	1,513,187	1,151,838
Total Current Liabilities	2,912,866	2,006,522

Deferred Tax Liability	192,000	192,000
Total Liabilities	3,104,866	2,198,522

Commitments and Contingencies (Note 15)
Subsequent Events (Note 16)

Stockholders’ Equity:
Preferred stock, $.0001 par value; 1,000,000 shares authorized; 1 share issued and outstanding	-	-
Common stock, $.0001 par value; 100,000,000, shares authorized; 11,655,936 shares issued and outstanding (2022: 9,407,415)	1,166	941
Additional paid-in capital	28,154,012	24,733,306
Accumulated other comprehensive income	559,112	214,253
Accumulated deficit	(20,025,021)	(15,307,366)
Total Stockholders’ Equity	8,689,269	9,641,134
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$11,794,135	$11,839,656

The accompanying notes are an integral part of these financial statements.

F-21

SHARPS TECHNOLOGY, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE THREE AND SIX MONTHS ENDED JUNE

(UNAUDITED)

	THREE MONTHS ENDED JUNE 30,		SIX MONTHS ENDED JUNE 30,
	2023	2022	2023	2022
Revenue, net	$-	$-

Operating expenses:
Research and development (Note 5)	224,260	556,868	558,148	1,063,243
General and administrative	2,308,075	2,230,801	4,291,987	3,061,710
Total operating expenses	2,532,335	2,787,669	4,850,135	4,124,953
Loss from operations	(2,532,335)	(2,787,669)	(4,850,135)	(4,124,953)

Other income (expense)
Interest income (expense)	40,079	(1,100,507)	76,871	(1,345,944)
FMV adjustment on contingent stock & warrants	(90,108)	4,365,930	93,977	4,078,930
Foreign currency and other	(23,461)	-	(38,368)	-
Total Other Income (Expense)	(73,490)	3,265,423	132,480	2,732,986
Net (loss) / Gain	$(2,605,825)	$477,754	(4,717,655)	(1,391,967)

Net loss per share, basic and diluted	$(0.22)	$0.06	(0.42)	(0.20)
Weighted average shares used to compute net loss per share, basic and diluted	11,655,936	8,669,372	11,193,740	6,928,217

The accompanying notes are an integral part of these financial statements.

F-22

SHARPS TECHNOLOGY, INC.

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

FOR THE THREE AND SIX MONTHS ENDED JUNE 30

(UNAUDITED)

	THREE MONTHS ENDED JUNE 30,		SIX MONTHS ENDED JUNE 30,
	2023	2022	2023	2022
Net loss	$(2,605,825)	$477,754	(4,717,655)	(1,391,967)

Other comprehensive income:

Foreign currency translation adjustments gain/(loss)	73,786	-	344,859	-

Comprehensive loss	$(2,532,039)	$477,754	(4,372,796)	(1,391,967)

The accompanying notes are an integral part of these financial statements.

F-23

SHARPS TECHNOLOGY, INC.

CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY

FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2023

(Unaudited)

	Preferred Stock		Common Stock		Common Stock Subscription	Additional Paid in	Accumulated Other Comprehensive	Accumulated	Total Stockholders
	Shares	Amount	Shares	Amount	Receivable	Capital	Income	Deficit	Equity

Balance -December 31, 2022	1	$	9,407,415	$941	-	$24,733,306	$214,253	$(15,307,366)	$9,641,134

Net loss for the three months ended March 31, 2023	-		-	-	-	-	-	(2,111,830)	(2,111,830)
Shares issued in Offering			2,248,521	225		2,783,160	-		2,783,385
Share-based compensation charges	-		-	-	-	383,100	-	-	383,100
Foreign Currency Translation	-				-	-	270,983	-	270,983

Balance - March 31, 2023	1	$	11,655,936	$1,166	-	$27,899,566	$485,236	$(17,419,196)	$10,966,772

Net loss for the three months ended June 30, 2023	-		-	-	-	-	-	(2,605,825)	(2,605,825)
Share-based compensation charges	-		-	-	-	254,446	-	-	254,446
Foreign Currency Translation	-				-	-	73,876	-	73,876

Balance - June 30, 2023	1	$	11,655,936	$1,166	-	$28,154,012	$559,112	$(20,025,021)	$8,689,269

SHARPS TECHNOLOGY, INC.

CONDENSED STATEMENT OF STOCKHOLDERS’ EQUITY

FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2022

(Unaudited)

	Preferred Stock		Common Stock		Common Stock Subscription	Additional Paid in	Accumulated	Total Stockholder’s
	Shares	Amount	Shares	Amount	Receivable	Capital	Deficit	Equity

Balance -December 31, 2021	1	$-	5,187,062	$519	$(32,500)	$13,835,882	$(10,667,704)	3,136,197

Net loss for the three months ended March 31, 2022	-	-	-	-	-	-	(1,869,721)	(1,869721)
Share-based compensation charges	-	-	-	-	-	328,460	-	328,460
Collections of common stock subscriptions	-	-			32,500	-	-	32,500

Balance - March 31, 2022	1	$-	5,187,062	$519	$-	$14,164,342	$(12,537,425)	$1,627,436

Net income for the three months ended June 30, 2022	-	-	-	-	-	-	477,754	477,754

Shares issued in Initial Public Offering			3,750,000	375	-	8,974,282	-	8,974,657
Issuance of shares for contingent stock liability			235,294	24	-	495,976	-	496,000

Fractional share adjustment			59	-		-	-
Share-based compensation charges	-	-	-	-	-	365,606	-	365,606
Shares issued for services	-	-	35,000	4	-	60,547	-	60,551

Balance – June 30, 2022	1	$-	9,207,415	$922	$-	$24,060,753	$(12,059,671)	$12,002,004

The accompanying notes are an integral part of these financial statements.

F-24

SHARPS TECHNOLOGY, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE SIX MONTHS ENDED JUNE 30

(UNAUDITED)

	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(4,717,655)	$(1,391,967)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	448,657	156,100
Stock-based compensation	637,547	650,104
Accretion of debt discount		1,299,985
FMV adjustment for Contingent Stock		(181,000)
FMV adjustment for Warrants	(93,977)	(3,897,930)
IPO Issuance costs relating to Warrants		550,433
Foreign exchange gain	30,141	-
Changes in operating assets:
Prepaid expenses and other current assets	(119,761)	(27,542)
Inventory	(769,088)	(5,448)
Other assets	-	-
Accounts payable and accrued liabilities	453,136	(245,840)
Net cash used in operating activities	(4,131,000)	(3,093,105)

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquistion of fixed assets or deposits paid	(342,525)	(463,355)
Other assets – escrow and other	-	(2,350,000)
Net cash used in investing activities	(342,525)	(2,813,355)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds from Initial Public Offering and additional offering	3,238,711	14,202,975
Repayment of Note Payable	-	(2,000,000)
Proceeds from subscriptions receivable	-	32,500
Net cash provided by financing activities	3,238,711	12,235,475

Effect of exchange rate changes on cash	(12,064)	-

NET INCREASE (DECREASE) IN CASH	(1,246,878)	6,329,015
CASH — BEGINNING OF YEAR	4,170,897	1,479,166
CASH — END OF PERIOD	$2,924,019	$7,808,181

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for interest	$-	$47,111

Non-cash investing and financing activity:
FMV for Common Stock Issued for Contingent Shares		496,000
Common stock issued and vested stock options for fixed assets acquired	$-	$63,612
Common stock issued and vested stock options issued as consideration for acquisition	$-	$40,901

The accompanying notes are an integral part of these financial statements.

F-25

SHARPS TECHNOLOGY, INC.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2023 AND 2022

Note 1. Description of Business

Nature of Business

Sharps Technology, Inc. (“Sharps” or the “Company”) is a pre-revenue medical device company that has designed and patented various safety syringes and is seeking commercialization by manufacturing and distribution of its products.

The accompanying condensed consolidated financial statements include the accounts of Sharps Technology, Inc. and its wholly owned subsidiary, Safegard Medical, Inc. collectively referred to as the “Company.” The condensed consolidated balance sheet as of June 30, 2023 and the condensed consolidated statements of operations, statements of comprehensive loss and statements of stockholders’ equity s for the three and six  months ended June 30, 2023 and 2022 and the statements of cash flow for the six months ended June 30, 2023 (the “interim statements”) are unaudited. All intercompany transactions and balances have been eliminated. In the opinion of management, all adjustments (which include normal recurring adjustments) necessary to present fairly the financial position and operating results for the interim periods have been made. Certain information and footnote disclosure, normally included in annual financial statements prepared in accordance with accounting principles generally accepted in the United States, have been condensed or omitted. The interim statements should be read in conjunction with the consolidated financial statements for the year ended December 31, 2022 and notes thereto contained in the Company’s Form 10-K filed with the Securities and Exchange Commission. The condensed consolidated balance sheet at December 31, 2022 has been derived from the audited financial statements at that date. The results of operations for the three and six months ended June 30, 2023 are not necessarily indicative of the results that may be expected for the fiscal year ending December 31, 2023.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has not generated revenue or cash flow from operations since inception. As of June 30, 2023, the Company had a working capital of $1,197,575 which is not expected to be sufficient to fund the Company’s planned operations for the next 12 months. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. The Company’s ability to continue as a going concern is dependent upon the Company’s ability to raise sufficient financing to acquire or commercialize its products into a profitable business. The Company intends to finance its commercialization activities and its working capital needs largely from the sale of equity securities and/or with additional funding from other traditional financing sources until such time that funds provided by operations are sufficient to fund working capital requirements. The financial statements of the Company do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

The Company’s fiscal year ends on December 31.

On April 13, 2022, the Company’s Initial Public Offering was deemed effective with trading commencing on April 14, 2022. The Company received net proceeds of $14.2 million on April 19, 2022 (See Note 8).

Note 2. Summary of Significant Accounting Policies

Basis of Presentation

The accompanying condensed consolidated financial statements have been prepared by the Company in accordance with generally accepted accounting principles (“GAAP”) in the United States (“U.S.”) and are expressed in U.S. dollars.

F-26

SHARPS TECHNOLOGY, INC.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED JUNE 30, 2023 AND 2022

Note 2. Summary of Significant Accounting Policies (continued)

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates. As of June 30, 2023, the most significant estimates relate to derivative liabilities and stock-based compensation.

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with an original or remaining maturity of three months or less at the date of purchase to be cash equivalents. Cash and cash equivalents are maintained with various financial institutions.

Inventories

The Company values inventory at the lower of cost (average cost) or net realizable value. Work-in-process and finished goods inventories consist of material, labor, and manufacturing overhead. Net realizable value is the estimated selling price in the ordinary course of business, less reasonably predictable costs of completion, disposal, and transportation. A reserve is established for any excess or obsolete inventories or they may be written off. At June 30, 2023 and December 31, 2022, inventory is comprised of raw materials, including packaging, work in process (components) and finished goods.

Fair Value Measurements

ASC 820, Fair Value Measurements and Disclosures, require an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. ASC 820 prioritizes the inputs into three levels that may be used to measure fair value.

The Company’s outstanding warrants are fair valued on a recurring basis with the trading price which could cause fluctuations in operating results at the reporting periods.

Level 1

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities. Valuations are based on quoted prices that are readily and regularly available in an active market and do not entail a significant degree of judgment.

Level 2

Level 2 applied to assets or liabilities for which there are other than Level 1 observable inputs such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

F-27

SHARPS TECHNOLOGY, INC.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED JUNE 30, 2023 AND 2022

Note 2. Summary of Significant Accounting Policies (continued)

Level 2 instruments require more management judgment and subjectivity as compared to Level 1 instruments. For instance: determining which instruments are most similar to the instrument being priced requires management to identify a sample of similar securities based on the coupon rates, maturity, issuer credit rating and instrument type, and subjectively select an individual security or multiple securities that are deemed most similar to the security being priced; and determining whether a market is considered active requires management judgment.

Level 3

Level 3 applied to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities. The determination for Level 3 instruments requires the most management judgment and subjectivity.

Fixed Assets

Fixed assets are stated at cost. Expenditures for maintenance and repairs are charged to operations as incurred. The Company’s fixed assets consist of land, building, machinery and equipment, molds and website. Depreciation is calculated using the straight-line method commencing on the date the asset is operating in the way intended by management over the following useful lives: Building – 20 years, Machinery and Equipment – 3 -10 years and Website – 3 years. The expected life for Molds is based on the lesser of the number of parts that will be produced based on the expected mold capability or 5 years.

Impairment of Long-Lived Assets

Long-lived assets are reviewed for impairment or whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability is measured by comparison of the carrying amount of an asset group to the future net undiscounted cash flows that the assets are expected to generate. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the projected discounted future net cash flows arising from the asset.

There were no impairment losses recognized during the six months ended June 30, 2023.

Purchased Identified Intangible Assets

The Company’s identified intangible assets are amortized on a straight-line basis over their estimated useful lives of 5 years. The Company makes judgments about the recoverability of finite-lived intangible assets whenever facts and circumstances indicate that the useful life is shorter than originally estimated or that the carrying amount of assets may not be recoverable. If such facts and circumstances exist, the Company assesses recoverability by comparing the projected undiscounted net cash flows associated with the related asset or group of assets over their remaining lives against their respective carrying amounts. Impairments, if any, are based on the excess of the carrying amount over the fair value of those assets. If the useful life is shorter than originally estimated, the Company would accelerate the rate of amortization and amortize the remaining carrying value over the new shorter useful life. The Company evaluates the carrying value of indefinite-lived intangible assets whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable, and an impairment charge would be recognized to the extent that the carrying amount of such assets exceeds their estimated fair value.

F-28

SHARPS TECHNOLOGY, INC.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED JUNE 30, 2023 AND 2022

Note 2. Summary of Significant Accounting Policies (continued)

Stock-based Compensation Expense

The Company measures its stock-based awards made to employees based on the estimated fair values of the awards as of the grant date. For stock option awards, the Company uses the Black-Scholes option-pricing model. For restricted stock awards, the estimated fair value is generally the fair market value of the underlying stock on the grant date. Stock-based compensation expense is recognized over the requisite service period and is based on the value of the portion of stock-based payment awards that is ultimately expected to vest. The Company recognizes forfeitures of stock-based awards as they occur on a prospective basis.

Stock-based compensation expense for awards granted to non-employees as consideration for services received is measured on the date of performance at the fair value of the consideration received or the fair value of the equity instruments issued, whichever can be more reliably measured.

Derivative Instruments

The Company accounts for common stock warrants as either equity-classified or liability-classified instruments based on an assessment of the specific terms of the warrants and applicable authoritative guidance in Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC 480”), Distinguishing Liabilities from Equity (“ASC 480”) and ASC 815, Derivatives and Hedging (“ASC 815”). The assessment considers whether the warrants are freestanding financial instruments pursuant to ASC 480, meet the definition of a liability pursuant to ASC 480, and meet all of the requirements for equity classification under ASC 815, including whether the warrants are indexed to the Company’s own stock and whether the holders of the warrants could potentially require net cash settlement in a circumstance outside of the Company’s control, among other conditions for equity classification. This assessment, which requires the use of professional judgment, is conducted at the time of warrant issuance and as of each subsequent quarterly period end date while the warrants are outstanding.

At their issuance date and as of June 30,  2023, the warrants (see Notes 8 and 10) were accounted for as liabilities as these instruments did not meet all of the requirements for equity classification under ASC 815-40 based on the terms of the aforementioned warrants. The resulting warrant liabilities are re-measured at each balance sheet date until their exercise or expiration, and any change in fair value is recognized in the Company’s condensed consolidated statements of operations and comprehensive loss.

Foreign Currency Translation/Transactions

The Company has determined that the functional currency for its foreign subsidiary is the local currency. For financial reporting purposes, assets and liabilities denominated in foreign currencies are translated at current exchange rates and profit and loss accounts are translated at weighted average exchange rates. Resulting translation gains and losses are included as a separate component of stockholders’ equity as accumulated other comprehensive income or loss. Gains or losses resulting from transactions entered into in other than the functional currency are recorded as foreign exchange gains and losses in the consolidated statements of operations and comprehensive loss.

Comprehensive income (loss)

Comprehensive income (loss) consists of the Company’s consolidated net loss and foreign currency translation adjustments related to its subsidiary. Foreign currency translation adjustments included in comprehensive loss were not tax effected as the Company has a full valuation allowance at June 30, 2023 and December 31, 2022. Accumulated other comprehensive income (loss) is a separate component of stockholders’ equity and consists of the cumulative foreign currency translation adjustments.

F-29

SHARPS TECHNOLOGY, INC.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED JUNE 30, 2023 AND 2022

Note 2. Summary of Significant Accounting Policies (continued)

Basic and Diluted Loss Per Share

The Company computes net loss per share in accordance with ASC 260, Earnings per Share. ASC 260 requires presentation of both basic and diluted earnings per share (EPS) on the face of the consolidated statement of operations and comprehensive loss. Basic EPS is computed by dividing net income (loss) available to common stockholders (numerator) by the weighted average number of shares outstanding (denominator) during the year. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive. As of June 30, 2023, there were 13,788,724  stock options and warrants that could potentially dilute basic EPS in the future that were not included in the computation of diluted EPS because to do so would have been antidilutive for the periods presented.

Income Taxes

The Company must make certain estimates and judgments in determining income tax expenses for financial statement purposes. These estimates and judgments are used in the calculation of tax credits, tax benefits, tax deductions, and in the calculation of certain deferred taxes and tax liabilities. Significant changes to these estimates may result in an increase or decrease to the Company’s tax provision in a subsequent period.

The provision for income taxes was comprised of the Company’s current tax liability and changes in deferred income tax assets and liabilities. The calculation of the current tax liability involves dealing with uncertainties in the application of complex tax laws and regulations and in determining the liability for tax positions, if any, taken on the Company’s tax returns in accordance with authoritative guidance on accounting for uncertainty in income taxes. Deferred income taxes are determined based on the differences between the financial reporting and tax basis of assets and liabilities. The Company must assess the likelihood that it will be able to recover the Company’s deferred tax assets. If recovery is not likely on a more-likely-than-not basis, the Company must increase its provision for income taxes by recording a valuation allowance against the deferred tax assets that it estimates will not ultimately be recoverable. However, should there be a change in the Company’s ability to recover its deferred tax assets, the provision for income taxes would fluctuate in the period of such change.

Research and Development Costs

Research and development costs are expensed as incurred.

Advance payments for goods or services that will be used or rendered for future research and development activities are deferred and capitalized. Such amounts are recognized as an expense as the related goods are delivered or the services are performed.

Contingencies

Liabilities for loss contingencies arising from claims, assessments, litigations, fines and penalties and other sources are recognized when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated. Gain contingencies are evaluated and not recognized until the gain is realizable or realized.

F-30

SHARPS TECHNOLOGY, INC.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED JUNE 30, 2023 AND 2022

Note 2. Summary of Significant Accounting Policies (continued)

Recent Accounting Pronouncements

In March 2020, the FASB issued ASC Topic 848, Reference Rate Reform. ASC Topic 848 provides relief for impacted areas as it relates to impending reference rate reform. ASC Topic 848 contains optional expedients and exceptions for applying GAAP to debt arrangements, contracts, hedging relationships, and other areas or transactions that are impacted by reference rate reform. This guidance is effective upon issuance for all entities and elections of certain optional expedients are required to apply the provisions of the guidance.

On August 5, 2020, the FASB issued ASU 2020-06, Debt – Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging – Contracts in Entity’s Own Equity (Subtopic 815-40), which simplifies the accounting for certain financial instruments with characteristics of liabilities and equity, including convertible instruments and contracts on an entity’s own equity. The ASU is part of the FASB’s simplification initiative, which aims to reduce unnecessary complexity in U.S. GAAP. ASU 2020-06 simplifies the guidance in U.S. GAAP on the issuer’s accounting for convertible debt instruments, requires entities to provide expanded disclosures about “the terms and features of convertible instruments” and how the instruments have been reported in the entity’s financial statements. It also removes from ASC 815-40-25-10 certain conditions for equity classification and amends certain guidance in ASC 260, Earnings per Share, on the computation of EPS for convertible instruments and contracts on an entity’s own equity. An entity can use either a full or modified retrospective approach to adopt the ASU’s guidance. The ASU’s amendments are effective for smaller public business entities fiscal years beginning after December 15, 2023. The Company continues to assess all potential impact of the standard and will disclose the nature and reason for any elections that the Company makes.

In June 2022, the FASB issued ASU 2022-03, “Fair Value Measurement (Topic 820): Fair Value Measurement of Equity Securities Subject to Contractual Sale Restrictions”, intended to clarify that a contractual restriction on the sale of an equity security is not considered part of the unit of account of the equity security and, therefore, is not considered in measuring fair value. The amendment also clarifies that an entity cannot, as a separate unit of account, recognize and measure a contractual sale restriction. ASU No. 2022-03 is effective for public business entities for fiscal years, including interim periods within those fiscal years, beginning after December 15, 2023. Early adoption is permitted. For all other entities, it is effective for fiscal years, including interim periods within those fiscal years beginning after December 15, 2024. Early adoption is permitted for both interim and annual financial statements that have not yet been issued or made available for issuance. The Company is evaluating the adoption of the amendments and the potential impact it may have, if any, on its financial statements.

The Company does not expect the adoption of any accounting pronouncements to have a material impact on the condensed consolidated financial statements.

We reviewed all other recently issued accounting pronouncements and have concluded they are not applicable or not expected to be significant to the accounting for our operations.

Note 3. Inventories

Inventories, net consisted of the following at:

	June 30, 2023	December 31, 2022
Raw materials	$226,062	$106,088
Work in process	86,831	49,144
Finished goods	679,654	30,572
Total	$992,547	$185,804

F-31

SHARPS TECHNOLOGY, INC.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED JUNE 30, 2023 AND 2022

Note 4. Fixed Assets

Fixed asset, net, is summarized as follows as of:

	June 30, 2023	December 31, 2022

Land	$264,736	$242,240
Building	3,068,950	2,824,481
Machinery and Equipment	4,863,882	4,601,293
Website	20,363	16,600
	8,217,930	7,684,614
Less: accumulated depreciation	(1,124,976)	(679,724)
Fixed asset, net	$7,092,954	$7,004,890

Depreciation expense of fixed assets for the six months ended June 30, 2023 and 2022 was $445,252 net of foreign currency impacts and $156,100 respectively. Substantially, all the Company’s fixed assets are located at the Company’s Hungary location.

During the six months ended June 30, 2022 , the Company recorded $63,612 in fixed asset costs relating to the estimated fair market value for options granted in 2021 for the acquired machinery. As of June 30, 2023, the Company has $100,000 in remaining payments for machinery purchased, which is included in accounts payable.

Note 5. Asset Acquisition

In June 2020, the Company entered into a Share Purchase Agreement (“Agreement”) with Safegard Medical (“Safegard”) and amendments to the Agreement, collectively, the Agreements, to purchase either the stock or certain assets of a manufacturing facility for $2.5M in cash, plus additional consideration of 28,571 shares of common stock with an estimated fair market value of $7.00, 35,714 stock options with an exercise price of $7.00 and 50,000 stock options with an exercise price of $4.25. The purchase price includes the fair market value of the common stock of $200,000 and the vested options of $183,135. The Agreements provided the Company various periods for due diligence and post due diligence, requirements for escrow payments through the closing date (“Closing Date”).

Through the Closing Date, the Agreements provided the Company with the exclusive use of the facility in exchange for payment of the facility’s operating costs. The monthly fee (“Operating Costs”), which primarily covered the facility’s operating costs, was mainly comprised of the seller’s workforce costs, materials and other recurring monthly operating cost.

During the three and six months ended June 30, 2022, the Company had remitted $275,000 and $300,000, respectively for the forementioned Operating Costs. The remittance of operating costs was discontinued after the Closing Date. These costs were included in research and development expense in the condensed consolidated statement of operations as the activities at the facility in 2022 were related to design and testing of the Company’s products.

The acquisition of Safegard, which closed on July 6, 2022, did not meet the definition of a business pursuant to ASC 805-10, and accordingly was accounted for as an asset acquisition in accordance with ASC 805-50. The cost of the acquisition was $2,936,712, including transaction costs of $53,576, with the allocation to the assets acquired on a relative fair value basis. The intangibles relate to permits and a limited workforce acquired. Under ASC 805-50, no goodwill is recognized. The operating results for Safegard are included in the consolidated balance sheet and consolidated statements of operations and comprehensive loss for the period beginning after the closing on July 6, 2022.

F-32

SHARPS TECHNOLOGY, INC.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED JUNE 30, 2023 AND 2022

Note 5. Asset Acquisition (continued)

The relative fair value of the assets acquired and related deferred tax liability is as follows:

Land	$226,000
Building and affixed assets	2,648,000
Machinery	158,000
Inventory	32,000
Intangibles	64,712
Deferred tax liability	(192,000)

Total	$2,936,712

The useful lives for the acquired assets is Building - 20 years; Machinery – 5 to 10 years; Intangibles – 5 years. The related depreciation and amortization is being recorded on a straight-line basis.

Note 6. Other Assets

Other assets as of June 30, 2023 and December 31, 2022 are summarized as follows:

	2023	2022
Intangibles, net	60,993	62,480
Deposits or advance payments on machinery, molds, components or technology (see Note 15)	517,377	336,466
Other	12,370	12,370
	$590,740	$411,316

Intangibles are related to the Asset Acquisition (see Note 5) and consist of an acquired workforce and permits. Amortization for the six months ended June 30, 2023 and 2022 was 7,928 and $1,487 respectively.

Note 7. Note Purchase Agreement

On December 14, 2021, the Company entered into a Note Purchase Agreement (“NPA”) with three unrelated third-party purchasers (“Purchasers”). The Purchasers provided financing to the Company in the form of bridge financing, aggregating principal of $2,000,000 (the “Notes”). The principal under the Notes shall be payable on the earlier of (i) December 14, 2022, and (ii) the date on which the Company consummates an initial public offering (“IPO”), herein referred to as the “Maturity Date”. The Notes bore interest at 8% with interest payments due monthly. The Company and the Purchasers had entered into a Security Agreement whereby the Notes were collateralized by substantially all the assets of the Company, both tangible and intangible both currently owned with stated exclusions, as defined, and any future acquired with stated exclusions, as defined.

The NPA provided for covenants that until all of the Notes have been converted, exchanged, redeemed or otherwise satisfied in accordance with their terms, the Company shall not, and the Company shall not permit any of its subsidiaries without the prior written consent of the Purchasers: a) incur or guarantee any new debt, b) issue any securities that would cause a breach or default under the NPA, c) incur any liens other than permitted, d) redeem or repurchase shares, e) declare or pay any cash dividend or distribution, e) sell, lease or dispose of assets other than in the ordinary course of business, or f) engage in different line of business.

F-33

SHARPS TECHNOLOGY, INC.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED JUNE 30, 2023 AND 2022

Note 7. Note Purchase Agreement (continued)

As additional consideration to the Purchasers for providing the financing, the Company also agreed to a) issue each Purchaser a number of shares of the Company’s Common Stock equal to 50% of the original principal amount of each Purchaser’s Note (the “Contingent Stock”) and b) issue each Purchaser a number of warrants, which would allow the Purchasers to purchase additional shares of the Company’s Common Stock, equal to 50% of the original principal amount each Purchaser’s Note for a term of 5.0 years (the “Contingent Warrants”).

For both the Contingent Stock and the Contingent Warrants, the number of shares and warrants that each Purchaser will be issued was unknown at the time of the NPA and was determined based on a formula of 50% of the original principal amount divided by a “Subsequent Offering Price” based on the valuation in a future offering of Common stock or other equity interest in the Company (such offering referred to as a “Consummated Offering”) during the period beginning on December 14, 2021 through and including the date the Company consummates an initial public offering (“IPO”) (such period referred to as the “Subsequent Offering Period”).

In accordance with ASC 480-10-25-14, a fixed monetary amount exists at inception for the total value of Contingent Stock that may be issued to each Purchaser. The Contingent Stock is not considered outstanding at inception, as it will only be issued upon the consummation of a Consummated Offering, and accordingly, is a conditional obligation. As such the fair market value (“FMV”) of the Contingent Stock at inception was $677,000, which was recorded as debt discount. Similarly, a fixed monetary amount further exists at inception for the total value of Contingent Warrants that may be issued to each Purchaser. Accordingly, a conditional obligation exists and as such the FMV of Contingent Warrants at inception was $585,000, which was recorded as debt discount. The Company incurred $197,500 of debt issuance costs associated with the NPA. The debt issuance costs were allocated between the Notes, Contingent Stock and Contingent Warrants in a manner that was consistent with the allocation of the proceeds of the Notes. The portion of the debt issuance costs which were allocated to the Contingent Stock and Contingent Warrants, which was $124,460, was expensed during the year ended December 31, 2021. The debt issuance costs allocated to the Notes were recorded as a debt discount.

The Contingent Stock and Contingent Warrant liabilities were measured at FMV on the date of issuance (based on the Black-Scholes valuation model).

At inception, the Notes were recorded at the net amount of approximately $665,000, after adjusting for debt discounts of approximately $1,335,000 relating to the debt issuance costs, Contingent Stock and Contingent Warrants. Management calculates the effective interest rate (“EIR”) to consider the potential repayment at redemption date by reference to the face value amount after taking into account the stated 8% interest rate. In 2022, through for the three months ended March 31, 2022, the Company recorded interest expense of $39,111 and accreted interest of $206,417 The Company repaid the $2,000,000 in Notes with proceeds from the IPO that closed on April 19, 2022.

The value of the Contingent Stock and Contingent Warrants was required to be re-measured at FMV at each reporting date, using either the Black-Scholes valuation model or other valuation method, if deemed more appropriate, with recognition of the changes in fair value to other income or expense in the consolidated statement of operations in accordance with ASC 480, Debt and Equity. For the three months ended March 31, 2022, the Company recorded a $287,000 fair market (FMV) charge to reflect the increase in the Contingent Stock and Contingent Warrants. On April 19, 2022, the Company issued 235,295 shares of Common Stock to settle the Contingent Stock liability, re-measured the liability at its estimated FMV based on the stock’s trading price and reclassified $496,000 to Common Stock Par Value and Additional Paid in Capital.

F-34

SHARPS TECHNOLOGY, INC.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED JUNE 30, 2023 AND 2022

Note 7. Note Purchase Agreement (continued)

In connection with the closing of the IPO, 235,295 warrants were issued to settle the Contingent Warrant liability (“Note Warrants”) with an exercise price of $4.25. The terms of the Note Warrants continue to require classification as a liability under ASC 815 with recognition of the changes in fair value to other income or expense in the consolidated statement of operations in accordance with ASC 480 Debt and Equity. (See Note 8 and 10).

Note 8. Stockholders’ Equity

Capital Structure

On December 11, 2017, the Company was incorporated in Wyoming with 20,000,000 shares of common stock authorized with a $0.0001 par value. Effective, April 18, 2019, the Company’s authorized common stock was increased to 50,000,000 shares of common stock. The articles of incorporation also authorized 10,000 preferred shares with a $0.001 par value.

Effective March 22, 2022, the Company completed a plan and agreement of merger with Sharps Technology, Inc., a Nevada corporation (“Sharps Nevada”). Pursuant to the merger agreement, (i) the Company merged with and into Sharps Nevada, (ii) each 3.5 shares of common stock of the Company were converted into one share of common stock of Sharps Nevada and (iii) the articles of incorporation and bylaws of Sharps Nevada, became the articles of incorporation and bylaws of the surviving corporation. The Company’s authorized common stock and preferred stock increased from 50,000,000 to 100,000,000 and 10,000 to 1,000,000 shares, respectively. The par value of preferred stock decreased from $0.001 to $0.0001 per share.

Common Stock

On February 3, 2023, the Company completed a securities purchase agreement (“Offering”) with institutional investors and received net proceeds from the Offering were approximately $3.2 million, net of $600,000 in fees relating to the placement agent and other offering expenses. The Offering was priced at the market under Nasdaq rules. In connection with the Offering, the Company issued 2,248,521 units at a purchase price of $1.69 per unit. Each unit consists of one share of common stock and one non-tradable warrant (“Offering Warrants”) exercisable for one share of common stock at a price of $1.56. The Offering Warrants have a term of five years from the issuance date. On February 13, 2023, the Company filed an S-1 (Resale) Registration Statement in connection with the Offering and on April 14, 2023, an Amendment to the S-1 was filed and went effective. The net proceeds, after reflecting par value, has been recorded in Additional Paid in Capital of $2.8 million and with respect to the Warrants as a liability under ASC 815 of $455,326. (See Notes 8 and 10)

On April 13, 2022, the Company’s initial public offering (“IPO”) was declared effective by the SEC pursuant to which the Company issued and sold an aggregate of 3,750,000 units (“Units”), each consisting of one share of common stock and two warrants, to purchase one share of common stock for each whole warrant, with an initial exercise price of $4.25 per share, adjusted to $1.56 at February 3, 2023 based on the warrant terms, and a term of five years. In addition, the Company granted Aegis Capital Corp., as underwriter a 45-day over-allotment option to purchase up to 15% of the number of shares included in the units sold in the offering, and/or additional warrants equal to 15% of the number of Warrants included in the units sold in the offering, in each case solely to cover over-allotments, which the Aegis Capital Corp. partially exercised with respect to 1,125,000 warrants on April 19, 2022.

The Company’s common stock and warrants began trading on the Nasdaq Capital Market or Nasdaq on April 14, 2022. The net proceeds from the IPO, prior to payments of certain listing and professional fees were approximately $14.2 million. The net proceeds, after reflecting par value, has been recorded in Additional Paid in Capital of $9.0 million and with respect to the Warrants as a liability under ASC 815 of $5.2M. (See Note 10)

F-35

SHARPS TECHNOLOGY, INC.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED JUNE 30, 2023 AND 2022

Note 8. Stockholders’ Equity (continued)

During the period April 1, 2022 through December 31, 2022, the Company issued 235,000 shares of common stock at the trading stock price in connection with services provided to the Company and recorded a charge of $290,551, In addition, the Company issued 235,295 common shares relating to the Note Purchase agreement. (See Note 7)

Warrants

a)	In connection with an advisory services arrangement entered into in April 2023, the Company issued 135,000 warrants during the three months ended June 30, 2023 at an exercise price of $1.56. The warrants have a three-year term and were fully vested on issuance. The FMV of the warrants was $19,836 computed using the Black Sholes valuation model with the following assumptions: a) volatility of 37.45%, three-year term, risk free interest rate 3.58% and 0% dividend rate.

(b)	In connection with the Offering in February 2023, the Company issued 2,248,521 non-trading warrants Offering Warrants as a component of the Unit as noted in Common Stock above. The Offering Warrants were recorded at the FMV, computed using the Black Sholes valuation method with the following assumptions: volatility of 41.24%, five-year term, risk free interest rate 3.71% and 0% dividend rate. The Offering Warrant’s liability requires remeasurement at each reporting period. The Offering Warrants are classified as a liability based on ASC 815. At the issuance date the liability was $455,326 and at June 30, 2023 the liability was $272,746. During the three and six months ended June 30, 2023, the Company recorded a FMV gain (loss) adjustment of $1,505 and $182,580. (See Note 10).

(c)	In connection with the IPO in April 2022, the Company issued 7,500,000 warrants (Trading Warrants) as a component of the Units and 1,125,000 warrants to the underwriter (Overallotment Warrants), as noted in Common Stock above. The Trading and Overallotment Warrants were recorded at the FMV, being the trading price of the warrants, on the IPO effective date and the Warrants are classified as a Liability based on ASC 815. The Warrant liability requires remeasurement at each reporting period. At the IPO, the liability was $5,778,750 and at December 31, 2022 the liability was $1,121,250. During the three and six months ended June 30, 2023, the Company recorded an FMV loss adjustment of $86,250. During the three and six months ended June 30, 2022, the Company recorded a FMV gain adjustment of $3,378,412. (See Note 10).

(d)

The Company has issued 235,295 Warrants (“Note Warrants”) to the Purchasers of the Notes on April 19, 2022. The Note Warrants have an exercise price of $4.25 and a term of five years. At the issuance date, the liability was $157,647 and through the year ended December 31, 2022, the Company recorded a FMV gain of $127,059. During the three and six months ended June 30, 2023, the Company recorded a FMV loss adjustment of $2,353 and the warrant liability was $32,941 at June 30, 2023. During the three and six months ended June 30, 2022, the Company recorded a FMV gain adjustment of $520,000. (See Note 8 and 10).

(e)	The underwriter received 187,500 warrants in connection with the IPO for a nominal cost of $11,250. The Warrants have an exercise price of $5.32 and are exercisable after October 9, 2022. The FMV at the date of issuance was $228,750 computed using the Black Sholes valuation model with the following assumptions: a) volatility of 93.47%, five-year term, risk free interest rate 2.77% and 0% dividend rate. The estimated FMV was classified as additional issuance costs.

Note 9. Preferred Stock

In February 2018, the Company Board of Directors issued one share of Series A Preferred Stock to Alan Blackman, the Company’s co-founder and Director. The Series A Preferred Stock entitles the holder to vote on any matters related to the election of directors and was reduced from 50.1% at December 31, 2021 to 29.5%, effective with the IPO. The Series A Preferred Stock has no right to dividends, or distributions in the event of a liquidation and is not convertible into common stock. In the event the Company is sold during the two-year period following completion of IPO at a price per share of more than 500% of the initial offering price per Unit in the IPO, the Series A Preferred Stock, as in effect upon completion of the IPO, will entitle the holder to 10% of the total purchase price. (See Note 15)

F-36

SHARPS TECHNOLOGY, INC.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED JUNE 30, 2023 AND 2022

Note 10. Warrant Liability

The Warrants were accounted for as liabilities in accordance with ASC 815-40 and are presented as a Warrant liability in the accompanying condensed consolidated balance sheets. The warrant liabilities are measured at fair value at inception and on a recurring basis, with changes in fair value presented within the condensed consolidated statements of operations. (See Notes 7 and 8)

The Warrant liability at June 30, 2023 was as follows:

Trading and Overallotment Warrants	$1,207,500
Note Warrants	32,941
Offering Warrants	272,746
Total	$1,513,187

The Warrants outstanding at June 30, 2023 are as follows:

Trading and Overallotment Warrants	8,812,500
Note warrants	235,295
Offering Warrants	2,248,521
Warrants issued for services arrangement	135,000
Total	11,431,316

The following table presents the changes in the Warrant liability of the Level 1 warrants issued on April 14, 2022, the effective date of the IPO measured at fair value from December 31, 2022 and the changes in the Offering Warrants liability of the Level 2 warrants issued on February 6, 2023 through June 30, 2023.

Total

FMV of Note Warrants	$30,588
FMV of Trading and Overallotment Warrants	1,121,250
FMV of Offering Warrants, at issuance	455,326
Change in fair value of warrant liability for the six months ended June 30,2023	(93,977)

Fair Value at June 30, 2023	$1,513,187

F-37

SHARPS TECHNOLOGY, INC.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED JUNE 30, 2023 AND 2022

Note 11. Stock Options

A summary of options granted and outstanding is presented below.

	June 30, 2023
	Options	Weighted Average Exercise Price
Outstanding at Beginning of year	1,358,122	$4.37
Granted	1,025,000	1.37
Forfeited	(25,714)	1.75
Outstanding at end of period	2,357,408	$3.08

Exercisable at end of period	1,665,378	$3.63

During the six months ended June 30, 2023 , the Company granted five-year options (the “Options”) to purchase a total of 975,000 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) to its directors, executive officers, employees and consultants pursuant to the Company’s. 2022 and 2023 Equity Incentive Plans. The Options are exercisable at $1.37 per share which was the closing price on January 25, 2023. Of the Options granted, Options to purchase an aggregate of 495,000 shares of Common Stock were issued to executive officers Options to purchase an aggregate of 455,000 shares of Common Stock were issued to directors and Options to purchase an aggregate of 25,000 shares of Common Stock to employees and a consultant. In connection with an employment agreement the Company granted five-year options to purchase 50,000 shares of common stock in February 2023 under the 2022 Equity Incentive Plan. (See Note 15).

On January 25, 2023, the Company’s Board of Directors adopted the 2023 Equity Incentive Plan (the “2023 Plan”). The 2023 Plan provides for the issuance of up to 1,400,000 options and/or shares of restricted stock to be available for issuance to officers, directors, employees and consultants. The 2023 Plan is subject to shareholder approval at the annual meeting.

As of June 30, 2023, there was $725,355 in unrecognized stock-based compensation related to unvested stock options, which is expected to be recognized over a weighted average period of forty months.

The following table summarizes information about options outstanding at June 30, 2023:

Exercise Prices	Shares Outstanding	Weighted Average Remaining Contractual Life	Shares Exercisable

$1.21	307,500	4.42	233,719
$1.30	50,000	4.71	18,750
$1.37	975,000	4.67	437,032
$1.39	10,000	4.17	10,000
$1.75	42,857	2.75	42,857
$2.80	141,429	1.00	141,429
$4.25	50,000	4.00	50,000
$4.38	244,286	1.75	244,286
$7.00	536,336	2.50	477,305

F-38

SHARPS TECHNOLOGY, INC.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED JUNE 30, 2023 AND 2022

Note 11. Stock Options (continued)

For the three and six months ended June 30, 2023, the Company recognized stock-based compensation expense of $234,610 and $617,711 respectively, recorded in general and administrative. For the three and six months ended June 30, 2022, the recognized stock-based compensation expense of $365,606 and $589,553 respectively, of which $39,870 and $50,182 was recorded in general and administrative and research and development expenses, respectively. Further, for the three months ended March 31, 2022, the Company recorded stock-based charges relating to consideration for purchase of machinery of $63,512 (see Note 4) and $40,901 relating to an Acquisition (see Note 5).

The fair value of stock option awards accounted for under ASC 718 was estimated at the date of grant using a Black-Scholes option-pricing model with the following assumptions for the options granted during the six months ended June 30, 2023.

Expected term (years)	2.88 to 3.25
Expected volatility	75.40% to 89.93%
Risk-free interest rate	3.71% to 4.27%
Dividend rate	0%

Note 12. Income Taxes

At the end of each interim reporting period, the Company estimates its effective tax rate expected to be applied for the full year. This estimate is used to determine the income tax provision or benefit on a year-to-date basis and may change in subsequent interim periods. Accordingly, the Company’s effective tax rate for the three and six months ended  , June 30, 2023 was 0%, compared to the effective tax rate of 0% for the three and six months ended June 30, 2022. The Company’s effective tax rates for both periods were affected primarily by a full valuation allowance on domestic net deferred tax assets.

Note 13. Related Party Transactions and Balances

As of June 30, 2023 and December 31, 2022, accounts payable and accrued liabilities include $31,000 and $105,667, respectively, payable to officers and directors of the Company. The amounts are unsecured, non-interest bearing and are due on demand (See Note 15).

Note 14. Fair Value Measurements

The Company’s financial instruments include cash, accounts payable, notes payable, contingent stock and warrant liability and warrant liability. Cash, contingent stock liability, contingent warrant liability and warrant liability are measured at fair value. Accounts payable and notes payable are measured at amortized cost and approximates fair value due to their short duration and market rate for similar instruments, respectively.

F-39

SHARPS TECHNOLOGY, INC.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED JUNE 30, 2023 AND 2022

Note 14. Fair Value Measurements (continued)

As of June 30, 2023, the following financial assets and liabilities were measured at fair value on a recurring basis presented on the Company’s consolidated balance sheet:

	Level 1	Level 2	Level 3	Total

Assets
Cash	$2,924,019	-	-	$2,924,019
	-	-	-
Total assets measured at fair value	$2,924,019	-		$2,924,019

Liabilities
Warrant liability	$1,240,441	272,276	-	$1,513,187

Total liabilities measured at fair value	$1,240,441	272,276	-	$1,513,187

Note 15. Commitments and Contingencies

Fixed Assets and Other

At June 30, 2023, the Company has outstanding orders to purchase equipment, mold and component parts for research and development of $490,651 of which advance payments of $280,349 have been made and recorded in Other Assets (See Note 6).

Contingencies

At each reporting period, the Company evaluates whether or not a potential loss amount or a potential range of loss is probable and reasonably estimable under the provisions of the authoritative guidance that addresses accounting for contingencies. The Company is currently not involved in any material litigation or other loss contingencies.

Royalty Agreement

In connection with the purchase of certain intellectual property in July 2017, Barry Berler and Alan Blackman entered into a royalty agreement which provides that Barry Berler will be entitled to a royalty of four percent (4%) of net sales derived from the use, sale, lease, rent and export of products related to the intellectual property. The royalty continues until the patent expires or is no longer used in the Company’s product. The royalty agreement was assumed by the Company in December 2017.

In September 2018, the Royalty Agreement was amended to reduce the royalty to 2% and further provided for a single payment of $500,000 to Barry Berler within three years in return for cancellation of all further royalty obligations of the Company. In May 2019, the Royalty Agreement was further amended to change the payment date to on or before May 31, 2021 or during the term of the amended Royalty Agreement should the Company be acquired or a controlling interest be acquired. The Company has not made the aforementioned payment or incur any change in control as such the 2% royalty remains in place.

F-40

SHARPS TECHNOLOGY, INC.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED JUNE 30, 2023 AND 2022

Note 15. Commitments and Contingencies (continued)

Employment Agreements and Other

On August 1, 2022, the Company cancelled the consulting agreement with Alan Blackman, Co- Chairman and Chief Operating Officer and entered into an Employment Agreement which provides for annual salary of $256,000, which provides for increases, and provisions compensation adjustments, expense and tax differential reimbursements, benefits and bonuses. As of September 1, 2022, the annual salary is $320,000. At June 30, 2022, the Company approved and accrued a $250,000 bonus to Mr. Blackman for services provided in 2022, of which $65,000 was paid subsequent to December 31, 2022. The Company terminated Mr. Blackman’s Employment Agreement effective May 1, 2023. Mr. Blackman continued to serve as the Co-Chairman and a member of the Board of Directors. The parties were having preliminary settlement discussions. Subsequent to June 30, 2023, the Company and Mr. Blackman entered into a separation agreement whereby, Mr. Blackman will be paid severance payments of approximately $346,000, which was recorded as an expense and an accrued expense as of June 30, 2023, over thirteen months, continue his medical benefits for such period with a cost of approximately $29,000 which has been accrued at June 30, 2023. Further, all unvested options were fully vested. In connection with the separation agreement, Mr. Blackman no longer serves as Co-Chairman or Board member and has agreed to vote his Series A Preferred Stock in favor of the election, reelection, and/or designation of each individual nominated to serve as a director on the Board of Director as shall be identified in an applicable proxy statement filed by the Company for such election of directors. Once the payments due Mr. Blackman are fully paid, the Series A Preferred Stock shall be deemed immediately cancelled and forfeited and without further consideration. The Series A Preferred shall at such time be returned to the status of an authorized but unissued share of preferred stock of the Company.

On September 30, 2022, the Company entered into a formal employment agreement, effective on such date and will continue until terminated by either party, subject to the terms of the agreement, with Andrew R. Crescenzo who has been serving as the Company’s Chief Financial Officer on a contract services basis for the last three years. The agreement provided for annual compensation of $225,000 and plus a one-time $18,750 incentive payment upon the commencement of the agreement. During the course of the term, Mr. Crescenzo will be eligible for (i) performance bonuses to be granted at the discretion of the Company’s Compensation Committee and (ii) to participate in the Company’s 2022 Equity Incentive Plan. The agreement contains customary employment terms and conditions.

In October 2022, the Company entered into a service agreement (“Service Agreement”) with an unrelated third-party for marketing and investor relations services. The Service Agreement, which has a term of one year, has various deliverables and provides payments to the third party as follows; a) an initial fee of $90,000, b) monthly fees through the term of $12,500, c) 200,000 shares of restricted common stock and d) $300,000 specifically related to digital marketing activities. As stated in Note 8, the 200,000 shares of restricted common stock were valued at $230,000, representative of the trading price on the issuance.

On February 09, 2023, the Company, appointed Justin Page, as Vice President of Technical Operations with a start date of February 15, 2023. The agreement provides for annual compensation of $235,000 and options to purchase 50,000 shares of common stock at the exercise price of $1.30, the closing price on the grant date. During the course of the term, Mr. Paige will be eligible for (i) performance bonuses to be granted at the discretion of the Company’s Compensation Committee and (ii) to participate in the Company’s Equity Incentive Plan. The agreement contains customary employment terms and conditions and provides for severance of six months if a change in control occurs, as defined.

F-41

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth all expenses to be paid by the registrant in connection with the issuance and distribution of the securities to be registered, other than underwriting discounts and commissions. All amounts shown are estimates except for the SEC registration fee:

SEC registration fee	$
Legal fees and expenses		$40,000
Accounting fees and expenses		$10,000
Placement agent non-accountable expense reimbursement		-
Miscellaneous fees and expenses		$0
Total	$

Item 14. Indemnification of Directors and Officers.

Our articles of incorporation and bylaws limit the liability of our officers and directors and provide that we will indemnify our officers and directors, in each case, to the fullest extent permitted by the Nevada Revised Statutes, or the NRS.

NRS Section 78.7502 provides that a corporation shall indemnify any director, officer, employee or agent of a corporation against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with any defense to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 78.7502(1) or 78.7502(2), or in defense of any claim, issue or matter therein.

NRS 78.7502(1) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

NRS Section 78.7502(2) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals there from, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

NRS Section 78.747 provides that except as otherwise provided by specific statute, no director or officer of a corporation is individually liable for a debt or liability of the corporation, unless the director or officer acts as the alter ego of the corporation. The court as a matter of law must determine the question of whether a director or officer acts as the alter ego of a corporation.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the Registrant’s directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

II-1

Item 15. Recent Sale of Unregistered Securities

On September 27, 2023, the Company entered into a Securities Purchase Agreement with certain accredited investors purchasing common stock in this offering for a private placement offering of (i) 2,581,479 unregistered shares of our common stock (or pre-funded warrants in lieu thereof with each pre-funded warrant exercisable for one share of common stock and (ii) unregistered warrants to purchase 8,750,003 of our common stock. Pursuant to the PIPE Purchase Agreement, the Company has agreed to issue and sell 2,581,479 PIPE Shares (or PIPE Pre-Funded Warrants in lieu thereof) together with SS Warrants to purchase up to 8,750,003 shares of common stock at a combined offering price of $1.074 per unit (less $0.001 for each PIPE Pre-Funded Warrant). The PIPE Securities are not being registered under the Securities Act and are not being offered pursuant to this prospectus supplement and the accompanying base prospectus. The PIPE Securities are being offered pursuant to an exemption from the registration requirements of the Securities Act provided in Section 4(a)(2) of the Securities Act and/or Rule 506(b) of Regulation D promulgated thereunder.

During 2022, the Company issued 367,500 stock options at exercise prices ranging from $1.08 to $4.25.

During 2021, the Company completed stock subscriptions through a private placement for 487,204 shares of common stock at $7.00 per share. In addition, the Company issued 71,429 shares to a vendor for engineering and design services provided for equipment and for partial payments for equipment being manufactured, 28,571 shares related to an acquisition and 2,857 shares for services.

During 2021, the Company granted 511,764 stock options at an exercise price of $7.00, including 71,248 stock options granted to a vendor relating to an equipment purchase, 114,285 stock options under an executive employment agreement and 35,714 options relating to an acquisition agreement.

The offers, sales, and issuances of the above securities were exempt from registration under the Securities Act by virtue of Section 4(a)(2) of the Securities Act as transactions by an issuer not involving any public offering, or in reliance on Rule 701 promulgated under Section 3(b) of the Securities Act because the transactions were pursuant to compensatory benefit plans or contracts relating to compensation as provided under Rule 701.

Item 16. Exhibits and Financial Statement Schedules.

Exhibits

See the Exhibit Index immediately preceding the signature page hereto for a list of exhibits filed as part of this registration statement on Form S-1, which Exhibit Index is incorporated herein by reference.

Financial Statement Schedules

All financial statement schedules are omitted because the information called for is not required or is shown either in the financial statements or in the notes thereto.

Item 17. Undertakings.

The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

II-2

EXHIBIT INDEX

Exhibit Number	Description
3.1	Articles of Incorporation of Registrant (incorporated by reference to the Form S-1/ Amendment 4 filed on April 12, 2022; registration number 333-263715)
3.2	Certificate of Designation of Series A Preferred Stock (incorporated by reference to the Form S-1/ Amendment 4 filed on April 12, 2022; registration number 333-263715)
3.3	Bylaws of Registrant (incorporated by reference to the Form S-1/ Amendment 4 filed on April 12, 2022; registration number 333-263715)
3.4	Certificate of Amendment to Designation, filed on December 22, 2022 (incorporated by reference to 8-K filed on December 22, 2022)
5.1	Legal Opinion of Sichenzia Ross Ference LLP*
10.1	Asset/Share Purchase Agreement, dated June 10, 2020, among the Company, Safegard Medical (Hungary) Ktf,, Numan Holding Ltd, Cortrus Services SA and Latitude Investments Limited (incorporated by reference to the Form S-1/ Amendment 4 filed on April 12, 2022; registration number 333-263715)
10.2	Amendment No. 1 to Asset/Share Purchase Agreement, dated June 24, 2020 (incorporated by reference to the Form S-1/ Amendment 4 filed on April 12, 2022; registration number 333-263715)
10.3	Amendment No. 2 to Asset/Share Purchase Agreement, dated August 27, 2020 (incorporated by reference to the Form S-1/ Amendment 4 filed on April 12, 2022; registration number 333-263715)
10.4	Amendment No. 3 to Asset/Share Purchase Agreement, dated October 28, 2020 (incorporated by reference to the Form S-1/ Amendment 4 filed on April 12, 2022; registration number 333-263715)
10.5	Amendment No. 4 to Asset/Share Purchase Agreement, dated July 19, 2021 (incorporated by reference to the Form S-1/ Amendment 4 filed on April 12, 2022; registration number 333-263715)
10.6	Amendment No. 5 to Asset/Share Purchase Agreement, dated February 28, 2022 (incorporated by reference to the Form S-1/ Amendment 4 filed on April 12, 2022; registration number 333-263715)
10.7	Letter, dated September 23, 2021, from Numan Holding Ltd (incorporated by reference to the Form S-1/ Amendment 4 filed on April 12, 2022; registration number 333-263715)
10.8	Employment Agreement, dated September 9, 2021, between the Company and Robert Hayes (incorporated by reference to the Form S-1/ Amendment 4 filed on April 12, 2022; registration number 333-263715)
10.9	Consulting Agreement between the Company and Alan Blackman (incorporated by reference to the Form S-1/ Amendment 4 filed on April 12, 2022; registration number 333-263715)
10.10	Amended Consulting Agreement, dated May 28, 2019, between the Company and Barry Berler (incorporated by reference to the Form S-1/ Amendment 4 filed on April 12, 2022; registration number 333-263715)
10.11	Royalty Agreement, dated July 11, 2017, between Alan Blackman and Barry Berler (incorporated by reference to the Form S-1/ Amendment 4 filed on April 12, 2022; registration number 333-263715)
10.12	Amendment to Royalty Agreement, dated September 4, 2018 (incorporated by reference to the Form S-1/ Amendment 4 filed on April 12, 2022; registration number 333-263715)
10.13	Consulting Agreement, dated January 1, 2021, between the Company and Berry Berler (incorporated by reference to the Form S-1/ Amendment 4 filed on April 12, 2022; registration number 333-263715)
10.14	Note Purchase Agreement, dated December 14, 2021, among the Company and the purchasers named therein (incorporated by reference to the Form S-1/ Amendment 4 filed on April 12, 2022; registration number 333-263715)
10.15	Form of Note (incorporated by reference to the Form S-1/ Amendment 4 filed on April 12, 2022; registration number 333-263715)
10.16	Security Agreement among the Company and the secured parties named therein (incorporated by reference to the Form S-1/ Amendment 4 filed on April 12, 2022; registration number 333-263715)
10.17	Consent to be named as a director nominee of Jason Monroe (incorporated by reference to the Form S-1/ Amendment 4 filed on April 12, 2022; registration number 333-263715)
10.18	Consent to be named as a director nominee of Brenda Baird Simpson (incorporated by reference to the Form S-1/ Amendment 4 filed on April 12, 2022; registration number 333-263715)
10.19	Form of Warrant for this offering (incorporated by reference to the Form S-1/ Amendment 4 filed on April 12, 2022; registration number 333-263715)
10.20	Form of Pre-Funded Warrant for this offering (incorporated by reference to the Form S-1/ Amendment 4 filed on April 12, 2022; registration number 333-263715)
10.21	Form of Warrant Agent Agreement (Pre-Funded Warrants) (incorporated by reference to the Form S-1/ Amendment 4 filed on April 12, 2022; registration number 333-263715)
10.22	2022 Equity Incentive Plan (incorporated by reference to the Form S-1/ Amendment 4 filed on April 12, 2022; registration number 333-263715)
10.23	Plan and Agreement of Merger, dated March 22, 2022, between Sharps Technology, Inc., a Wyoming corporation, and Sharps Technology, Inc., a Nevada corporation (incorporated by reference to the Form S-1/ Amendment 4 filed on April 12, 2022; registration number 333-263715)
10.24	Form of Warrant Agent Agreement (Warrants) (incorporated by reference to the Form S-1/ Amendment 4 filed on April 12, 2022; registration number 333-263715)
10.25	Form of Representative’s Warrant (incorporated by reference to the Form S-1/ Amendment 4 filed on April 12, 2022; registration number 333-263715)
10.26	Amendment No. 6 to Asset/Share Purchase Agreement, dated April 13, 2022 (incorporated by reference to 8-K filed on April 19, 2022)
10.27	Agreement, dated September 29, 2022, by and among Sharps Technology, Inc., InjectEZ, LLC, Nephron Pharmaceuticals Corporation, Nephron SC, Inc. and Nephron Sterile Compounding Center LLC (incorporated by reference to 8-K filed on October 4, 2022)
10.28	Distribution Agreement, dated December 8, 2022, by and among Sharps Technology, Inc., Nephron Pharmaceuticals Corporation and Nephron SC, Inc. (incorporated by reference to 8-K filed on December 13, 2022)
10.29	PIPE Agreement, dated September 27, 2023 (incorporated by reference to 8-K filed on October 3, 2023) Rd Agreement, dated September 27, 2023 (incorporated by reference to 8-K filed on October 3, 2023)
10.30	Registration Rights Agreement, dated September 27, 2023 (incorporated by reference to 8-K filed on October 3, 2023)
10.31	Placement Agent Agreement, dated September 27, 2023 (incorporated by reference to 8-K filed on October 3, 2023)
10.32	Form of Warrant (incorporated by reference to 8-K filed on October 3, 2023)
10.33	Form of RD Pre-Funded Warrant (incorporated by reference to 8-K filed on October 3, 2023)
10.34	Form of PIPE Pre-Funded Warrant (incorporated by reference to 8-K filed on October 3, 2023)
10.35	2023 Equity Incentive Plan (incorporated by reference to 8-K filed on January 27, 2023)
23.1	Consent of Manning Elliott LLP
23	Consent of Sichenzia Ross Ference LLP (included in Exhibit 5.1)
24.1	Power of Attorney
107	Filing Fees Exhibit

* To be filed by amendment.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Melville, State of New York, on the 16th day of October, 2023.

SHARPS TECHNOLOGY, INC

By:	/s/ Robert M. Hayes
Robert M. Hayes
Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Robert M. Hayes	Chief Executive Officer and Director	October 16, 2023
Robert M. Hayes	(Principal Executive Officer)

/s/ Andrew R. Crescenzo	Chief Financial Officer	October 16, 2023
Andrew R. Crescenzo	(Principal Financial and Accounting Officer)

/s/ Alan R. Blackman*	Co-Chairman, Chief Investment Officer	October 16, 2023
Alan R. Blackman	and Chief Operating Officer

/s/ Dr. Soren Bo Christiansen*	Co-Chairman	October 16, 2023
Dr Soren Bo Christiansen

/s/ Paul K. Danner*	Director	October 16, 2023
Paul K. Danner

/s/ Timothy J. Ruemler*	Director	October 16, 2023
Timothy J. Ruemler

* By:	/s/ Robert M. Hayes
Attorney-in-fact

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